CALCULATION OF REGISTRATION FEE

Title of Class of Securities Offered	Amount to be Registered	Amount of Registration Fee
3.000% Fixed Rate Senior Notes due 2020	$1,000,000,000	$100,700

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-190136

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 25, 2013)

Banco Bilbao Vizcaya Argentaria, S.A.

$1,000,000,000 3.000% FIXED RATE SENIOR NOTES DUE 2020

The $1,000,000,000 fixed rate senior notes due 2020 (the “Notes”) will bear interest at 3.000% per year. Interest on the Notes will be payable on each April 20 and October 20 of each year, beginning on April 20, 2016, up to, and including, October 20, 2020 (the “Maturity Date”). The Notes will mature at 100% of their principal amount on the Maturity Date.

Subject to applicable law, the Notes will be unsecured and will rank equally in right of payment with other unsecured unsubordinated indebtedness of Banco Bilbao Vizcaya Argentaria, S.A. (the “Issuer”).

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and of the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 2 of the accompanying prospectus as well as in the documents incorporated by reference.

	Issue Price	Underwriting Discounts and Commissions(1)	Proceeds, before Expenses to the Issuer
Per Note	99.558%	0.350%	99.208%
Total	$995,580,000	$3,500,000	$992,080,000

(1)	The underwriters have agreed to reimburse the Issuer for certain of its out-of-pocket expenses, costs and fees. See “Underwriting”.

Potential investors should review the summary set forth in “Spanish Tax Considerations”, beginning on page S-33, regarding the tax treatment in Spain of income obtained in respect of the Notes.

The Notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

By its acquisition of any Notes, each holder (including each holder of a beneficial interest in a Note) will be deemed to acknowledge, agree to be bound by, and consent to the terms of the Notes related to the exercise of the Spanish Bail-in Power (as defined herein) set forth under “Certain Terms of the Notes—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

We will apply to list the Notes on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Notes.

        The underwriters expect to deliver the Notes in registered book-entry form through the facilities of The Depository Trust Company (“DTC”) for credit to accounts of direct or indirect participants in DTC, including Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”) on or about October 20, 2015, which will be the fifth New York business day following the date of pricing of the Notes (such settlement period being referred to as “T+5”). Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants.

Joint Bookrunners

BBVA	Citigroup	Deutsche Bank Securities	Morgan Stanley

The date of this prospectus supplement is October 13, 2015.

Prospectus Supplement

Prospectus

NOTICE TO INVESTORS

Notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements, or understandings between the Issuer and any holder, by purchasing any Notes offered hereunder, each holder (including each holder of a beneficial interest in the Notes) acknowledges, accepts, consents and agrees to be bound by: (i) the effect of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (as defined below), that may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the Amounts Due (as defined below) on the Notes; (2) the conversion of all, or a portion, of the Amounts Due on the Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Notes; (3) the cancellation of the Notes; (4) the amendment or alteration of the maturity of the Notes or amendment of the amount of interest payable on the Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Certain Terms of the Notes—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

For these purposes, the “Amounts Due” with respect to the Notes means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts (as defined herein), premium (if any) and sinking fund payments (if any) due on the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Relevant Spanish Resolution Authority” refers to the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria) (the “FROB”), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015 (as defined herein), the Bank of Spain and the Spanish Securities Market Commission (CNMV) and any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to the transposition of the BRRD (as defined herein), as amended from time to time, including, but not limited to (i) Law 11/2015, as amended from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended from time to time, and (iii) any other instruments, rules or standards made in connection with either (i) or (ii), pursuant to which any obligation of a Regulated Entity (as defined below) (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period).

“Regulated Entity” means any entity to which Law 11/2015 applies as provided under Article 1.2 of Law 11/2015, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies. The Issuer is a Regulated Entity as of the date of this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement to “we”, “our”, “us”, “Issuer” and “Bank” refer to Banco Bilbao Vizcaya Argentaria, S.A. (including, as the context may require, acting through one of its branches), unless the context otherwise requires, and references to “BBVA”, and “BBVA Group” refer to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

References in this prospectus supplement to “you” mean those who invest in the Notes, whether they are the direct holders or owners of beneficial interests in those securities. Unless otherwise indicated, references to “holders” and “Noteholders” mean those who own securities registered in their own names on the books that we maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through DTC or another depositary or in securities registered in street name.

References in this prospectus supplement to “Spain” refer to the Kingdom of Spain.

References in this prospectus supplement to “$”, “US$”, “U.S. dollars” and “dollars” refer to United States dollars and “€” and “euro” refer to euro.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with different information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus.

We are offering the Notes for sale in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in some jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the Notes and neither we nor the underwriters are soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom it is not permitted to make such offer or sale. We refer you to the information under “Underwriting” in this prospectus supplement. The delivery of this prospectus supplement, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement is correct as of any time subsequent to that date.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus supplement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus supplement. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective” or “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus supplement and certain documents incorporated by reference into this prospectus supplement include forward-looking statements relating but not limited to management objectives, the implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

We have identified some of the risks inherent in forward-looking statements in “Risk Factors” in this prospectus supplement, in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our annual report on Form 20-F for the fiscal year ended December 31, 2014, filed with the SEC on April 15, 2015 and incorporated by reference into this prospectus supplement (the “2014 Form 20-F”), in “Business Overview” and “Operating and Financial Review and Prospects” in our report on Form 6-K furnished to the SEC on September 29, 2015 (SEC Accession No: 0001193125-15-332013) and incorporated by reference into this prospectus supplement (the “1H15 6-K”) and in “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” in Exhibit 99.1 to our report on Form 6-K furnished to the SEC on September 29, 2015 (SEC Accession No: 0001193125-15-331996) and incorporated by reference into this prospectus supplement (the “Recasted 6-K”). Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement and the accompanying prospectus, and you should not consider the factors discussed here or in the sections in our 2014 Form 20-F, our 1H15 6-K or our Recasted 6-K listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:

•	general political, economic and business conditions in Spain, the European Union (“EU”), Latin America, the United States and other regions, countries or territories in which we operate;

•	changes in applicable laws and regulations, including increased capital and provision requirements and taxation, and steps taken towards achieving an EU fiscal and banking union;

•	the monetary, interest rate and other policies of central banks in the EU, Spain, the United States, Mexico, Turkey and elsewhere;

•	changes or volatility in interest rates (including the impact of negative interest rates), foreign exchange rates (including the euro to U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;

•	changes in the real estate sectors in Spain, Mexico and the United States;

•	the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

•	changes in consumer spending and savings habits, including changes in government policies which may influence spending, saving and investment decisions;

•	adverse developments in emerging countries, in particular Latin America and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, international ownership legislation, interest-rate caps and tax policies;

•	uncertanties arising from the results in election processes in different geographies in which we operate such as the Spanish region of Catalonia, which may involve ultimately changes in laws, regulations and policies;

•	our ability to hedge certain risks economically;

•	downgrades in our credit ratings or in the Kingdom of Spain’s credit ratings;

•	the success of our acquisitions (including the recent acquisition of an additional stake in Türkiye Garanti Bankası A.Ş.), divestitures, mergers and strategic alliances;

•	our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

•	the performance of our international operations and our ability to manage such operations;

•	weaknesses or failures in BBVA Group’s internal processes, systems (including information technology systems) and security;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that are not captured by the statistical models we use; and

•	force majeure and other events beyond our control.

The forward-looking statements made in this prospectus supplement speak only as of the date of this prospectus supplement. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures or to reflect the occurrence of unanticipated events, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of certain general features of the offering does not purport to be complete and is taken from and qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The BBVA Group

BBVA is a highly diversified international financial group, with strengths in the traditional banking businesses of retail banking, asset management, private banking and wholesale banking. It also has a portfolio of investments in some of Spain’s leading companies. BBVA, which operates in over 31 countries, is based in Spain and has substantial banking interests in Latin America, the United States, Europe and Turkey. The BBVA group had consolidated assets of approximately €669 billion at June 30, 2015 and profit attributable to parent company of approximately €2,759 million for the six months ended June 30, 2015.

Additional information about BBVA and its subsidiaries is included in the 2014 Form 20-F, the 1H15 6-K and the Recasted 6-K, which are incorporated by reference in this document.

BBVA’s principal executive offices are located at Calle de la Sauceda, 28, 28050 Madrid, Spain, and its telephone number at that location is +34-91-537-7000.

Recent Developments

Transformation strategy and changes to organizational structure

In May 2015, BBVA’s Board of Directors approved changes to BBVA’s organizational structure with the aim to accelerate its transformation. The new structure seeks to globally boost results in all franchises, increase the development of digital products and services, transform the business model of each geographic market where BBVA is present, accelerate cultural change at BBVA toward a more flexible and agile organization and add critical competencies in key areas for transformation such as digital marketing, design of customer experience, software development and big data. As part of the organizational changes implemented by BBVA, Carlos Torres Vila was appointed president and chief operating officer. In addition, new units were created with the goal to support BBVA’s transformation strategy and changes were made to the composition and organizational structure of certain areas of support and control within the BBVA Group.

The Offering Summary

Issuer	Banco Bilbao Vizcaya Argentaria, S.A.

Trustee and Paying Agent	The Bank of New York Mellon will be acting, through its London Branch, as the trustee and paying agent with respect to the Notes under, and as such terms are defined in, the Indenture (as defined herein).

Notes Offered	$1,000,000,000 aggregate principal amount of fixed rate senior notes due 2020. The Notes will bear the following CUSIP: 05946K AD3 and the following ISIN: US05946KAD37.

Issue Price	99.558%.

Issue Date	October 20, 2015.

Maturity Date	October 20, 2020.

Interest Payable on the Notes	The Notes will bear interest at 3.000% per year, payable on April 20 and October 20 of each year, beginning on April 20, 2016, up to, and including, the Maturity Date.

Denomination, Minimum Purchase Amount and Form; Clearing and Settlement	The Notes will be issued only in registered form in denominations of $1,000 with increments of $1,000 thereafter. The minimum initial purchase amount of the Notes is $200,000. All payments on or in respect of the Notes will be made in U.S. dollars. The Notes will be initially represented by one or more global security certificates (each, a “Global Certificate”) which will be deposited with a custodian for DTC and Notes represented thereby will be registered in the name of Cede & Co., as nominee for DTC.

Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its participants. You will not receive certificated notes (as defined in the accompanying prospectus) unless one of the events described under the heading “Description of the Notes of BBVA—Global Certificates,” in the accompanying prospectus, occurs.

Status of the Notes	The Notes will constitute direct, unconditional, unsubordinated and unsecured indebtedness of the Issuer and will rank pari passu among themselves and with all other unsubordinated and unsecured indebtedness of the Issuer, but in the event of insolvency only to the extent permitted by Law 22/2003 (Ley Concursal) dated July 9, 2003, as amended, regulating insolvency proceedings in Spain, or other laws relating to or affecting the enforcement of creditors’ rights in Spain.

The Notes will be effectively subordinated to all of the Issuer’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and other obligations that rank senior under Spanish law. As of June 30, 2015, the Issuer had an aggregate of €35,406 million of outstanding secured indebtedness and €11,122 million of outstanding unsecured indebtedness. For additional information about the Issuer’s principal transactions since June 30, 2015, see “Consolidated Capitalization and Indebtedness of the BBVA Group”.

The Notes are subject to, can be varied, or can change form, if necessary, to give effect to, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Agreement with Respect to the Exercise of Spanish Bail-in Power	Notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements, or understandings between the Issuer and any holder, by purchasing any Notes offered hereunder, each holder (including each holder of a beneficial interest in the Notes) acknowledges, accepts, consents and agrees to be bound by: (i) the effect of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, that may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the Amounts Due on the Notes; (2) the conversion of all, or a portion, of the Amounts Due on the Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Notes; (3) the cancellation of the Notes; (4) the amendment or alteration of the maturity of the Notes or amendment of the amount of interest payable on the Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Certain Terms of the Notes—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Early Redemption for Taxation or Listing Reasons	In the event of various tax law changes that would require the Issuer to pay Additional Amounts on the Notes, the Issuer may redeem all, but not less than all, of the Notes prior to maturity. See “Certain Terms of the Notes—Redemption—Early Redemption for Taxation or Listing Reasons” in this prospectus supplement.

In addition, if the Notes are not listed on an organized market in an Organization for Economic Co-operation and Development (“OECD”) country by the date that is 45 days prior to the initial Interest Payment Date on the Notes, the Issuer may, at its election and having given not less than 15 days’ notice to the holders of the Notes in accordance with the terms described under the heading “Certain Terms of the Notes—Notices”, redeem all of the outstanding Notes (any such redemption, a “Redemption for Failure to List”). In the event of a Redemption for Failure to List of the Notes, the Issuer will be required to withhold tax and will pay any income in respect of the Notes redeemed net of the Spanish withholding tax applicable to such payments (currently 19.5% and 19% from January 1, 2016). If this were to occur, owners of a beneficial interest in such Notes (each, a “Beneficial Owner”) would have to follow the Direct Refund from Spanish Tax Authorities Procedures set forth in Annex A to this prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Optional Redemption of the Notes	The Issuer may, at its election and having given not less than 30 nor more than 60 days’ notice to the holders of the Notes in accordance with the terms described under the heading “Certain Terms of the Notes—Notices”, redeem from time to time all or a portion of the outstanding Notes at a redemption price determined in the manner set forth in this prospectus supplement. See “Certain Terms of the Notes—Redemption—Optional Redemption of the Notes”.

Purchases of the Notes	The Issuer and any of its subsidiaries may at any time purchase the Notes in the open market or otherwise and at any price in accordance with any applicable laws and regulations.

Use of Proceeds	We expect that the net proceeds from this offering, after deducting the underwriters’ discounts but before expenses, will be approximately $992,080,000. The proceeds of the issue of the Notes, after deducting the underwriters’ discounts and paying any issue expenses, will be used for the BBVA Group’s general corporate purposes. See “Use of Proceeds”.

Spanish Tax Law Requirements	Under the regulations established by Royal Decree 1065/2007, income obtained in respect of the Notes will not be subject to withholding tax in Spain, provided certain requirements are met, including that the Paying Agent provides the Issuer, in a timely manner, with a duly executed and completed payment statement (the “Payment Statement”). See “Spanish Tax Considerations—Compliance with Certain Requirements in Connection with Income Payments”. For these purposes, “income” means interest paid on an Interest Payment Date (as defined herein) or the amount of the difference, if any, between the aggregate redemption price paid upon the redemption of the Notes (or a portion thereof) and the aggregate principal amount of such Notes (other than in the event of a Redemption for Failure to List), as applicable.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of Notes (other than in the event of a Redemption for Failure to List), then the related payment will be subject to Spanish withholding tax, currently at the rate of 19.5% (19% from January 1, 2016). In such an event, the Issuer will pay the relevant Noteholder such additional amounts as may be necessary in order that the net amount received by such Noteholder after such withholding equals the sum of the respective amounts of principal, premium, if any, and interest, if any, which would otherwise have been receivable in respect of the Notes in the absence of such withholding.

Listing	We will apply to list the Notes on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Notes.

Governing Law	The Notes and the Indenture will be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Issuer of the Indenture and the Notes and the issuance of the Notes shall be governed by and construed in accordance with Spanish law.

Settlement	The underwriters expect to deliver the Notes to purchasers in registered form through DTC for credit to accounts of direct or indirect participants in DTC, including Clearstream, Luxembourg and Euroclear, on or about October 20, 2015 which will be the fifth New York business day following the date of pricing of the Notes (such settlement period being referred to as “T+5”).

Conflicts of Interest	BBVA Securities Inc. is a subsidiary of the Issuer. BBVA Securities Inc. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. Neither BBVA Securities Inc. nor any of our other affiliates may make sales in this offering to any discretionary account without the specific written approval of the accountholder.

Risk Factors

Investing in the Notes involves risks. In addition to the information contained in or incorporated by reference into this prospectus supplement, you should carefully consider the risk factors detailed under “Risk Factors” in this prospectus supplement, under “Risk Factors” in the accompanying prospectus and under “Item 3. Key Information—Risk Factors” in the 2014 Form 20-F.

RISK FACTORS

Investing in the Notes involves risks. You should carefully consider the risk factors contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, including, but not limited to, those risk factors in “Item 3. Key Information—Risk Factors” in our 2014 Form 20-F, in deciding whether to invest in the Notes. Any of the risks described below, in the accompanying prospectus or in the documents incorporated by reference into this prospectus supplement, if they actually occur, could materially and adversely affect our business, results of operations, prospects and financial condition and the value of your investments.

Risks Relating to BBVA

For a description of other risks associated with BBVA, see “Item 3. Key Information—Risk Factors” of our 2014 Form 20-F.

Contributions for assisting in the future recovery and resolution of the Spanish banking sector may have a material adverse effect on BBVA’s business, financial condition and results of operations.

Spanish Law 11/2015 of June 18, on the Recovery and Resolution of Credit Institutions and Investment Firms (Ley de Recuperación y Resolución de Entidades de Crédito y Empresas de Servicios de Inversión) (“Law 11/2015”) has established a requirement for Spanish credit institutions, including us, to make, beginning in fiscal year 2015 and payable upon the request of the FROB, at least an annual ordinary contribution to the National Resolution Fund (Fondo de Resolución Nacional) in addition to the annual contribution to be made to the Deposit Guarantee Fund (Fondo de Garantía de Depósitos) by member institutions. The total amount of contributions to be made to the National Resolution Fund by all Spanish banking entities must equal at least 1% of the aggregate amount of all deposits guaranteed by the Deposit Guarantee Fund.

Furthermore, Law 11/2015 has also established an additional charge (tasa), beginning in fiscal year 2015 and payable upon the request of the FROB, which shall be used to further fund the activities of the FROB, in its capacity as a resolution authority, which charge shall equal 2.5% of the above annual ordinary contribution to be made to the National Resolution Fund.

In addition, we may need to make contributions to the EU Single Resolution Fund, once the National Resolution Fund has been integrated into it, and we will have to pay supervisory fees to the Single Supervisory Mechanism (the “SSM”). See “Item 3. Key Information—Risk Factors—Legal, Regulatory and Compliance Risks—Regulatory developments related to the EU fiscal and banking union may have a material adverse effect on the Guarantor’s business, financial condition and results of operations” in our 2014 Form 20-F.

Any levies, taxes or funding requirements imposed on BBVA pursuant to the foregoing or otherwise in any of the jurisdictions where it operates could have a material adverse effect on its business, financial condition and results of operations.

Risks Relating to the Notes

The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. Other powers contained in Law 11/2015 may affect your rights under, and the value of your investment in, the Notes.

The Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms (“BRRD”) and its partial implementation in Spain through Law 11/2015 is designed to provide authorities with a credible set of tools to intervene sufficiently early and quickly in unsound or failing credit institutions and investment firms (“institutions”) so as to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the economy and financial system.

In accordance with Article 20 of Law 11/2015, an institution will be considered as failing or likely to fail in any of the following circumstances: (i) it is, or is likely in the near future to be, in significant breach of its solvency or any other requirements necessary for maintaining its authorization; (ii) its assets are, or are likely in the near future to be, less than its liabilities; (iii) it is, or is likely in the near future to be, unable to pay its debts as they fall due; or (iv) it requires extraordinary public financial support (except in limited circumstances). The determination that an institution is no longer viable may depend on a number of factors which may be outside of that institution’s control.

As provided in the BRRD, Law 11/2015 contains four resolution tools and powers which may be used alone or in combination where the Relevant Spanish Resolution Authority considers that (a) an institution is failing or likely to fail, (b) there is no reasonable prospect that any alternative private sector measures would prevent the failure of such institution within a reasonable timeframe, and (c) a resolution action is in the public interest. The four resolution tools are: (i) sale of business—which enables resolution authorities to direct the sale of the institution or the whole or part of its business on commercial terms; (ii) bridge institution—which enables resolution authorities to transfer all or part of the business of the institution to a “bridge institution” (an entity created for this purpose that is wholly or partially in public control); (iii) asset separation—which enables resolution authorities to transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only); and (iv) bail-in—which gives resolution authorities the Spanish Bail-in Power, including the ability to write down and/or to convert into equity or other securities or obligations (which securities and obligations could also be subject to any future application of the Spanish Bail-in Power) certain unsecured debt claims, including, in the case of the Issuer, the Notes.

By its acquisition of the Notes, each holder (including, for these purposes, each holder of a beneficial interest in a Note) will acknowledge, accept, consent and agree to be bound by the effect of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes. See “Certain Terms of the Notes—Agreement with Respect to the Exercise of the Spanish Bail-in Power” and “—Under the terms of the Notes, you have agreed to be bound by the exercise of any Spanish Bail-in Power by the Relevant Spanish Resolution Authority”. In addition, you may have limited or circumscribed rights to challenge any decision of the Spanish Resolution Authority to exercise its Spanish Bail-in Power.

Law 11/2015 provides that the general bail-in tool shall be applied from January 1, 2016. From this date, the Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may result in, among others, a write-down and/or conversion into equity or other securities or obligations of amounts due under such Notes, and the exercise of any such power may result in Noteholders losing some or all of their investment or otherwise having their rights under such Notes adversely affected. For example, the Spanish Bail-in Power may be exercised in such a manner as to result in Noteholders receiving a different security, which may be worth significantly less than the Notes and which may have significantly fewer protections than those afforded to investors by the terms of the Notes. Moreover, the exercise of the Spanish Bail-in Power with respect to the Notes or the taking by an authority of any other action under Law 11/2015 or any similar law with respect to BBVA, or any suggestion that the exercise or taking of any such action may happen, could materially adversely affect the rights of Noteholders, the price or value of the Notes and/or the ability of BBVA to satisfy its obligations under the Notes.

Furthermore, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes is likely to be inherently unpredictable and may depend on a number of factors which may be outside of BBVA’s control. In addition, as the Relevant Spanish Resolution Authority will retain an element of discretion, holders of the Notes may not be able to refer to publicly available criteria in order to anticipate any potential exercise of any such Spanish Bail-in Power. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any Spanish Bail-in Power by the Relevant Spanish Resolution Authority may occur. The uncertainty may adversely affect the value of the Notes and the market price and trading behavior of the Notes may be affected by the threat of a possible exercise by the Relevant Spanish Resolution Authority of its Spanish Bail-in Power even if the likelihood of such exercise is remote. Moreover, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power without providing any advance notice to the holders of the Notes.

In addition, the European Banking Authority’s preparation of certain regulatory technical standards and implementing technical standards to be adopted by the European Commission and certain other guidelines is pending. These acts could be potentially relevant to determining when or how a Relevant Spanish Resolution Authority may exercise the Spanish Bail-in Power. This pending acts include guidelines on the treatment of shareholders in bail-in or the write-down and conversion of capital instruments, and on the rate of conversion of debt to equity in any bail-in. We cannot assure you that, once adopted, these standards will not be detrimental to your rights under, and the value of your investment in, the Notes.

Under the terms of the Notes, you have agreed to be bound by the exercise of any Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Pursuant to Article 46 of Law 11/2015, which implements Article 55 of the BRRD, subject to limited exceptions, unsecured liabilities of a financial institution governed by the laws of a third-country (which include the Notes) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the Spanish Bail-in Power and agree to be bound by the exercise of those powers by the Relevant Spanish Resolution Authority.

Notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements, or understandings between the Issuer and any holder, by purchasing any Notes offered hereunder, each holder (including each holder of a beneficial interest in the Notes) acknowledges, accepts, consents and agrees to be bound by: (i) the effect of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, that may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the Amounts Due on the Notes; (2) the conversion of all, or a portion, of the Amounts Due on the Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Notes; (3) the cancellation of the Notes; (4) the amendment or alteration of the maturity of the Notes or amendment of the amount of interest payable on the Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Any Spanish Bail-in Power may be exercised in such a manner as to result in you losing the value of all or a part of your investment in the Notes or receiving a different security from the Notes, which may be worth significantly less than the Notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the Relevant Spanish Resolution Authority may exercise its authority to implement the Spanish Bail-in Power without providing any advance notice to the holders of the Notes. For more information, see “Certain Terms of the Notes—Agreement with Respect to the Exercise of the Spanish Bail-in Power” and “—The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. Other powers contained in Law 11/2015 may affect your rights under, and the value of your investment in, the Notes”.

Certain dealings in the Notes may be subject to a financial transaction tax.

On February 14, 2013 the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances. The issuance and subscription of Notes should, however, be exempt.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

Joint statements issued by participating Member States indicate an intention to implement the FTT by January 1, 2016. However, the FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. Additional EU Member States may decide to participate.

If introduced, certain dealings in the Notes may be subject to the FTT. Neither the Issuer nor any paying agent nor any other person would be obliged to pay Additional Amounts with respect to any Note as a result of the imposition of such tax.

An active trading market may not develop for the Notes.

Prior to the offering, there was no existing trading market for the Notes. We intend to apply for listing of the Notes on the New York Stock Exchange. If, however, an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case, holders of the Notes may not be able to sell Notes at a particular time or may not be able to sell Notes at a favorable price. The liquidity of any market for the Notes will depend on a number of factors including:

•	the number of holders of the Notes;

•	our ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

We cannot assure you that an active market for the Notes will develop or, if developed, that it will continue.

Your right to receive payments of interest and principal on the Notes is effectively junior to certain other obligations of the Issuer.

The Notes will constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and will rank pari passu without any preference among themselves and (subject to any applicable statutory exceptions) the payment obligations of the Issuer under the Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness, present and future, of the Issuer, but in the event of insolvency only to the extent permitted by Law 22/2003 (Ley Concursal) dated July 9, 2003, as amended, regulating insolvency proceedings in Spain, or other laws relating to or affecting the enforcement of creditors’ rights in Spain. In particular, the obligations of the Issuer under the Notes will be effectively subordinated to those obligations of the Issuer that are preferred under Law 22/2003.

The Notes will be effectively subordinated to all of the Issuer’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and other obligations that rank senior under Spanish law. At June 30, 2015, the Issuer had an aggregate of €35,406 million of secured indebtedness outstanding and €11,122 million of unsecured indebtedness outstanding.

In addition, the Notes will also be structurally subordinated to all indebtedness of subsidiaries of the Issuer insofar as any right of the Issuer to receive any assets of any of its subsidiaries or equity affiliates upon any liquidation, dissolution, winding up, receivership or reorganization or any bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of the Notes to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary’s or equity affiliate’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary).

Moreover, the Notes are subject to, can be varied, or can change form, if necessary, to give effect to, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (see “—The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. Other powers contained in Law 11/2015 may affect your rights under, and the value of your investment in, the Notes”).

Our credit ratings may not reflect all risks of an investment in the Notes.

Credit ratings may not reflect the potential impact of all risks related to structure and market of the Notes, and do not address the price, if any, at which the Notes may be resold prior to maturity (which may be substantially less than the original offering price of the Notes), and other factors that may affect the value of the Notes. However, real or anticipated changes in our credit ratings will generally affect the market values of the Notes. A credit rating is not a recommendation to buy, sell or hold the Notes and may be revised or withdrawn by the rating agency at any time.

We may redeem the Notes at any time for certain tax reasons.

In the event of various tax law changes that would require the Issuer to pay Additional Amounts on the Notes, the Issuer may redeem all, but not less than all, of the Notes prior to maturity. See “Certain Terms of the Notes—Redemption—Early Redemption for Taxation or Listing Reasons” in this prospectus supplement.

If the Notes are not listed on an organized market in an OECD country by the date that is 45 days prior to the initial Interest Payment Date for the Notes, the Issuer may, at its election, redeem the Notes without penalty or premium.

If the Notes are not listed on an organized market in an OECD country by the date that is 45 days prior to the initial Interest Payment Date on the Notes, the Issuer may, at its election and having given no less than 15 days’ notice to the holders of the Notes in accordance with the terms described under the heading “Certain Terms of the Notes—Notices”, redeem all of the outstanding Notes at their principal amount without any penalty or premium in respect thereof, together with accrued interest, if any, thereon to but not including the redemption date. In the event of a Redemption for Failure to List of the Notes, the Issuer will be required to withhold tax and will pay any income in respect of the Notes redeemed net of the Spanish withholding tax applicable to such payments (currently 19.5% and 19% from January 1, 2016). If this were to occur, Beneficial Owners would have to follow the Direct Refund from Spanish Tax Authorities Procedures set forth in Annex A to this prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled. See “Spanish Tax Considerations—Senior Notes and Subordinated Notes—2. Tax Rules for Senior Notes and Subordinated Notes not Listed on an Organized Market in an OECD Country” in the accompanying prospectus. The Issuer will apply to list the Notes on the New York Stock Exchange; however, no such listing can be assured. See “Certain Terms of the Notes—Redemption—Early Redemption for Taxation or Listing Reasons”.

BBVA has the right to redeem the Notes at its option, which may limit the market value of the Notes and an investor may not be able to reinvest the redemption proceeds in a manner which achieves a similar effective return.

An optional redemption feature is likely to limit the market value of the Notes, as the market value of such securities generally will not rise substantially above the price at which they can be redeemed. BBVA may be expected to redeem Notes when its cost of borrowing is lower than the interest rate on the Notes. At those times, an investor may not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the Notes being redeemed. Potential investors should consider reinvestment risk in light of other investments available at that time.

You may be unable to enforce judgments obtained in U.S. courts against the Issuer.

Substantially all the directors and executive officers of the Issuer are not residents of the United States, and substantially all the assets of the Issuer are located outside of the United States. As a consequence, you may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. Spanish counsel has advised that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against the Issuer predicated solely upon the securities laws of the United States.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges, using financial information compiled from the consolidated financial statements for the six months ended June 30, 2015 and the years ended December 31, 2014, 2013, 2012, 2011 and 2010:

	Six Months Ended June 30, 2015(1)(2)	Year Ended December 31,
		2014(2)	2013(2)	2012(2)	2011(2)	2010(2)
EU-IFRS
Ratio of earnings to fixed charges:
Including interest on deposits	2.16	1.51	1.10	1.16	1.33	1.73
Excluding interest on deposits	3.48	2.15	1.21	1.31	1.61	2.30

(1)	Unaudited.
(2)	In accordance with International Financial Reporting Standards adopted by the EU (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2004 (“Circular 4/2004”) and in compliance with International Financial Reporting Standards as issued by the International Acounting Standards Board (“IFRS-IASB”).

USE OF PROCEEDS

We expect the net proceeds from this offering, after deducting the underwriters’ discounts but before expenses, will be approximately $992,080,000. The proceeds of the issue of the Notes, after deducting the underwriters’ discounts and paying any issue expenses, will be used for the BBVA Group’s general corporate purposes.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP

The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB as of June 30, 2015 and on an as adjusted basis as of such date to reflect this offering.

	As of June 30, 2015	As of June 30, 2015 as Adjusted(1)
	(euro in millions)
Outstanding indebtedness(2)
Short-term indebtedness(3)	16,411	16,411
Long-term indebtedness	60,733	61,627
Of which: Preferred securities(4)	974	974

Total Indebtedness(5)	77,144	78,038

Stockholders’ equity
Ordinary shares, nominal value €0.49 each	3,090	3,090
Ordinary shares held by consolidated companies	(75)	(75)
Reserves	49,337	49,337
Dividends	(175)	(175)
Valuation adjustments	(2,909)	(2,909)
Total stockholders’ equity	49,269	49,269

Preferred shares	—	—
Non-controlling interest	1,728	1,728

Total capitalization and indebtedness	128,141	129,035

(1)	As adjusted to reflect the offering of $1,000,000,000 aggregate principal amount of the Notes converted into euro at the European Central Bank buying rate for euro at June 30, 2015 of $1.1189 per €1.00. The European Central Bank buying rate for euro at October 13, 2015 was $1.1374 per €1.00.
(2)	No third party has guaranteed any of the debt of the BBVA Group.
(3)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of June 30, 2015.
(4)	Under EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB, preferred securities are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.
(5)	Approximately 27% of the BBVA Group’s indebtedness was secured as of June 30, 2015.

Since June 30, 2015, the BBVA Group has not issued securities in a material aggregate amount.

CERTAIN TERMS OF THE NOTES

The Notes will be issued under the indenture (the “Base Indenture”) dated July 25, 2013 among BBVA, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented, with respect to the Notes, by the First Supplemental Indenture, to be dated as of or around October 20, 2015, among the Issuer and The Bank of New York Mellon, acting through its London Branch, as Trustee, paying agent (the “Paying Agent”) and transfer agent (the Base Indenture, as supplemented with respect to the Notes, the “Indenture”). The Bank of New York Mellon will also act as security registrar under the Indenture. The Notes will be issued pursuant to the resolution adopted by the general shareholders’ meeting of the Issuer on March 13, 2015 and the resolution of the board of directors of the Issuer adopted on September 30, 2015 and reflected in a public deed of issuance (the “Public Deed of Issuance”) executed on or prior to the date of settlement of the offering, which is currently expected to be on or around October 20, 2015. The Notes shall be designated Series BONOS SIMPLES OCTUBRE 2015-SEC4 of the Issuer, in the Public Deed of Issuance. The First Supplemental Indenture will amend, restate and supplement the Base Indenture in certain material respects.

The information set forth below supersedes, with respect to the Notes, the information contained in the “Description of the Notes of BBVA” in the accompanying prospectus, except that the information included under the following sub-captions of “Description of the Notes of BBVA” in the accompanying prospectus will continue to be applicable, to the extent relevant, to the Notes: “General”, “Form, Transfer, Payment and Paying Agents” and “Global Certificates”.

The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of the terms provided therein. Whenever we refer to specific provisions of or terms defined in the Indenture in this prospectus supplement we incorporate by reference into this prospectus supplement such specific provisions of or terms defined in the Indenture. The Base Indenture has been and the First Supplemental Indenture will be filed as exhibits to the registration statement of which this prospectus supplement forms part. Upon request, you may obtain a copy of the Indenture from the Trustee.

The Issuer may issue future notes under other indentures or documentation which contain provisions different from those included in the Indenture. The Issuer is not prohibited under the Notes or the Indenture from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the Notes or the Indenture.

General

The Notes will be issued in $1,000,000,000 aggregate principal amount and will mature at 100% of their principal amount on October 20, 2020 (the “Maturity Date”). The Notes will be issued only in registered form in denominations of $1,000 with increments of $1,000 thereafter. The minimum initial purchase amount of the Notes is $200,000. No Notes will be entitled to the benefit of any sinking fund or similar custodial arrangement.

The Indenture provides that, in addition to the Notes, notes, bonds and other evidences of indebtedness of other series may in the future be issued thereunder without limitation as to aggregate principal amount. The Issuer may from time to time, without the consent of the holders of the Notes, create and issue further notes having the same terms and conditions as the previously issued Notes in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue may be consolidated and form a single series with the outstanding Notes; provided, however, that any such further issuance will only be made if either such additional notes are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Payment of Interest

The Notes will bear interest from October 20, 2015 at an annual rate of 3.000%. The Issuer will pay interest in arrears on the Notes semi-annually on April 20 and October 20 of each year, beginning on April 20, 2016, up to, and including, the Maturity Date or any date of earlier redemption. Each of the dates on which interest on the Notes is payable is referred to as an “Interest Payment Date”. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date for the Notes, on each Interest Payment Date for such Notes, the Issuer will pay interest on the Notes for the period commencing on and including the immediately preceding Interest Payment Date for such Notes and ending on and including the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including October 20, 2015 and ending on and excluding April 20, 2016.

If any Interest Payment Date falls on a day that is not a Business Day (as defined below), the related interest or principal payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Maturity Date or date of earlier redemption falls on a day that is not a Business Day, payment of principal and interest on the Notes will be made on the next day that is a Business Day, and no interest on such Notes will accrue for the period from and after the Maturity Date or date of earlier redemption. For the purposes of this prospectus supplement, a “Business Day” is a day (other than a Saturday or a Sunday) on which foreign exchange markets are open for business in New York City that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City and on which the TARGET2 system is open.

Interest on each Note will be paid only to the person in whose name such Note was registered at the close of business on the 15th calendar day prior to the applicable Interest Payment Date (each such date, a “Regular Record Date”). Notwithstanding the Regular Record Dates established in the terms of the Notes, the Issuer has been advised by DTC that through their accounting and payment procedures they will, in accordance with their customary procedures, credit interest payments received by DTC on any Interest Payment Date based on DTC participant holdings of the Notes on the close of business on the New York business day immediately preceding each such Interest Payment Date.

Payments of Additional Amounts

Any amounts to be paid with respect to the Notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, the Issuer will pay to the relevant holder such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received by the holders, after such withholding or deduction equals the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, which would otherwise have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to any Note:

(a) to, or to a third party on behalf of, a holder who is liable for such taxes or duties by reason of such holder (or the Beneficial Owner for whose benefit such holder holds such Note) having some connection with Spain other than the mere holding of such Note (or such beneficial interest) or the mere crediting of the Note to such holder’s account; or

(b) presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c) except where the tax, assessment or other governmental charge is imposed or levied on amounts paid on the Notes as a result of the Notes not being listed on an OECD country (other than the amounts to be paid by the Issuer in connection with (f) below), in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the holder or Beneficial Owner of that Note to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or Beneficial Owner of that Note, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge; or

(d) where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or any other Directive amending, supplementing or replacing such Directive or any law implementing or complying with, or introduced in order to conform to, such Directives; or

(e) presented for payment (where presentation is required) by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note to another paying agent; or

(f) in the event that such Note is redeemed pursuant to a Redemption for Failure to List (as such term is defined below under “—Redemption—Early Redemption for Taxation or Listing Reasons”).

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole Beneficial Owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a Beneficial Owner who would not have been entitled to the Additional Amounts had it been the holder.

No Additional Amounts will be paid by the Issuer or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the Notes where such deduction or withholding is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

As used above, “Relevant Date” means the date on which any payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to the holders, notice to that effect is duly given to the holders in accordance with the provisions set forth under “—Notices” below.

Any reference to principal, interest or premium shall be deemed to include Additional Amounts to the extent payable in respect thereof.

Redemption

Optional Redemption of the Notes

The Issuer may redeem all or a portion of the Notes at its election at any time or from time to time as set forth below. Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date to each holder of Notes to be redeemed at his or her address appearing in the register kept by the Trustee, with a copy being sent to the Trustee. See “—Common Terms” below. The Issuer may redeem such Notes at a redemption price equal to the greater of:

•	100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such Notes; and

•	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the redemption date) discounted to the redemption date of the Notes being redeemed on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points for the Notes being redeemed, plus accrued and unpaid interest on the principal amount of such Notes (or any portion thereof) being redeemed to, but excluding, the redemption date of the Notes (or any portion thereof) being redeemed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer and may include an underwriter or its affiliate.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC and their respective affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of such Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the redemption date.

Early Redemption for Taxation or Listing Reasons

The Issuer may redeem the Notes in whole but not in part if, as a result of any change in or amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, the Issuer would become obligated to pay Additional Amounts in making any payments under the Notes, as described in the section entitled “—Payments of Additional Amounts” above, with respect to such payment, provided that the Issuer is not permitted to give notice to the Trustee of the redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to deduct or withhold tax or pay Additional Amounts were a payment on the Notes then due. In the event of such a redemption, the redemption price of the Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption.

If the Issuer elects to redeem the Notes, they will cease to accrue interest from the redemption date, unless the Issuer fails to pay the redemption price on the payment date.

In the case of any merger, consolidation, sale, conveyance or lease not considered an event of default, or in the case of any assumption of obligations under the Notes permitted by the Indenture by a successor, if the acquiring, resulting or successor corporation is not incorporated or tax resident in Spain, the acquiring, resulting or successor corporation will also be entitled to redeem the Notes in the circumstances described above for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such corporation’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of the merger, consolidation, sale, conveyance, lease or assumption.

In addition, if the Notes are not listed on an organized market in an OECD country by the date that is 45 days prior to the initial Interest Payment Date on the Notes, the Issuer may, at its election and having given no less than 15 days’ notice to the holders of the Notes in accordance with the terms described below under “—Notices” and the Indenture, redeem all of the outstanding Notes at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date (any such redemption, a “Redemption for Failure to List”); provided that from and including the issue date of the Notes to and including such Interest Payment Date, the Issuer will use its reasonable efforts to obtain or maintain such listing, as applicable. See “—Common Terms” below.

In the event of a Redemption for Failure to List, the Issuer will be required to withhold tax and will pay interest in respect of the principal amount of the Notes redeemed net of the Spanish withholding tax applicable to such payments (currently 19.5% and 19% from January 1, 2016). If this were to occur, Beneficial Owners would have to follow the Direct Refund from Spanish Tax Authorities Procedures set forth in Annex A to this prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

For a description of the Spanish tax treatment applicable to income, if any, paid on the Notes in the event of a Redemption for Failure to List, see “Spanish Tax Considerations—Senior Notes and Subordinated Notes—2. Tax Rules for Senior Notes and Subordinated Notes not Listed on an Organized Market in an OECD Country” in the accompanying prospectus.

Common Terms

If the Issuer has elected to redeem the Notes but prior to the payment of the redemption price with respect to such redemption the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price will be due and payable.

Status

The Notes will constitute direct, unconditional, unsubordinated and unsecured indebtedness of the Issuer and will rank pari passu among themselves and with all other present and future unsubordinated and unsecured indebtedness of the Issuer, but in the event of insolvency only to the extent permitted by Law 22/2003 (Ley Concursal) dated July 9, 2003, as amended, regulating insolvency proceedings in Spain, or other laws relating to or affecting the enforcement of creditors’ rights in Spain.

The Notes will be effectively subordinated to all of the Issuer’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and other obligations that rank senior under Spanish law.

In addition, the Notes will also be structurally subordinated to all indebtedness of subsidiaries of the Issuer insofar as any right of the Issuer to receive any assets of any of its subsidiaries or equity affiliates upon any liquidation, dissolution, winding up, receivership or reorganization or any bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of the Notes to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary’s or equity affiliate’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary).

Moreover, the Notes are subject to, can be varied, or can change form, if necessary, to give effect to, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, and no holder of any Note shall have any claim against the Issuer in connection with or arising out of any such exercise. No repayment of payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. See “Risk Factors—Risks Relating to the Notes—You have agreed to be bound by any exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes” and “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

Events of Default

Except as provided in the second paragraph immediately below, “Event of Default”, wherever used below with respect to the Notes, means any one of the following events:

•	default by the Issuer in the payment of the principal of any Note when due and payable at its maturity and such default is not remedied within 14 days;

•	default by the Issuer in the payment of any interest on or any Additional Amounts payable in respect of any Note when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 21 days;

•	default by the Issuer in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a Note, and such default is not remedied in 30 days;

•	default in the performance or breach of certain covenants or warranties of the Issuer in the Indenture or the Notes, and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by any holder or the holders of any outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Issuer or an order of any competent court or administrative agency is made or a resolution is passed by the Issuer for the dissolution or winding up of the Issuer, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act (as defined below) of the holders of the Notes, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to Article 1 of Law 10/2014 of June 26, on regulation, oversight and solvency of credit institutions, as amended from time to time) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Issuer immediately prior to such reconstruction or merger or amalgamation;

•	the Issuer is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by the Issuer to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings (procedimientos concursales) in relation to the Issuer or of a substantial part of its assets (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days);

•	the Issuer (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders of the Notes, or where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Issuer immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to directly or indirectly carry on the whole or substantially the whole of its business; or

•	a holder of a security interest takes possession of the whole or any substantial part of the assets or business of the Issuer or an order of any competent court or administrative agency is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to the Issuer or in relation to the whole or any substantial part of the business or assets of the Issuer (in each case, other than in connection with a Resolution (as defined below) or an Early Intervention (as defined below) with respect to the Issuer), or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of the Issuer and is not discharged within 30 days.

For the purpose of the above definition, a report by the external auditors from time to time of the Issuer as to whether any part of the business or assets of the Issuer is “substantial” shall, in the absence of manifest error, be conclusive.

Notwithstanding the above, any Resolution or Early Intervention with respect to the Issuer will not, in and of itself and without regard to any other fact or circumstance, constitute an Event of Default under the fifth and sixth bullet points set forth above with respect to the Notes. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Notes, or the conversion thereof into another security or obligation of the Issuer or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Issuer, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, will constitute an Event of Default. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the Indenture to be given or taken by holders of the Notes and the instrument or instruments in which such action is embodied and evidenced by.

“Amounts Due” with respect to the Notes means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts, premium (if any) and sinking fund payments (if any) due on the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Early Intervention” means, with respect to any Regulated Entity, that any Relevant Spanish Resolution Authority shall have announced or determined that such Regulated Entity has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015, as amended from time to time.

“Regulated Entity” means any entity to which Law 11/2015 applies as provided under Article 1.2 of Law 11/2015, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies. The Issuer is a Regulated Entity as of the date of this prospectus supplement.

“Relevant Spanish Resolution Authority” refers to the FROB, the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, the Bank of Spain and the Spanish Securities Market Commission (CNMV) and any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

“Resolution” means, with respect to any Regulated Entity, that any Relevant Spanish Resolution Authority shall have announced or determined that such Regulated Entity has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015, as amended from time to time.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to the transposition of the BRRD, as amended from time to time, including, but not limited to (i) Law 11/2015, as amended from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended from time to time, and (iii) any other instruments, rules or standards made in connection with either (i) or (ii), pursuant to which any obligation of a Regulated Entity (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period).

If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, then the Trustee, acting pursuant to an Act of the holders of the Notes, with respect to all of the outstanding Notes, or the holder of any outstanding Note, with respect to such Note held by such holder, may declare the principal, or such lesser amount as may be provided for in the Notes (if applicable), of such Notes or Note, as the case may be, to be due and payable immediately in accordance with the terms of the Indenture.

At any time after such a declaration of acceleration with respect to the Notes or a Note, as the case may be, has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the holders of not less than a majority in principal amount of the outstanding Notes may, by Act rescind and annul such declaration and its consequences if:

1.	the Issuer has paid or deposited with the Trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and Additional Amounts with respect to the Notes;

(B)	the principal of and any premium on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Notes;

(C)	to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Notes (if applicable); and

(D)	all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under the Indenture; and

2.	all Events of Default with respect to Notes, other than the non-payment of the principal of and any premium and interest on, and any Additional Amounts with respect to the Notes which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the Trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding Notes on behalf of the holders of all of the Notes may, by Act waive any past Event of Default under the Indenture with respect to the Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of outstanding Notes.

No holder of any of the Notes has the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee under the Indenture with respect to such series of Notes and such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the Trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Except as set forth in the immediately following paragraph, notwithstanding any other provision in the Indenture and the Notes, the right of each holder is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the Indenture with respect to payment of defaulted interest, interest on, and any Additional Amounts with respect to, his or her Note or Notes on or after the respective maturity or maturities therefor specified in such Notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the Indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding Notes may consent by Act on behalf of the holders of all of the outstanding Notes, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The Notes may be subject to the exercise of the Spanish Bail-in Power, and no holder of any Note shall have any claim against the Issuer in connection with or arising out of any such exercise. See “Risk Factors—Risks Relating to the Notes—The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. Other powers contained in Law 11/2015 may affect your rights under, and the value of your investment in, the Notes” and “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

Within 90 days after the occurrence of any default under the Indenture known to the Trustee with respect to the Notes, the Trustee shall transmit by mail to all holders of Notes entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts with respect to, any Note, the Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of Notes. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes.

Outstanding Notes

In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Notes or the Indenture, any Note owned by the Issuer or any other obligor upon the Notes or any affiliate of the Issuer or such other obligor (if any such Notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount Note (if any) that will be outstanding will be the amount that would be declared due and payable as of the date of determination and the principal amount of an indexed Note (if any) that will be outstanding will be the principal face amount determined on the date of its original issuance.

Modifications and Waivers

Modification of the Indenture With Consent of Holders

The Issuer and the Trustee may amend or modify the Indenture and may waive any future compliance with such Indenture by the Issuer with the consent, as evidenced in an Act or Acts, of the holders of not less than a majority in principal amount of the outstanding Notes affected thereby voting as a class. However, the modification, amendment or waiver may not, without the consent or the affirmative vote of the holder of each Note affected:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of outstanding Notes may consent by Act, on behalf of the holders of all of the outstanding Notes, to the postponement of the stated maturity of any installment of interest for a period not exceeding three years from the original stated maturity of such installment (which original stated maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto;

•	change any premium payable upon the redemption of such Notes or otherwise;

•	change the obligation of the Issuer to pay Additional Amounts;

•	reduce the amount of the principal of an original issue discount Note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the Note or the amount thereof provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of the holder;

•	change the place of payment or currency in which the payment of principal, any premium, interest or any Additional Amounts is payable;

•	impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any Additional Amounts with respect to the Notes;

•	reduce the percentage in principal amount of Notes outstanding the consent of whose holders is required to modify or amend the Indenture or the terms and conditions of the Notes or to waive a default under or compliance with any Note or reduce the requirement for a quorum or voting;

•	modify the provisions governing modification of such Indenture with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding Notes the consent of whose holders is required to modify and amend such Indenture or to give any such waiver and except to provide that additional provisions of such Indenture cannot be modified or waived without the consent of each holder of Notes affected thereby; or

•	change in any manner adverse to the interests of the holders of outstanding Notes the terms and conditions of the obligations of the Issuer in respect of the due and punctual payment of principal, premium or interest or sinking fund payments, including any Additional Amounts;

except in each case with respect to any modification or amendment of the Indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (in which case no consent or the affirmative vote of any holder of any Note affected will be required).

The holders of not less than a majority in principal amount of the outstanding Notes on behalf of the holders of all the Notes may, by Act, waive any past default under the Indenture with respect to the Notes, except a default in payment of principal, any premium, interest or Additional Amounts or in respect of certain covenants or provisions specified in the Indenture which cannot be modified or amended without the consent of each affected holder of outstanding Notes.

Modification of the Indenture without Consent of Holders

The Issuer and the Trustee may modify and amend the Indenture without the consent of the holders to:

•	evidence the succession of another entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer in such Indenture and in any Notes;

•	add to covenants of the Issuer for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer;

•	establish the form or terms of notes of any series;

•	provide for the appointment of a successor trustee and to add to a change any of the provisions of the Indenture to provide for or facilitate the administration of trusts under the Indenture;

•	cure any ambiguity or correct or supplement any defect or inconsistency in such Indenture, or make any other provisions with respect to matters or questions arising under the Indenture which do not adversely affect the interests of the holders of the Notes in any material respect;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Notes;

•	supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes, provided such action does not adversely affect the interests of any holders of Notes or any other series of notes in any material respect;

•	add any additional events of default for the benefit of the holders of the Notes;

•	secure any Notes;

•	delete, amend or supplement any provision of the Indenture provided such actions will not materially adversely affect the interests of the holders of Notes then outstanding; or

•	delete, amend or supplement any provision of the Indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Discharge, Defeasance and Covenant Defeasance

The Issuer may discharge certain obligations to holders of the Notes that have not already been delivered to the Trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of the Issuer, are to be called for redemption within one year, by depositing or causing to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes, including principal, interest, premium and any Additional Amounts to the date of such deposit (if such Notes have become due and payable) or to the maturity date of such Notes, as the case may be.

The Issuer may also elect to have its obligations under the Indenture discharged with respect to the outstanding Notes (“legal defeasance”). Legal defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes under the Indenture, except for:

•	the rights of holders of such outstanding Notes to receive principal, any premium, interest and any Additional Amounts when due from the trust described below;

•	the obligations of the Issuer to issue temporary Notes, register the transfer of Notes, replace temporary or mutilated, destroyed, lost or stolen Notes, pay Additional Amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the Trustee; and

•	the defeasance provisions of the Indenture.

In addition, the Issuer may elect to have its obligations released with respect to certain covenants in the Indenture (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an Event of Default with respect to the Notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:

•	the Issuer must irrevocably have deposited or caused to be deposited with the Trustee, in trust, money, in U.S. dollars or in the foreign currency in which such Notes are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to such Notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge when due all of the principal, interest and any premium of such Notes and any mandatory sinking fund or analogous payments thereon;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound;

•	no Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default with respect to the outstanding Notes may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•	the Issuer must have delivered to the Trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by the Issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture;

•	the Issuer must have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance have been complied with;

•	the legal defeasance or covenant defeasance must not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant Notes are in default within the meaning of such Act); and

•	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

If, after the Issuer has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to Notes,

•	the holder of a Note is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such Note; or

•	a “conversion event” (as defined below) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by such Note shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal, any premium, interest and any Additional Amounts on such Note as it becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which such Note becomes payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.

In the event the Issuer effects covenant defeasance with respect to any Notes and such Notes are declared due and payable because of the occurrence of any Event of Default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on such Notes at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. In this case, the Issuer will remain liable to make payment of such amounts due at the time of acceleration.

Upon the exercise of the Spanish Bail-in Power with respect to the Notes which results in the cancellation, or the conversion into other securities, of all the Amounts Due on the Notes or such Notes otherwise ceasing to be outstanding, the Indenture shall be satisfied and discharged as to the Notes.

The Trustee

The Bank of New York Mellon, the Trustee currently appointed pursuant to the Indenture, has its corporate trust office located at 101 Barclay Street, New York, NY 10286 and the Indenture will be administered by The Bank of New York Mellon acting through its London Branch at One Canada Square, London E14 5AL, United Kingdom or such other location in New York or England as notified by the Trustee to the Company from time to time. The Trustee and any trustee appointed pursuant to the Indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

The Issuer’s obligation to indemnify the Trustee in accordance with the Indenture shall survive the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes.

By its acquisition of any Notes issued hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes, (a) the Trustee shall not be required to take any further directions from holders of the Notes under Section 5.12 (Control by Holders of Securities) of the Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes, and (b) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes. Notwithstanding the foregoing, if, following the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, the Notes remain outstanding (for example, if such exercise results in only a partial write-down of the principal of the Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Notes following the completion of the exercise of such Spanish Bail-in Power to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Notes, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby.

The Issuer and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.

Successor Trustees

Any Trustee in respect of the Notes may resign or be removed by holders of a majority in principal amount of Notes at any time, effective upon the acceptance by a successor Trustee of the respective appointment. The Indenture provides that any successor Trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor Trustee with respect to the Notes unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Indenture.

Repayment of Funds

All monies paid by the Issuer to the Trustee or the Paying Agent for payment of principal, premium or interest and any Additional Amounts on any Notes which remain unclaimed at the end of two years after that payment has been made will be repaid to the Issuer on the Issuer’s request and all liability of the Trustee or the Paying Agent related to it will cease, and, if permitted by law, the holder of the applicable Note will look only to the Issuer for payment as its general unsecured creditor.

Prescription

All claims against the Issuer for payment of principal, interest or Additional Amounts on or in respect of the Notes will become void unless made within ten years, in the case of principal, and five years, in the case of interest and Additional Amounts, from the later of the date on which that payment first became due and the date on which the full amount was received by the Trustee or the Paying Agent.

Consolidation, Merger and Conveyance of Assets; Assumption

Except as provided by the Events of Default, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation, amalgamation or merger of the Issuer with or into any other person or persons (whether or not affiliated with the Issuer), or successive consolidations, amalgamations or mergers in which the Issuer or the successor or successors of the Issuer shall be a party or parties, or shall prevent any sale, conveyance or lease of the property of the Issuer as an entirety or substantially as an entirety, to any other person (whether or not affiliated with the Issuer); provided that the corporation formed by or into which the Issuer is consolidated, amalgamated or merged shall assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on the Notes in accordance with the provisions thereof and the Indenture, and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed.

Subject to applicable law and regulation, any holding company or wholly-owned subsidiary of the Issuer may assume the Issuer’s obligations under the Notes without the consent of any holder, provided that certain conditions are satisfied, including that the successor entity has ratings for long-term senior and subordinated debt assigned by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. or Moody’s Investors Service, Inc. which are the same as or higher than the credit rating for long-term senior and subordinated debt of the Issuer (or, if applicable, the previous successor entity) immediately prior to such assumption. Upon any such assumption, all of the Issuer’s direct obligations under the Notes and, with respect to such Notes, all of the Issuer’s direct obligations under the Indenture shall immediately be discharged, and the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with respect to any such Notes with the same effect as if such successor entity had been named as the Issuer in the Indenture.

In the case of any merger, consolidation, sale, conveyance or lease, or in the case of any assumption of obligations under the Notes permitted by the Indenture by a successor, if the acquiring, resulting or successor corporation is not incorporated or tax resident in Spain, Additional Amounts under the Notes will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of such corporation (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

An assumption of the obligations of the Issuer under the Notes might be considered for U.S. federal income tax purposes to be an exchange by the Beneficial Owners of the Notes for new notes, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such Beneficial Owners. Beneficial Owners of Notes should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The Notes and the Indenture will be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Issuer of the Indenture and the Notes and the issuance of the Notes shall be governed by and construed in accordance with Spanish law.

Agreement with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements, or understandings between the Issuer and any holder, by purchasing any Notes offered hereunder, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the Notes) acknowledges, accepts, consents and agrees to be bound by: (i) the effect of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, that may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the Amounts Due on the Notes; (2) the conversion of all, or a portion, of the Amounts Due on the Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Notes; (3) the cancellation of the Notes; (4) the amendment or alteration of the maturity of the Notes or amendment of the amount of interest payable on the Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By purchasing any Notes offered hereunder, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Notes, or the conversion thereof into another security or obligation of the Issuer or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Issuer, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, shall: (i) give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be an Event of Default with respect to the Notes. Each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By purchasing any Notes offered hereunder, each holder, to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes. Additionally, by purchasing any Notes offered hereunder, each holder will acknowledge and agree that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes: (i) the Trustee will not be required to take any further directions from the holders with respect to any portion of the Notes under Section 5.12 of the Indenture; and (ii) the Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, so long as any Notes remain outstanding, there will at all times be a trustee for the Notes in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Notes remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By purchasing any Notes offered hereunder, each holder further agrees to be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Notes as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, the Issuer or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Notes. The Issuer will also deliver a copy of such notice to the Trustee for information purposes.

See “Risk Factors—Risks Relating to the Notes—The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. Other powers contained in Law 11/2015 may affect your rights under, and the value of your investment in, the Notes”.

Subsequent Holders’ Agreement

Holders of any Notes offered hereunder that acquire such Notes in the secondary market or otherwise shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of any Notes offered hereunder that acquire such Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the exercise of the Spanish Bail-in Power set forth under “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

Purchases of the Notes

The Issuer and any of its subsidiaries may at any time purchase the Notes in the open market or otherwise and at any price in accordance with any applicable laws and regulations.

Listing

The Issuer will apply to list the Notes on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Notes.

Maintenance of Tax Procedures

The First Supplemental Indenture will, among other things, provide for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income (as defined below) under the Notes, and set forth certain procedures agreed by the Issuer and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “income” means interest paid on an Interest Payment Date or the amount of the difference, if any, between the aggregate redemption price paid upon the redemption of the Notes (or a portion thereof) and the aggregate principal amount of such Notes (other than in the event of a Redemption for Failure to List), as applicable. In addition, the Issuer will agree to, so long as any principal amount of the Notes remains outstanding and insofar as it is practicable, maintain, implement or arrange for the implementation of procedures to facilitate the timely provision of a duly executed and completed Payment Statement in connection with each payment of income under the Notes or the collection of any other documentation concerning such Notes or the Beneficial Owners thereof that may be required under Spanish law for payments on such Notes not to be subject to Spanish withholding tax.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of Notes (other than in the event of a Redemption for Failure to List), then the related payment will be subject to Spanish withholding tax, currently at the rate of 19.5% (19% from January 1, 2016). In such an event, the Issuer will pay the relevant Noteholder such Additional Amounts as may be necessary in order that the net amount received by such Noteholder after such withholding equals the sum of the respective amounts of principal, premium, if any, and interest, if any, which would otherwise have been receivable in respect of the Notes in the absence of such withholding.

Notices

All notices to holders of Notes shall be validly given if mailed to them at their respective addresses in the register maintained by the Trustee.

SPANISH TAX CONSIDERATIONS

The following is a general description of certain Spanish tax considerations relating to the Notes. The information provided below does not purport to be a complete analysis of the tax law and practice currently applicable in Spain and does not purport to address the tax consequences applicable to all categories of investors, some of which may be subject to special rules. Prospective purchasers of the Notes are advised to consult their own tax advisers as to the tax consequences, including those under the tax laws of the country of which they are resident, of purchasing, owning and disposing of Notes. The summary set out below is based upon Spanish law as in effect on the date of this prospectus supplement and is subject to any change in such law that may take effect after such date. References in this section to Noteholders include the Beneficial Owners of the Notes. The statements regarding Spanish law and practice set forth below assume that the Notes will be issued, and transfers thereof will be made, in accordance with the Spanish law.

Acquisition of the Notes

The issue of, subscription for, transfer and acquisition of the Notes is exempt from Transfer and Stamp Tax (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados) and Value Added Tax (Impuesto sobre el Valor Añadido) under Spanish law.

Taxation on the income and transfer of the Notes

The tax treatment of the acquisition, holding and subsequent transfer of the Notes is summarised below and is based on the tax regime applicable to the Notes pursuant to Royal Legislative Decree 5/2004 of March 5, 2004, approving the consolidated text of the Non-Resident Income Tax Law (Impuesto sobre la Renta de los no Residentes) as amended by Law 26/2014 of November 27, Law 27/2014 of November 27, on Corporate Income Tax (Impuesto sobre Sociedades), Law 35/2006 of November 28, 2006 concerning Personal Income Tax (Impuesto sobre la Renta de las Personas Físicas) as amended by Law 26/2014 of November 27, Law 19/1991 of June 6, 1991 approving the Wealth Tax Law (Impuesto sobre el Patrimonio) and Law 29/1987 of December 18, 1987, approving the Inheritance and Gift Tax Law (Impuesto sobre Sucesiones y Donaciones).

The summary below also considers the rules for the implementation of such regulations (Royal Decree 1776/2004 of July 30, 2004, approving the Non-Resident Income Tax Regulations (as amended by Royal Decree 633/2015 of July 10), Royal Decree 439/2007 of March 30, 2007, approving the Individual Income Tax Regulations (as amended by Royal Decree 633/2015 of July 10) and Royal Decree 634/2015 of July 30, 2004, approving the Corporate Income Tax Regulations).

Additionally, the summary below considers Spanish legislation relating to the issuance of preferred securities and debt securities issued by Spanish financial and non-financial listed entities, either directly or through a subsidiary (Law 10/2014, as amended), and Royal Decree 1065/2007 (as amended by Royal Decree 1145/2011), approving the General Regulations relating to tax inspection and management procedures and developing a common set of procedures for tax application.

For these purposes, “income” means interest paid on an Interest Payment Date or the amount of the difference, if any, between the aggregate redemption price paid upon the redemption of the Notes (or a portion thereof) and the aggregate principal amount of such Notes (other than in the event of a Redemption for Failure to List).

Income obtained by Noteholders who are Non-Resident Income Taxpayers in Spain in respect of the Notes

Income obtained by Noteholders who are Non-Resident Income Taxpayers, both in respect of interest and in connection with the transfer, repayment or redemption of the Notes, whether or not through a permanent establishment, shall be considered Spanish source income and therefore subject to taxation in Spain under Legislative Royal Decree 5/2004 of March 5, 2004 approving the Consolidated Non-Resident Income Tax Law, without prejudice to the provisions contained in any applicable tax treaty for the avoidance of double taxation (DTT).

Income not obtained through a permanent establishment in Spain in respect of the Notes

Income obtained by Noteholders who are not tax resident in Spain and are not acting for these purposes through a permanent establishment in Spain are subject to, but exempt from, Non-Resident Income Tax (see “—Compliance with Certain Requirements in Connection with Income Payments”).

Income obtained through a permanent establishment in Spain in respect of the Notes and Corporate Income Tax taxpayers.

The holding of Notes by Noteholders who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

Income obtained by non-Spanish resident Noteholders acting through a permanent establishment in Spain in respect of the Notes will be taxed under the rules provided by Chapter III of the Non-Resident Income Tax Law. These Noteholders will be subject to taxation substantially in the same manner as Spanish Corporate Income Tax taxpayers and, therefore, their income shall be treated as taxable income in accordance with the general rules set out in the Corporate Income Tax Law and will therefore be taxed at the current rate of 28% (25% from January 1, 2016).

Income derived from the transfer of the Notes shall not be subject to withholding tax as provided by Section 61(s) of the Corporate Income Tax Regulations, to the extent that the Notes satisfy the requirements laid down by the reply to the Directorate General for Taxation’s (“Dirección General de Tributos”) consultation, on July 27, 2004, indicating that in the case of issuances made by entities with tax residency in Spain (as in the case of each of the Issuer), application of the exemption requires that the Notes be placed outside Spain in another OECD country and traded on organised markets in OECD countries. Notes issued hereunder are expected to satisfy these requirements.

For withholding on income derived from payment of interest, redemption or repayment (other than a redemption for failure to list) of the Notes see “—Compliance with Certain Requirements in Connection with Income Payments”.

Individuals with tax residency in Spain

Income obtained by Noteholders who are Personal Income taxtaxpayers, both as interest and in connection with the transfer, redemption or repayment of the Notes, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of Individuals Income Tax Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19.5% to 23.5%). The aforementioned income will be subject to the corresponding personal income tax withholding at the applicable tax rate (currently 19.5% and 19% from January 1, 2016).

Article 44 of the Royal Decree 1065/2007 established information procedures for debt instruments issued under the Law 10/2014 (which do not require identification of the Noteholders) and has provided that the interest will be paid by the relevant Issuer to the Paying Agent for the whole amount, provided that such information procedures are complied with.

Nevertheless, withholding tax at the applicable rate (currently 19.5% and 19% from January 1, 2016) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

The Issuer considers that, according to Royal Decree 1065/2007, it is not obliged to withhold any tax amount provided that the new simplified information procedures (which do not require identification of the Noteholders) are complied with by the Paying Agent as it is described in “—Compliance with Certain Requirements in Connection with Income Payments”.

Wealth Tax

Individuals with tax residency in Spain are subject to Wealth Tax in the tax year 2015 to the extent that their net worth exceeds €700,000. Therefore, they should take into account the value of the Notes which they hold as of December 31, 2015.

Individuals resident in a country with which Spain has entered into a double tax treaty in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights are located in Spain, or whose rights can be exercised within the Spanish territory, and whose net worth exceeds €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region.

As a consequence of the European Court of Justice Judgment (Case C-127/12), the Wealth Tax Law has been amended by Law 26/2014, of November 27. As a result, non-Spanish tax resident individuals who are residents in the EU or in the European Economic Area can apply the legislation of the region in which the highest value of the assets and rights of the individuals are located.

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax

The transfer of the Notes to individuals by inheritance, legacy or donation shall be subject to the general rules of Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones) in accordance with the applicable Spanish and State rules even if title passes outside Spain and neither the heir nor the beneficiary, as the case may be, is resident in Spain for tax purposes, without prejudice to the provisions of any DTT signed by Spain.

The effective tax rate, after applying all relevant factors, ranges between 0% and 81.6%.

However, the Judgment from the European Court of Justice dated September 3, 2014 has declared that Spanish Inheritance and Gift Tax Law is against the principle of free movement of capital within the EU as the Spanish residents are granted tax benefits that, in practice, allow them to pay much lower taxes than non-residents. According to Law 26/2014, of November 27, it will be possible to apply tax benefits approved in some Spanish regions to EU residents following specific rules.

In the event that the beneficiary is an entity other than a natural person, the income obtained shall be subject to Corporate Income Tax or Non-Resident Income Tax, as the case may be, and without prejudice, in the latter event, to the provisions of any DTT that may apply.

Compliance with Certain Requirements in Connection with Income Payments

In accordance with sub-section 5 of Section 44 of Royal Decree 1065/2007, as amended by Royal Decree 1145/2011, income derived from securities originally registered with the entities that manage clearing systems located outside Spain, that are recognized by Spanish Law or by the Law of another OECD country (such as DTC) will not be subject to Spanish withholding tax provided a duly executed and completed Payment Statement is submitted to the Issuer by the Paying Agent at the time of each relevant payment date. In accordance with the form attached as Annex to Royal Decree 1065/2007, the Payment Statement shall include the following information:

a)	Identification of the Notes;

b)	Payment date;

c)	Total amount of income to be paid on the relevant payment date; and

d)	Total amount of income corresponding to Notes held through each clearing system located outside Spain (such as DTC).

The First Supplemental Indenture will, among other things, provide for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income under the Notes and set forth certain procedures agreed by the Issuer and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. See “Certain Terms of the Notes—Maintenance of Tax Procedures”.

In addition to the timely provision of a duly executed and completed Payment Statement, the Notes must be admitted to listing on a regulated market, multilateral trading facility or other organized secondary market in order for payments on Notes to not be subject to Spanish withholding tax.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of Notes (other than in the event of a Redemption for Failure to List), then the related payment will be subject to Spanish withholding tax, currently at the rate of 19.5% (and 19% from January 1, 2016). In such an event, the Issuer will pay the relevant Noteholder such additional amounts as may be necessary in order that the net amount received by such Noteholder after such withholding equals the sum of the respective amounts of principal, premium, if any, and interest, if any, which would otherwise have been receivable in respect of the Notes in the absence of such withholding.

U.S. TAX CONSIDERATIONS

The following are the material U.S. federal income tax consequences to the U.S. Holders described below of the ownership and disposition of Notes purchased in this offering at the “issue price”, which for the Notes will equal the first price at which a substantial amount of Notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and held as capital assets. This discussion does describe all of the tax consequences that may be relevant to a U.S. Holder in light of the U.S. Holder’s particular circumstances, including alternative minimum tax and Medicare contribution tax as well as differing tax consequences that may apply to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities that use the mark-to-market method of accounting;

•	persons holding Notes as part of a hedge, straddle, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt organizations, individual retirement accounts and “Roth IRAs”;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; and

•	persons holding Notes in connection with a trade or business conducted outside the United States.

A “U.S. Holder” is a beneficial owner of Notes who is for U.S. federal income tax purposes:

•	a citizen or an individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership owns Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships owning Notes and partners in such partnerships should consult their tax advisors with regard to the U.S. federal income tax treatment of their investment the Notes.

This discussion is based upon the tax laws of the United States including the United States Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and the Kingdom of Spain (the “Treaty”), all as of the date hereof. These laws are subject to change, possibly with retroactive effect. Prospective purchasers of the Notes are urged to consult their tax advisors as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of the Notes in their particular circumstances, including the effect of any U.S. state or local tax laws.

Interest

It is expected, and this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes. Interest on the Notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, and (without duplication) additional amounts paid in respect thereof, if any. Interest income earned by a U.S. Holder with respect to a Note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Spanish taxes withheld at a rate not exceeding the Treaty rate from interest payments on the Notes which are not otherwise refundable under Spanish tax law may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, or, at the election of the U.S. Holder, for deduction in computing the U.S. Holder’s taxable income, in each case subject to generally applicable limitations and conditions. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange or retirement of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s tax basis in the Note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Interest” above. A U.S. Holder’s tax basis in a note generally will equal such U.S. Holder’s initial investment in the Note.

Gain or loss realized on the sale, exchange or retirement of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of interest and the proceeds from a sale or other disposition of Notes that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals (and under proposed Treasury regulations, certain entities) may be required to report information relating to the Notes, unless the Notes are held in accounts at financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ownership and disposition of the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BBVA Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC are acting as underwriters. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of BBVA Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC has agreed, severally and not jointly, to purchase from us, the principal amount of the Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
BBVA Securities Inc.	$250,000,000
Citigroup Global Markets Inc.	$250,000,000
Deutsche Bank Securities Inc.	$250,000,000
Morgan Stanley & Co. LLC	$250,000,000

Total	$1,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, BBVA Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

The expenses of the offering, not including the commissions payable to the underwriters, are estimated at $1,100,000. The underwriters have agreed to reimburse us for certain out-of-pocket expenses, costs and legal fees up to $500,000 (in the aggregate) in connection with this offering.

New Issue of Notes

The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We will apply to list the Notes on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Notes.

Settlement

We expect that delivery of the Notes will be made to investors on or about October 20, 2015, which will be the fifth New York business day following the date of this prospectus supplement (such settlement being referred to as “T+5”).

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

No Sales of Similar Securities

We have agreed that we will not, without the prior written consent of BBVA Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, offer, sell, contract to sell or otherwise dispose of, in the United States, any U.S. dollar-denominated debt securities issued by the Issuer which mature in more than one year and which are substantially similar to the Notes (other than the Notes), until the later of (i) the completion of the sale of the Notes by the underwriters (as determined by the representatives of the underwriters), but not more than 30 calendar days after the date of this prospectus supplement, and (ii) the settlement date of the Notes.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. In addition, we have no control over whether the underwriters will engage in these transactions or certain transactions and other actions referred to under “—Other Relationships” below and, if the underwriters engage in them, we have no control over the direction or magnitude of any effect that any such transaction or action may have on the price of the Notes.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking services, hedging services and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions and may do so in the future.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

BBVA Securities Inc. is a subsidiary of the Issuer. BBVA Securities Inc. will conduct this offering in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. BBVA Securities Inc. or any of our other affiliates may not make sales in this offering to any discretionary account without the specific written approval of the accountholder.

Selling Restrictions

The Kingdom of Spain

The Notes may not be placed in Spain in the primary market and no public offers of the Notes may be carried out in Spain.

European Economic Area

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (as defined below) as implemented in Member States of the European Economic Area. This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of the Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any underwriter to produce a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offers. Neither the Issuer nor any underwriter have authorized, nor do they authorize, the making of any offer of the Notes through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the Notes contemplated in this prospectus supplement.

In relation to each Relevant Member State, each underwriter of the Notes has represented and agreed or will be required to represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriters nominated by the Issuer for any such offer; or

(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) to (c) above shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of the Notes, has only been, and will only be, communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

All applicable provisions of the FSMA must be complied with respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

In the United Kingdom, this prospectus supplement is only being distributed to, and is only directed at, persons who either (1) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Order (each such person being referred to as a “Relevant Person”). Any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement must not be acted or relied on by persons who are not Relevant Persons.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Notes may not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32) of the laws of Hong Kong (the “Companies (WUMP) Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571) of the laws of Hong Kong (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (WUMP) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA pursuant to Section 275(1) of the SFA), or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the applicable conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are acquired pursuant to an offer made in reliance on section 275 of the SFA by a relevant person as defined in Section 275(2) of the SFA which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the shares except: (1) to an institutional investor (under Section 274 of the SFA) or to a relevant person as defined in Section 275(2) of the SFA or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corproation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Accordingly, the Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-190136) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed or will file as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. We incorporate by reference into this prospectus supplement (i) our 2014 Form 20-F, (ii) our 1H15 6-K, (iii) our Recasted 6-K and (iv) our report on Form 6-K furnished to the SEC on July 27, 2015. For information on the other documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find More Information” on page vi of the accompanying prospectus.

In addition to these documents, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until this offering is completed. Reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, 1345 Avenue of the Americas, New York, New York 10105, Attention: Finance CIB USA (at telephone number +1-212-728-2354).

VALIDITY OF THE SECURITIES

The validity of the Notes will be passed upon as to matters of Spanish law for us by J&A Garrigues, S.L.P. Certain matters of U.S. federal and New York law will be passed on for us by Davis Polk & Wardwell LLP and for the underwriters by Sidley Austin LLP.

ANNEX A

DIRECT REFUND FROM SPANISH AUTHORITIES PROCEDURES

1.	Beneficial Owners entitled to receive income payments in respect of the Notes free of any Spanish withholding taxes or at a reduced rate as provided in the relevant tax treaty, but in respect of whom income payments have been made net of Spanish withholding tax at the general rate (currently 19.5% and 19% from January 1, 2016), may apply directly to the Spanish tax authorities for any refund to which they may be entitled, following the 20th calendar day of the month immediately following the relevant payment date.
2.	Beneficial Owners may claim the amount withheld from the Spanish Treasury within the first four years following the last day on which the Issuer may pay any amount so withheld to the Spanish Treasury (which is generally the 20th calendar day of the month immediately following the relevant payment date), by filing with the Spanish tax authorities (i) the relevant Spanish tax form, (ii) proof of beneficial ownership and (iii) a certificate of residency issued by the tax authorities of the country of tax residence of such Beneficial Owner (in the case of a U.S. Beneficial Owner, a U.S. certificate of residency provided on IRS Form 6166), among other documents.

S-A-1

PROSPECTUS

Banco Bilbao Vizcaya Argentaria, S.A.

Ordinary Shares

American Depositary Shares, each representing one Ordinary Share

Rights to Subscribe for Ordinary Shares

Preferred Securities

Senior Debt Securities

Subordinated Debt Securities

BBVA International Preferred, S.A. Unipersonal

Preferred Securities

Fully, irrevocably and unconditionally guaranteed, on a subordinated basis, as described in this prospectus,

by

Banco Bilbao Vizcaya Argentaria, S.A.

BBVA U.S. Senior, S.A. Unipersonal

Senior Debt Securities

Fully, irrevocably and unconditionally guaranteed, on a senior basis, as described in this prospectus,

by

Banco Bilbao Vizcaya Argentaria, S.A.

BBVA Subordinated Capital, S.A. Unipersonal

Subordinated Debt Securities

Fully, irrevocably and unconditionally guaranteed, on a subordinated basis, as described in this prospectus,

by

Banco Bilbao Vizcaya Argentaria, S.A.

Banco Bilbao Vizcaya Argentaria, S.A. (“we”) may offer from time to time ordinary shares, American Depositary Shares (each representing one ordinary share, commonly referred to as ADSs), rights to subscribe for ordinary shares (including in the form of ADSs), preferred securities, senior debt securities or subordinated debt securities in one or more offerings.

BBVA International Preferred, S.A. Unipersonal may offer from time to time preferred securities in one or more offerings. The preferred securities will be fully, irrevocably and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.

BBVA U.S. Senior, S.A. Unipersonal may offer from time to time senior debt securities in one or more offerings. The senior debt securities will be fully, irrevocably and unconditionally guaranteed on a senior basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.

BBVA Subordinated Capital, S.A. Unipersonal may offer from time to time subordinated debt securities in one or more offerings. The subordinated debt securities will be fully, irrevocably and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.

This prospectus describes the general terms of these securities and the general manner in which we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal will offer these securities. The specific terms of any securities we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal will offer the securities. Such supplements may also add to, update, supplement or change information contained in the prospectus. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

i

We, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

Our ordinary shares are listed on each of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”) as well as quoted on SEAQ International in London. Our ordinary shares are also listed on the London and Mexico stock exchanges. Our ordinary shares in the form of ADSs are listed on the New York Stock Exchange and are also traded on the Lima (Peru) Stock Exchange by virtue of an exchange agreement entered into between these two exchanges. If we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our, BBVA International Preferred, S.A. Unipersonal’s, BBVA U.S. Senior, S.A. Unipersonal’s and BBVA Subordinated Capital, S.A. Unipersonal’s securities involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

By purchasing any preferred securities or subordinated debt securities offered hereunder, each holder (including each beneficial holder) thereof acknowledges, agrees to be bound by and consents to the execution of any Regulatory Bail-in Action (as defined in this prospectus) with respect to such securities or any guarantees thereof, including the cancellation of all, or a portion of, the liquidation preference or principal amount of, or interest or distributions on, such securities or the write-down of any guarantees thereof, the conversion of all or a portion of, the liquidation preference or principal amount of, or interest or distributions on, such securities into shares or other securities or other obligations of the relevant issuer or another person, and the amendment of other terms and conditions of such securities or any guarantees thereof. The terms of any preferred securities and subordinated debt securities offered hereunder and any guarantees thereof and the rights of the holders under such securities are subject to, and will be varied, if necessary, solely to give effect to, any such Regulatory Bail-in Action.

By purchasing any subordinated debt securities offered hereunder, each holder (including each beneficial holder) thereof, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the execution of any Regulatory Bail-in Action with respect to any such securities or any guarantees thereof.

By its purchase of any preferred securities or subordinated debt securities offered hereunder, each holder (including each beneficial holder) thereof shall be deemed to have (i) consented to the execution of any Regulatory Bail-in Action as it may be ordered with respect to any such securities or any guarantees thereof without any prior notice by the relevant Spanish or European authorities, the issuer, the guarantor (if any) or the trustee (if any) to the holders of such securities, and (ii) authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds such securities to take any and all necessary action, if required, to implement the execution of any Regulatory Bail-in Action as it may be ordered with respect to such securities or any guarantees thereof, without any further action or direction on the part of such holder.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

The date of this prospectus is July 25, 2013.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, BBVA Subordinated Capital, S.A. Unipersonal, nor any underwriter has authorized anyone to provide you with different information. Neither we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, BBVA Subordinated Capital, S.A. Unipersonal, nor any underwriter is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and/or BBVA Subordinated Capital, S.A. Unipersonal may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, and BBVA Subordinated Capital, S.A. Unipersonal, may offer. Each time we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, or BBVA Subordinated Capital, S.A. Unipersonal sell securities, we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, and/or BBVA Subordinated Capital, S.A. Unipersonal, as the case may be, will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or change information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference”.

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:

•	“ADRs” refers to American Depositary Receipts representing ADSs.

•	“ADSs” refers to American Depositary Shares, each representing one ordinary share of BBVA.

•	“BBVA Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

•	“BBVA International Preferred” refers to BBVA International Preferred, S.A. Unipersonal.

•	“BBVA Subordinated Capital” refers to BBVA Subordinated Capital, S.A. Unipersonal.

•	“BBVA U.S. Senior” refers to BBVA U.S. Senior, S.A. Unipersonal.

•	“Law 9/2012” refers to Spanish Law 9/2012 of November 14, on the restructuring and resolution of credit institutions, as amended or supplemented from time to time.

•	“notes” refers to the senior notes and the subordinated notes, collectively.

•	“notes guarantees” refers to the senior guarantees and the subordinated guarantees, collectively.

•	“preferred securities” refers, as the context may require, to the preferred securities of BBVA and/or the preferred securities of BBVA International Preferred.

•	“preferred security guarantee” refers to a guarantee by the Guarantor of a preferred security of BBVA International Preferred.

•	“Regulatory Bail-in Action” means, with respect to any person, any (i) deferment, suspension, elimination or amendment of certain rights, obligations or terms and conditions of any securities of such person or any of its affiliates, (ii) repurchase of any securities of such person or any of its affiliates at the price set by the relevant regulatory authority, (iii) exchange of any securities of such person or any of its affiliates for capital instruments of such person or any such affiliate, (iv) write-down of the interest and/or principal amount or liquidation preference of any securities of such person or any of its affiliates (including interest and/or principal amounts that have become due and payable (including principal that has become due and payable at the maturity date) but which have not been paid prior to the execution of the Regulatory Bail-in Action), or (v) redemption of any securities of such person or any of its affiliates; provided, in each of (i), (ii), (iii), (iv) and (v) above, that such action is taken by or pursuant to the request or order of any relevant Spanish or European authority (including the Fund for Orderly Bank Restructuring (Fondo de Restructuración Ordenada Bancaria or “FROB”) and the Bank of Spain) pursuant to the exercise of such authority’s Regulatory Bail-in Power with respect to such person.

•	“Regulatory Bail-in Power” means any power existing from time to time to execute, take, request, order or implement, or require to be executed, taken or implemented, any Regulatory Bail-in Action under any laws, regulations, rules or requirements relating to the resolution of credit institutions and investment firms incorporated in Spain in effect and applicable in Spain to BBVA, BBVA International Preferred, BBVA Subordinated Capital, BBVA U.S. Senior or any of their respective affiliates, including but not limited to Law 9/2012 and any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms pursuant to which obligations of a credit institution or investment firm or any of its affiliates can be subjected to a Regulatory Bail-in Action.

•	“rights” refers to the rights to subscribe for ordinary shares (including in the form of ADSs) of BBVA.

•	“securities” refers to the shares, the ADSs, the rights, the preferred securities, the notes, the preferred security guarantees and the notes guarantees, collectively.

•	“senior guarantee” refers to a guarantee by the Guarantor of a senior note of BBVA U.S. Senior.

•	“senior notes” refers, as the context may require, to the senior debt securities of BBVA and/or the senior debt securities of BBVA U.S. Senior.

•	“shares” or “ordinary shares” refers to the ordinary shares of BBVA, par value €0.49 per share.

•	“Spain” refers to the Kingdom of Spain.

•	“subordinated guarantee” refers to a guarantee by the Guarantor of a subordinated note of BBVA Subordinated Capital.

•	“subordinated notes” refers, as the context may require, to the subordinated debt securities of BBVA and/or the subordinated debt securities of BBVA Subordinated Capital.

•	“Subsidiary issuer” or “subsidiary issuers” refers to one or more of BBVA International Preferred, BBVA U.S. Senior and BBVA Subordinated Capital, as the context may require.

•	“We”, “us”, “our”, “Bank”, “BBVA”, and “Guarantor” refer to Banco Bilbao Vizcaya Argentaria, S.A.

v

•	“$”, “US$”, “U.S. dollars” and “dollars” refer to United States dollars.

•	“€” and “euro” refer to euro.

•	“£” refers to pounds sterling.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at +1-800-SEC-0330 for more information about the SEC’s Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. In addition, the securities may specify that certain documents are available for inspection at the office of the trustee, a paying agent or the ADR depositary, as the case may be.

INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the SEC allow us and the subsidiary issuers to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we and the subsidiary issuers can disclose important information to you by referring you to those documents; and

•	information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.

We and the subsidiary issuers incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2012 (the “2012 Form 20-F”) filed with the SEC on April 2, 2013;

•	our report on Form 6-K as furnished to the SEC on July 25, 2013 (the “March 31, 2013 Form 6-K”); and

•	any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference herein, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

Attention: Investor Relations

+1-212-728-1660

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective”, “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, the implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2012 Form 20-F. Other factors could also adversely affect our and the subsidiary issuers’ results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Items in our 2012 Form 20-F listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:

•	general political, economic and business conditions in Spain, the European Union (“EU”), Latin America, the United States and other regions, countries or territories in which we operate;

•	changes in applicable laws and regulations, including increased capital and provision requirements;

•	the monetary, interest rate and other policies of central banks in Spain, the EU, the United States, Mexico and elsewhere;

•	changes or volatility in interest rates, foreign exchange rates (including the euro to U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;

•	ongoing market adjustments in the real estate sectors in Spain, Mexico and the United States;

•	the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

•	changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

•	our ability to hedge certain risks economically;

•	downgrades in our credit ratings, including as a result of a decline in Spain’s credit ratings;

•	the success of our acquisitions divestitures, mergers and strategic alliances;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and

•	force majeure and other events beyond our control.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. Neither we nor any of the subsidiary issuers intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures or to reflect the occurrence of unanticipated events, and neither we nor any of the subsidiary issuers assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS

You should carefully consider the risk factors contained below, in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risk factors in “Item 3. Key Information—Risk Factors” in our 2012 Form 20-F when deciding whether to invest in the securities being offered pursuant to this prospectus. Investing in the securities involves risks. Any of the risks described below, in the applicable prospectus supplement or in any other documents incorporated by reference into this prospectus, including our 2012 Form 20-F, if they actually occur, could materially and adversely affect our and/or any of the subsidiary issuers’ business, results of operations, prospects and financial condition and the value of your investments.

Each potential investor of any security offered hereunder must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of such securities and be familiar with the behavior of any relevant indices and financial markets, including the possibility that any preferred security or subordinated note offered hereunder may become subject to a write-down, conversion or any other Regulatory Bail-in Action.

The preferred securities, the subordinated notes and any guarantees thereof may be subject to a Regulatory Bail-in Action which may result in such securities being written-down to zero or converted into other securities, including equity securities, among other actions, and upon such event, you may lose some or all of the value of your investment in the preferred securities or the subordinated notes.

In accordance with Law 9/2012, if BBVA became the subject of a “restructuring” (reestructuración) or a “resolution” (resolución) (each as defined in Law 9/2012), the relevant Spanish authorities (including the FROB and the Bank of Spain) could take or order BBVA or any of its affiliates (including the subsidiary issuers) to take a Regulatory Bail-in Action with respect to any series of preferred securities or subordinated notes or any guarantees thereof of BBVA or any of its affiliates (including the subsidiary issuers), which could result in holders of such securities losing some or all of their investment. Under Law 9/2012, BBVA could become the subject of a “restructuring” (reestructuración) or a “resolution” (resolución) if BBVA or the BBVA Group were deemed to be in breach of (or if there were sufficient objective elements pursuant to which it was reasonable to foresee that it could breach) applicable regulatory requirements relating to solvency, liquidity, internal structure or internal controls.

The execution of a Regulatory Bail-in Action with respect to any series of preferred securities or subordinated notes offered hereunder or any suggestion that a Regulatory Bail-in Action may occur could materially adversely affect the value of any such securities issued hereunder. Regulatory Bail-in Actions that could be ordered by the relevant authorities include, for example, the cancellation of all, or a portion of, the liquidation preference or principal amount of, or interest on, any series of preferred securities or subordinated notes offered hereunder, the conversion of all, or a portion of, the liquidation preference or the principal amount of, or interest on, such securities into shares or other securities or other obligations of BBVA or another person which may be worth significantly less than the securities offered hereunder and which may have significantly fewer protections than those afforded to investors by the terms of the securities offered hereunder, or the amendment of any of the other terms and conditions of any series of preferred securities or subordinated notes offered hereunder.

Moreover, the circumstances under which the relevant Spanish and European authorities would exercise their Regulatory Bail-in Power is uncertain. Law 9/2012 provides Spanish authorities with discretion concerning the determination of when an entity shall become the subject of a “restructuring” (reestructuración) or a “resolution” (resolución) and, in such event, whether a Regulatory Bail-in Action shall be taken in respect of any securities of such entity or any of its affiliates. Accordingly, holders of any preferred securities or subordinated notes offered hereunder may not be able to refer to publicly available criteria in order to anticipate a potential taking of any such Regulatory Bail-in Action. The imposition of any such Regulatory Bail-in Action is likely to be inherently unpredictable and may depend on a number of factors which may be outside of BBVA’s control, including factors not directly related to BBVA. Because of this inherent uncertainty, it will be difficult to predict when, if at all, a Regulatory Bail-in Action may be ordered which affects a series of preferred securities or subordinated notes offered hereunder. Accordingly, the market price and trading behavior may be affected by the threat of a possible Regulatory Bail-in Action and, as a result, the preferred securities or subordinated notes offered hereunder are not necessarily expected to follow the trading behavior associated with other or similar types of securities no subject to Regulatory Bail-in Actions. Potential investors in any series of preferred securities or subordinated notes offered hereunder should consider the risk that a holder may lose all of its investment if a Regulatory Bail-in Action is taken with respect to such securities.

If any guaranteed preferred securities or subordinated notes offered hereunder were subjected to a Regulatory Bail-in Action, the related guarantee by the Guarantor of the payment of the liquidation preference, principal and interest, distributions or any other amounts as specified in the applicable prospectus supplement and, with respect to the subordinated notes, in the subordinated indenture, in respect of the preferred securities or subordinated notes would thereafter be only to the extent of the liquidation preference, principal, interest, distributions or other amounts as written-down or otherwise modified pursuant to such Regulatory Bail-in Action.

The implementation of the European Commission’s Recovery and Resolution Directive could expand the Regulatory Bail-in Power of the relevant Spanish and European authorities over us and our securities, increase their regulatory discretion and generate further uncertainties regarding the circumstances under which Regulatory Bail-in Actions may be ordered.

On June 6, 2012, the European Commission published a legislative proposal for a directive providing for the establishment of an EU-wide framework for the recovery and resolution of credit institutions and investment firms, known as the Recovery and Resolution Directive (the “RRD”), which has been subsequently subject to amendment but has not yet been adopted. The stated aim of the draft RRD is to provide supervisory authorities with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The powers proposed to be granted to supervisory authorities under the draft RRD include a “bail-in” tool, which would give such authorities the power to write-down or write-off the claims (potentially including any preferred securities, subordinated notes or senior notes offered hereunder) of certain unsecured creditors of a failing institution and/or to convert certain debt claims to equity. Except for the general bail-in tool, which is expected to be implemented by January 1, 2018, it is currently contemplated that the measures set out in the draft RRD (including the power of authorities to write-off Additional Tier 1 and Tier 2 instruments) will be implemented with effect from January 1, 2015.

In accordance with the Memorandum of Understanding entered into with the Eurogroup in July 2012, Spain anticipated many of the provisions set out in the then-current draft of the RRD through the adoption of Law 9/2012 in November 2012. However, following the adoption of Law 9/2012, the draft RRD has been subject to various revisions. For example, while Law 9/2012’s scope does not include Regulatory Bail-in Actions in respect of senior debt securities, senior debt securities could be subject to a Regulatory Bail-in Action under the current draft RRD. Because the RRD is still in draft form and will be subject to implementing measures in Spain, there is considerable uncertainty regarding the types of securities in respect of which a Regulatory Bail-in Action could be ordered and the circumstances under which the relevant Spanish or European authorities would exercise their Regulatory Bail-in Power. Moreover, it is unclear whether any Regulatory Bail-in Actions under the RRD could be taken with respect to securities that were issued before the adoption of the RRD, including any senior notes offered hereunder. We cannot predict the changes to the Regulatory Bail-in Power that may be exercisable by the relevant Spanish or European authorities resulting from the adoption of the RRD, how such changes will be transposed into national law in Spain, including any amendments that will be necessary to Law 9/2012, and how such changes will affect any preferred securities, senior notes and subordinated notes offered hereunder or their pricing or the market value of any securities offered hereunder.

You have agreed to be bound by any Regulatory Bail-in Action undertaken with respect to any preferred securities or subordinated notes offered hereunder or any guarantees thereof.

By purchasing any preferred securities or subordinated notes offered hereunder, each holder (including each beneficial holder) thereof acknowledges, agrees to be bound by and consents to the execution of any Regulatory Bail-in Action with respect to such securities or any guarantees thereof, including the cancellation of all, or a portion of, the liquidation preference or principal amount of, or interest or distributions on, such securities or the write-down of any guarantees thereof, the conversion of all or a portion of, the liquidation preference or principal amount of, or interest or distributions on, such securities into shares or other securities or other obligations of the relevant issuer or another person, and the amendment of other terms and conditions of such securities or any guarantees thereof. The terms of any preferred securities and subordinated notes offered hereunder and any guarantees thereof and the rights of the holders under such securities are subject to, and will be varied, if necessary, solely to give effect to, any such Regulatory Bail-in Action.

Any Regulatory Bail-in Action may be taken in such a manner as to result in you and other holders of any preferred securities or subordinated notes offered hereunder losing the value of all or a part of your investment in such securities or receiving a different security, which may be worth significantly less than the securities offered hereunder and which may have significantly fewer protections than those afforded to investors by the terms of the securities offered hereunder. Moreover, the relevant Spanish and European authorities may order that a Regulatory Bail-in Action be taken without providing any advance notice to the holders of the securities offered hereunder. Accordingly, the market price and trading behavior may be affected by the threat of a possible Regulatory Bail-in Action, even if the likelihood of such action is remote.

THE BBVA GROUP

The BBVA Group is a highly diversified financial group, with strengths in the traditional banking businesses of retail banking, asset management, private banking and wholesale banking. Additionally, the BBVA Group maintains business activity in other sectors, such as the insurance, real estate and operational leasing sectors as well as other business activities. It also has a portfolio of investments in some of Spain’s leading companies. BBVA, which operates in over 30 countries, is based in Spain and has substantial banking interests in Latin America, the United States, Europe and Asia. The BBVA group had consolidated assets of €615,257 million at March 31, 2013 and net income attributed to parent company of €1,734 million for the three months ended March 31, 2013.

BBVA’s principal executive offices are located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number at that location is +34-91-537-7000 or +34-91-374-6000.

Additional information about BBVA and its subsidiaries is included in the 2012 Form 20-F and the March  31, 2013 Form 6-K, which are incorporated by reference in this document.

THE SUBSIDIARY ISSUERS

BBVA International Preferred

BBVA International Preferred was incorporated by a public deed executed on June 30, 2005, and registered in the Mercantile Registry of Vizcaya on July 8, 2005 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA International Preferred is located at Gran Vía, 1, 48001 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, with telephone number +34-91-537-7000 or +34-91-374-6000.

As of the date of this prospectus, BBVA International Preferred has outstanding the following preferred securities:

Series	Description	Issue Date	Issue Amount	Outstanding Amount
A	Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference	September 22, 2005	€550,000,000	€85,550,000
B	Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference	September 20, 2006	€500,000,000	€164,350,000
C	Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of $1,000 liquidation preference	April 18, 2007	$600,000,000	$600,000,000
D	Non-Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of £50,000 liquidation preference	July 19, 2007	£400,000,000	£31,200,000
E	Non-Step-Up Fixed/Floating Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference	October 21, 2009	€644,650,000	€644,650,000
F	Non-Step-Up Fixed/Floating Perpetual Guaranteed Preferred Securities of £50,000 liquidation preference	October 21, 2009	£251,050,000	£251,050,000

The authorized share capital of BBVA International Preferred is €60,102 divided into 10,017 ordinary shares, each with a par value of €6. The subscribed and fully paid up share capital is €60,102.

All of the ordinary shares of BBVA International Preferred are owned, directly or indirectly, by us. BBVA International Preferred exists for the purpose of issuing preferred securities, the proceeds of which, in accordance with Spanish law, will be deposited with us. BBVA International Preferred does not have any subsidiaries.

BBVA U.S. Senior

BBVA U.S. Senior was incorporated by a public deed executed on February 22, 2006 and registered in the Mercantile Registry of Vizcaya on February 28, 2006 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA U.S. Senior is located at Gran Vía, 1, 48001 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number is +34-91-537-7000 or +34-91-374-6000.

As of the date of this prospectus, BBVA U.S. Senior has outstanding the following series of notes:

Description	Issue Date	Issue Amount	Outstanding Amount
Floating Rate Notes due 2013	November 12, 2009	$200,000,000	$200,000,000
Fixed Rate Notes due 2014	May 18, 2011	$1,000,000,000	$1,000,000,000
Floating Rate Notes due 2014	May 18, 2011	$600,000,000	$600,000,000
Fixed Rate Notes due 2015	October 10, 2012	$2,000,000,000	$2,000,000,000

The authorized share capital of BBVA U.S. Senior is €60,102 divided into 10,017 ordinary shares, each with a par value of €6. The subscribed and fully paid up share capital is €60,102.

All of the ordinary shares of BBVA U.S. Senior are owned, directly or indirectly, by us. BBVA U.S. Senior exists for the purpose of issuing debt securities, the proceeds of which, in accordance with Spanish law, will be deposited with us. BBVA U.S. Senior does not have any subsidiaries.

BBVA Subordinated Capital

BBVA Subordinated Capital was incorporated by a public deed executed on October 29, 2004 and registered in the Mercantile Registry of Vizcaya on November 3, 2004 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA Subordinated Capital is located at Gran Vía, 1, 48001 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number is +34-91-537-7000 or +34-91-374-6000.

As of the date of this prospectus, BBVA Subordinated Capital has outstanding the following series of notes:

Description	Issue Date	Issue Amount	Outstanding Amount
Floating Rate Subordinated Callable Step-Up Notes due 2020	October 13, 2005	€150,000,000	€99,350,000
Floating Rate Subordinated Callable Step-Up Notes due 2017	October 20, 2005	€250,000,000	€26,150,000
Floating Rate Subordinated Callable Step-Up Notes due 2018	March 9, 2007	£250,000,000	£15,900,000
Subordinated Linked Notes due 2022	April 4, 2007	€100,000,000	€68,000,000
Fixed Rate to Inflation Linked Subordinated Notes due 2023	May 19, 2008	€50,000,000	€50,000,000
Fixed Rate Subordinated Notes due 2018	July 22, 2008	€20,000,000	€20,000,000

The authorized share capital of BBVA Subordinated Capital is €60,102 divided into 10,017 ordinary shares, each with a par value of €6. The subscribed and fully paid up share capital is €60,102.

All of the ordinary shares of BBVA Subordinated Capital are owned, directly or indirectly, by us. BBVA Subordinated Capital exists for the purpose of issuing debt securities, the proceeds of which, in accordance with Spanish law, will be deposited with us. BBVA Subordinated Capital does not have any subsidiaries.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges and preference dividends for the three months ended March 31, 2013 and the years ended December 31, 2012, 2011, 2010, 2009 and 2008:

	Three Months Ended March 31, 2013(1)(2)	Year Ended December 31
		2012(2)	2011(2)	2010(2)	2009(2)	2008(3)

Ratio of earnings to fixed charges and preference dividends:
Including interest on deposits	1.60	1.15	1.35	1.77	1.57	1.40
Excluding interest on deposits	2.56	1.32	1.65	2.37	2.04	1.82

(1)	Unaudited.
(2)	In accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”).
(3)	In accordance with International Financial Reporting Standards adopted by the EU required to be applied under the Bank of Spain’s Circular 4/2004, as amended.

USE OF PROCEEDS

The net proceeds from each issue of securities by BBVA will be used for the BBVA Group’s general corporate purposes. The net proceeds from each issue of securities by a subsidiary issuer will, in accordance with Law 13/1985 of May 25, on investment ratios, own funds and information obligations of financial intermediaries, be deposited on a permanent basis with the Guarantor and will be used for the BBVA Group’s general corporate purposes. If, in respect of any particular issue of securities by BBVA or a subsidiary issuer, there is a particular identified use of proceeds, this will be stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP

The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with IFRS-IASB as of March 31, 2013.

As of March 31, 2013
(millions of euros) (unaudited)
Outstanding indebtedness(1)
Short-term indebtedness(2)	30,384
Long-term indebtedness	64,341
Of which: Preferred securities(3)	1,887

Total indebtedness(4)	94,724

Stockholders’ equity
Ordinary shares	2,670
Ordinary shares held by consolidated companies	(233)
Reserves	42,778
Dividends	—
Valuation adjustments	(1,006)
Total shareholders’ equity	44,209
Preferred shares	—
Non-controlling interest	2,362

Total capitalization and indebtedness	141,295

(1)	No third party has guaranteed any of the debt of the BBVA Group.
(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of March 31, 2013.
(3)	Under IFRS-IASB, preferred securities are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.
(4)	Approximately 64% of the BBVA Group’s indebtedness was secured as of March 31, 2013.

The following are the principal transactions affecting the capitalization of the BBVA Group after March 31, 2013:

•	On April 3, 2013, BBVA’s Board of Directors approved the execution of the first of the capital increases charged to reserves approved by the annual general meeting of shareholders on March 15, 2013, in order to execute BBVA’s April 2013 Dividend Option. As a result of this capital increase, on April 26, 2013 BBVA’s paid-in share capital increased to €2,710,799,196.61, with a total of 5,532,243,259 ordinary shares issued and outstanding.

•	On May 9, 2013, BBVA issued preferred securities which are convertible on a contingent basis into ordinary shares of BBVA, without pre-emption rights, for a total amount of $1.5 billion. BBVA will apply for these preferred securities to be qualified as “Additional Tier 1” under the new Capital Requirements Directive (“CRD-IV”) (BIS III), as “Capital Principal” in accordance with the Bank of Spain’s Circular 7/2012 and as “Buffer Convertible Capital Securities” in accordance with recommendation EBA/REC/2011/1 of the European Banking Authority.

•	On June 30, 2013, all outstanding Subordinated Mandatory Convertible Bonds—December 2011 issued by BBVA were converted into ordinary shares. Consequently, on July 3, 2013, BBVA’s paid-in share capital increased to €2,804,919,980.59, with a total of 5,724,326,491 ordinary shares issued and outstanding.

DESCRIPTION OF BBVA ORDINARY SHARES

The following summary describes the material considerations concerning the capital stock of BBVA and briefly describes the material provisions of BBVA’s bylaws (estatutos) and relevant Spanish law. This summary does not include all the provisions of our bylaws and is qualified in its entirety by reference to the detailed provisions thereof. A copy of BBVA’s bylaws has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and will be furnished to investors upon request.

General

As of July 19, 2013, BBVA’s paid in share capital was €2,804,919,980.59, represented by a single class of 5,724,326,491 ordinary shares. As of March 31, 2013, BBVA’s paid in share capital was €2,669,936,277.05, represented by a single class of 5,448,849,545 ordinary shares.

Non-residents of Spain may hold and vote ordinary shares subject to the general restrictions set forth below.

Attendance and Voting at Shareholders’ Meetings

Each ordinary share entitles the shareholder to one vote. Any ordinary share may be voted by written proxy. Proxies may be given to any person, who need not necessarily be a shareholder. Proxies are valid for ordinary and extraordinary general shareholders’ meetings. A single shareholder may not be represented at a general shareholders’ meeting by more than one person.

Shareholders’ meetings

Pursuant to BBVA’s bylaws and to the Spanish Companies Act (Ley de Sociedades de Capital), approved by Royal Legislative Decree 1/2010 of July 2 (the “Spanish Companies Act”), general meetings of shareholders of BBVA may be ordinary or extraordinary.

Pursuant to the Spanish Companies Act, ordinary general shareholders’ meetings shall necessarily be held within the first six months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the management by BBVA Board of Directors of BBVA for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda or are allowed by law. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by the BBVA Board of Directors at its discretion. The BBVA Board of Directors must call extraordinary general shareholders’ meetings if so requested by shareholders representing at least five percent of BBVA’s share capital.

Shareholders representing at least 5% of the share capital of BBVA have the right to request the publication of an amended notice including one or more additional agenda items to the ordinary general meeting and to add new resolution proposals to the agenda of any general shareholders’ meeting, within the first five days following the publication of the agenda.

A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.

Convening notice

According to BBVA’s bylaws, notices of all BBVA general shareholders’ meetings must be published (i) in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) or in a widely circulated newspaper in Spain, (ii) on BBVA’s webpage and (iii) on the webpage of the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores or “CNMV”), at least one month prior to the date of the meeting. The notice must indicate the date of the meeting on the first convening and all the matters to be considered at the meeting, along with other information required by the Spanish Companies Act. The notice may also include the date on which the meeting should be held on the second convening. At least twenty-four hours must elapse between the first and the second meeting.

Place of meeting

Except with respect to universal shareholders’ meetings, general shareholders’ meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice. A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, may take place anywhere in the world.

Right of attendance

The owners of five hundred or more ordinary shares which are duly registered in the book-entry record for ordinary shares at least five days prior to the general shareholders’ meeting are entitled to attend. The holders of fewer than five hundred ordinary shares may aggregate their shares by proxy to represent at least five hundred ordinary shares and appoint a member of the group as their representative at the meeting.

Quorums

Under BBVA’s bylaws and the Spanish Companies Act, general shareholders’ meetings will be duly constituted on the first convening if BBVA shareholders holding at least 25% of the share capital are present or represented by proxy. On the second convening of a general shareholders’ meeting, there is no quorum requirement.

Notwithstanding the above, certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the share capital on first convening of the general shareholders’ meeting and no less than 25% of the share capital on the second convening of the general shareholders’ meeting. Those special events include the adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds; (iv) limitations of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (iv) the transfer of the registered office abroad. If, at the second convening of the general shareholders’ meeting, the shareholders present or represented by proxy constitute less than 50% of the share capital, resolutions regarding such matters require the approval of two-thirds of the share capital present or represented by proxy at such meeting.

BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the share capital on first convening or 60% of the share capital on the second convening, at general shareholders’ meetings in order to adopt resolutions that concern: (i) the amendment of the corporate purpose; (ii) the transformation of BBVA’s legal status; (iii) a full spin-off; (iv) the dissolution of BBVA; or (v) the amendment of the second paragraph of article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.

Adoption of resolutions

Subject to the higher vote requirements described in the previous paragraphs, the adoption of resolutions requires a majority vote at the general shareholders’ meeting.

Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.

Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law can be contested by any shareholder. Resolutions adopted at the general shareholders’ meeting that are contrary to BBVA’s bylaws, or that are harmful to BBVA’s interests and to the benefit of one or more shareholders or third parties, can be contested by the shareholders who attended the meeting and recorded their opposition to the resolution in the minutes of the meeting, by shareholders who were absent or by shareholders unlawfully prevented from voting at the meeting.

Under the Spanish Companies Act, in the event of a vacancy on the BBVA Board of Directors, a shareholder or group of shareholders that owns an aggregate number of ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on the BBVA Board of Directors, has the right to appoint a corresponding proportion of the directors (rounded downward to the nearest whole number) to the Board of Directors. Any such new directors shall comply with the suitability criteria set forth by Royal Decree 256/2013 of April 12, which incorporates the guidelines of the European Banking Authority of November 22, 2012 on the assessment of the suitability of members of the management body and key function holders of credit institutions. Shareholders who exercise the right to appoint directors may not vote on the appointment of other directors to the BBVA Board of Directors. Under the Spanish Companies Act, the BBVA

Board of Directors may also designate directors by interim appointment to fill vacancies (co-option). If a director has been co-opted, such director shall stay in office until the first general shareholders’ meeting held following such co-option. The general shareholders’ meeting may then ratify such director’s appointment for the term of office remaining of the director whose vacancy has been covered through co-option, or appoint such director for the term of office established under our bylaws (currently, three years).

Preemptive Rights

Pursuant to the Spanish Companies Act, shareholders have preemptive rights to subscribe for any new ordinary shares involving cash contributions (except where the new ordinary shares are issued pursuant to the conversion of convertible securities, the absorption of another company, or the acquisition of part of the net assets of another company by means of a spin-off) and for securities issued which are convertible into ordinary shares. These preemptive rights may be abolished in certain circumstances by shareholder vote (or a Board of Directors resolution acting by delegation) in accordance with articles 308, 504, 506 and 511 of the Spanish Companies Act.

Form and Transfer

Ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally liable for all obligations arising from their status as shareholders. Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”), which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of ordinary shares reflecting the number of ordinary shares held by each of its participant entities (entidades participantes) as well as the number of such shares held by beneficial owners. Each participant entity in turn maintains a register of the owners of such shares.

Transfers of ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of ordinary shares may also be subject to certain fees and expenses.

Reporting Requirements

As ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of ordinary shares must be reported within four business days of the acquisition or disposition to BBVA, the CNMV, the relevant Spanish Stock Exchanges and, where the person or group effecting the transaction is a non-Spanish resident, the Spanish Registry of Foreign Investment, where:

•	in the case of an acquisition, the acquisition results in that person or group holding 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s share capital; or

•	in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s share capital.

The reporting requirements apply not only to the purchase or transfer of shares, but also to those transactions in which, without a purchase or transfer, the proportion of voting rights of an individual or legal entity reaches, exceeds or falls below the threshold that triggers the obligation to report as a consequence of a change in the total number of voting rights of BBVA on the basis of the information reported to the CNMV and disclosed by it.

Regardless of the actual ownership of the shares, any individual or legal entity with a right to acquire, transfer or exercise voting rights granted by the shares, and any individual or legal entity who owns, acquires or transfers, whether directly or indirectly, other securities or financial instruments which grant a right to acquire shares with voting rights, will also have an obligation to notify the company and the CNMV of the holding of a significant stake in accordance with the regulations.

Each member of the BBVA Board of Directors must report to BBVA, the CNMV and the relevant Spanish Stock Exchanges, shares and stock options held at the time such director joined the Board of Directors. Furthermore, each member of the BBVA Board of Directors must similarly report any acquisition or disposition, regardless of size, of BBVA shares or stock options within five business days of such acquisition or disposition.

Additional disclosure obligations apply to voting agreements and to purchasers in jurisdictions designated as tax havens or lacking adequate supervision, where the threshold for such disclosure obligation is reduced to 1% (or successive multiples of 1%).

Acquisition of own shares

BBVA is required to report to the CNMV any acquisition of its own shares which, together with all other acquisitions since the last notification, reaches or exceeds 1% of its share capital (irrespective of whether any own shares have been sold in the same period). In such circumstances, the notification must include the number of shares acquired since the last notification (detailed by transaction), the number of shares sold (detailed by transaction) and the resulting net holding of treasury shares.

Change of Control Provisions

Certain antitrust regulations may delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or cross-border merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.

Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Law 6/2007 and Royal Decree 1066/2007 set forth the Spanish rules governing takeover bids. In particular:

•	a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:

•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company;

•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors; or

•	it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently:

•	acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;

•	acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or

•	acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;

•	if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;

•	the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer, or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders whose boards of directors are not subject to an equivalent passivity rule;

•	defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and

•

if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company and the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.

As further described below in “—Restrictions on Acquisitions of Ordinary Shares”, since BBVA is a bank, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of shares considered to be a significant participation by Law 26/1988, of July 29, 1998 as amended by Law 5/2009 of June 29. Also, any agreement that contemplates BBVA’s merger with another credit entity requires the authorization of the Spanish Ministry of Economy and Competitiveness. This could delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.

Exchange Controls

In 1991, Spain adopted the EU standards for free movement of capital and services. As a result, exchange controls and restrictions on foreign investments have generally been abolished and foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes.

Pursuant to Spanish Law 18/1992 on Foreign Investments (Ley 18/1992, de 1 de julio) and Royal Decree 664/1999 (Real Decreto 664/1999, de 23 de abril), foreign investors may freely invest in shares of Spanish companies, except in the case of certain strategic industries.

Shares in Spanish companies held by foreign investors must be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear member. In addition, when a foreign investor acquires shares in a company that is subject to the reporting requirements of the CNMV, such foreign investor must also give notice directly to the CNMV and the applicable Spanish Stock Exchanges if such acquisition results in such foreign investor exceeding certain ownership thresholds.

Investment by foreigners domiciled in enumerated tax haven jurisdictions is subject to special reporting requirements under Royal Decree 1080/1991 (Real Decreto 1080/1991, de 5 de julio).

Restrictions on Acquisitions of Ordinary Shares

BBVA’s bylaws do not provide any restrictions on the ownership of ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA shares and gain control of BBVA.

Law 26/1988 on discipline and oversight of financial institutions, as amended by Law 5/2009, provides that any individual or corporation, acting alone or in concert with others, intending to directly or indirectly acquire a significant holding in a Spanish financial institution (as defined in article 56 of Law 26/1998), including banks, or to directly or indirectly increase its holding such that the percentage of voting rights or of capital owned were equal to or more than any of the thresholds of 20%, 30% or 50% (or by virtue of the acquisition, might take control over the financial institution) must first notify the Bank of Spain. The Bank of Spain will have 60 working days after the date on which the notification was received to evaluate the transaction and, where applicable, challenge or object to the proposed acquisition on the grounds established by law. Such objection may be based on the fact that the Bank of Spain does not consider the acquiring person suitable to guarantee the prudent operation of the target financial institution or that the information provided to the Bank of Spain is incomplete.

A significant participation is considered to be 10% of the outstanding share capital or voting rights of a financial institution (including banks), or a lower percentage if such holding allows for the exercise of a significant influence.

Any acquisition made without such prior notification, or conducted before 60 working days have elapsed since the date of such notification, or made in circumstances where the Bank of Spain has objected, will produce the following results:

•	the acquired shares will have no voting rights; and

•	if considered appropriate, the target bank may be taken over by the Bank of Spain, its directors replaced and a sanction imposed.

Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the above-mentioned percentages, or which, because of such sale, will lose control of the entity, must give prior notice to the Bank of Spain, indicating the amount it intends to sell and the period in which the transaction is to be executed. Non-compliance with this requirement may result in sanctions.

Pursuant to article 62 of Law 26/1988, Spain’s Ministry of Economy and the Treasury, following a proposal by the Bank of Spain, may, whenever the control of a bank by a person with a significant participation may jeopardize the sound and prudent management of such bank, adopt any of the following measures as deemed appropriate:

•	suspend the voting rights corresponding to such shares for up to three years;

•	take control of the bank or replace the directors; or

•	revoke the bank’s license.

Shareholder agreements

Law 24/1988 of July 28, as amended (the “Spanish Securities Market Act”) and Articles 531, 533 and 535 of the Spanish Companies Act require parties to disclose certain types of shareholders’ agreements that affect the exercise of voting rights at a general shareholders’ meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares. If any shareholders enter into such agreements with respect to BBVA’s shares, they must disclose the execution, amendment or extension of such agreements to BBVA and the CNMV and file such agreements with the appropriate Commercial Registry. Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a violation of the Spanish Securities Market Act.

Payment of Taxes

Holders of ordinary shares will be responsible for any taxes or other governmental charges payable on their ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or

•	withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such ordinary shares remaining liable for any deficiency.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES

The depositary, The Bank of New York Mellon, registers and delivers BBVA ADSs. Each BBVA ADS represents an ownership interest in one ordinary share. The ordinary shares will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to BBVA ADS holders. The Bank of New York Mellon’s corporate trust office is located at 101 Barclay Street, New York, NY 10286 and its principal executive office is located at One Wall Street, New York, NY 10286.

You may hold BBVA ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (ii) by having BBVA ADSs registered in your name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. The information provided in this section “Description of BBVA American Depositary Shares” assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described herein. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company (“DTC”) pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. Because The Bank of New York Mellon will actually hold the underlying ordinary shares, you must rely on The Bank of New York Mellon to exercise the rights of a shareholder. The obligations of The Bank of New York Mellon are set out in an amended and restated deposit agreement dated as of June 29, 2007 among BBVA, The Bank of New York Mellon, as depositary, and BBVA ADS holders, which is referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are governed by New York law.

The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the corporate trust office of The Bank of New York Mellon at the address set forth above.

Deposit and Withdrawal of Deposited Securities

The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s corporate trust office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.

Upon surrender of BBVA ADSs at the depositary’s corporate trust office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADSs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.

If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.

Pre-Release of BBVA ADSs

In certain circumstances, subject to the provisions of the deposit agreement, and with BBVA’s written consent, The Bank of New York Mellon may execute and deliver BBVA ADSs before the deposit of the underlying shares. This is called a pre-release of the BBVA ADS. The Bank of New York Mellon may receive BBVA ADSs instead of shares to close out a pre-release.

Each pre-release will be:

•	fully collateralized with cash, U.S. government securities or other collateral that The Bank of New York Mellon determines in good faith will provide substantially similar liquidity and security;

•	preceded or accompanied by written representation and agreement from the person to whom BBVA ADSs are to be delivered that the person, or its customer:

•	owns the shares to be remitted;

•	assigns all beneficial rights, title and interest in such shares to the depositary in its capacity as such, and for the benefit of the holders; and

•	will not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such shares, other than in satisfaction of such pre-release);

•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations that The Bank of New York Mellon considers appropriate.

The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice. In addition, The Bank of New York Mellon will limit the number of BBVA ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so. The Bank of New York Mellon may also, as it deems appropriate, set U.S. dollar limits with respect to any particular pre-releasee on a case by case basis.

The pre-release will be subject to such indemnities and credit regulations as The Bank of New York Mellon considers appropriate.

Dividends, Other Distributions and Rights

The depositary has agreed to pay to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses and according to applicable law. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.

Cash. The Bank of New York Mellon will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.

Before making a distribution, any withholding taxes that must be paid will be deducted. The Bank of New York Mellon will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.

Ordinary Shares. If a distribution by BBVA consists of a dividend in, or free distribution of, ordinary shares, The Bank of New York Mellon may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The Bank of New York Mellon will only distribute whole BBVA ADSs. It will sell ordinary shares which would require it to deliver fractional BBVA ADSs and distribute the net proceeds thereof in the same way as it does with cash. If the additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional ordinary shares distributed in respect of the ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.

Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, The Bank of New York Mellon will either:

•	make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if The Bank of New York Mellon determines that it is lawful and feasible to do so; or

•	if making such rights available is determined by The Bank of New York Mellon not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:

•	on a stock exchange on which such rights are listed;

•	on an over-the-counter market on which such rights are traded; or

•	with the written approval of BBVA, at a private sale,

at such place or places and upon such terms as The Bank of New York Mellon may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.

The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The Bank of New York Mellon will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to The Bank of New York Mellon (i) evidence that a registration statement under the Securities Act is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to The Bank of New York Mellon, to the effect that such distribution does not require registration under the provisions of the Securities Act.

Ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.

Other Distributions. The Bank of New York Mellon will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York Mellon may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The Bank of New York Mellon may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.

The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distribution BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.

Payment of Taxes

Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The Bank of New York Mellon may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•	withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.

Record Dates

The Bank of New York Mellon will fix a record date to establish which holders of BBVA ADSs are entitled to:

•	receive a dividend, distributions or rights;

•	receive the net proceeds of any sale;

•	give instructions for the exercise of voting rights at any such meeting; and

•	receive notice or solicitation to act in respect of any matter.

Voting of the Underlying Deposited Securities

BBVA has agreed in the depositary agreement that (i) the depositary or its nominee, whichever is the registered holder of the ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of ordinary shares and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.

Once The Bank of New York Mellon receives notice in English of any matter affecting holders of ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting, (ii) explain how holders as of a certain date may instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs and (iii) contain a statement as to the manner in which instructions may be given.

The record holders of BBVA ADSs can instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs. The Bank of New York Mellon will try, insofar as practicable, to cause the ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.

In the event the BBVA ADS record holders do not provide written instructions by a specified date, The Bank of New York Mellon will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by the BBVA Board of Directors. However, this proxy must not be given to such a person if the board informs The Bank of New York Mellon, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.

Facilities and Register

The Bank of New York Mellon will maintain at its transfer office:

•	facilities for the delivery and surrender of ordinary shares;

•	facilities for the withdrawal of ordinary shares;

•	facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

•	a register for the registration and transfer of BBVA ADSs which, at all reasonable times, shall be open for inspection by holders of BBVA ADSs.

Reports and Notices

The Bank of New York Mellon will, at BBVA’s expense:

•	arrange for the custodian to provide The Bank of New York Mellon copies in English of any reports and other communications that are generally made available by BBVA to holders of ordinary shares; and

•	arrange for the mailing of such copies to all holders of BBVA ADSs.

BBVA has delivered to The Bank of New York Mellon and the custodian a copy of the provisions of or governing ordinary shares. Promptly after any amendment, BBVA will deliver to The Bank of New York Mellon and the custodian a copy in English of such amended provisions. The Bank of New York Mellon may rely upon such copy for all the purposes of the deposit agreement.

The Bank of New York Mellon will, at BBVA’s expense, make available for inspection by BBVA ADS holders at the corporate trust office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of ordinary shares.

Amendment and Termination of the Deposit Agreement

The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and The Bank of New York Mellon.

Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADRs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADRs.

In no event will any amendment impair the right of any BBVA ADS holder to surrender such BBVA ADSs and receive in return the ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.

At BBVA’s direction, The Bank of New York Mellon will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The Bank of New York Mellon may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.

After the date that has been fixed for termination, The Bank of New York Mellon and its agents will perform no further acts under the deposit agreement, other than:

•	advise record holders of BBVA ADSs of such termination;

•	receive and hold distributions on ordinary shares; and

•	deliver ordinary shares and distributions in exchange for BBVA ADSs surrendered to The Bank of New York Mellon.

As soon as practicable after the expiration of six months from the date that has been fixed for termination, The Bank of New York Mellon will sell ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADRs that have not yet surrendered their BBVA ADRs.

Fees and Expenses

The table below sets forth the fees payable, either directly or indirectly, by a holder of ADSs:

Category	Depositary Actions	Associated Fee / By Whom Paid
(a) Depositing or substituting the underlying shares	Issuance of ADSs	Up to $5.00 for each 100 ADSs (or portion thereof) delivered (charged to person depositing the shares or receiving the ADSs)

(b) Receiving or distributing dividends	Distribution of cash dividends or other cash distributions; distribution of share dividends or other free share distributions; distribution of securities other than ADSs or rights to purchase additional ADSs	Not applicable

(c) Selling or exercising rights	Distribution or sale of securities	Not applicable

(d) Withdrawing an underlying security	Acceptance of ADSs surrendered for withdrawal of deposited securities	Up to $5.00 for each 100 ADSs (or portion thereof) surrendered (charged to person surrendering or to person to whom withdrawn securities are being delivered)

(e) Transferring, splitting or grouping receipts	Transfers, combining or grouping of depositary receipts	Not applicable

(f) General depositary services, particularly those charged on an annual basis	Other services performed by the depositary in administering the ADSs	Not applicable

(g) Expenses of the Depositary	Expenses incurred on behalf of holders in connection with	Expenses payable by holders of ADSs or persons depositing shares for the issuance of ADSs; expenses payable in connection with the conversion of foreign currency into U.S. dollars are payable out of such foreign currency
• stock transfer or other taxes (including Spanish income taxes) and other governmental charges;

• cable, telex and facsimile transmission and delivery charges incurred at request of holder of ADS or person depositing shares for the issuance of ADSs;

•    transfer, brokerage or registration fees for the registration of shares or other deposited securities on the share register and applicable to transfers of shares or other deposited securities to or from the name of the custodian;

• reasonable and customary expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars

The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the BBVA ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Limitations on Obligations and Liability to BBVA ADS Holders

The deposit agreement expressly limits BBVA’s obligations and the obligations of The Bank of New York Mellon, and it limits BBVA’s liability and the liability of The Bank of New York Mellon. BBVA and The Bank of New York Mellon:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

•	are not liable if either exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the deposit agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

•	may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.

The Bank of New York Mellon will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.

Other General Limitations on Liability to BBVA ADS Holders

Neither The Bank of New York Mellon, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:

•	any present or future law;

•	any act of God;

•	a war;

•	the threat of any civil or criminal penalty; or

•	any other circumstances beyond their respective control.

The obligations and liabilities of BBVA and its agents and The Bank of New York Mellon and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.

In the deposit agreement, BBVA and The Bank of New York Mellon agree to indemnify each other under certain circumstances.

General

The Bank of New York Mellon will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by The Bank of New York Mellon upon BBVA’s request or with BBVA’s approval.

Any transfer of the BBVA ADSs is registrable on the books of The Bank of New York Mellon. However, The Bank of New York Mellon may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.

As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any ordinary shares or any property represented by the BBVA ADS, The Bank of New York Mellon or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the ordinary shares:

•	payment of a sum sufficient to pay or reimburse the custodian, The Bank of New York Mellon or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement;

•	the production of proof satisfactory to The Bank of New York Mellon or custodian of:

•	identity or genuineness of any signature; and

•	citizenship, residence, exchange control approval, and legal or beneficial ownership;

•	compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the shares or any other deposited securities and with the terms of the deposit agreement; or

•	other information deemed necessary or proper.

The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by The Bank of New York Mellon or BBVA at any time or from time to time.

Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:

•	when temporary delays arise because The Bank of New York Mellon or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

The Bank of New York Mellon, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of The Bank of New York Mellon. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as The Bank of New York Mellon.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.

In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

BBVA ADSs Outstanding

As of July 22, 2013, there were 129,181,909 BBVA ADSs outstanding.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may issue rights to subscribe for our ordinary shares (including in the form of ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, including, where applicable, some or all of the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•	a discussion of the material U.S. federal, Spanish or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to the issuance of ordinary shares together with statutory subscription rights or the exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be listed;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the period during which the subscription rights may be exercised;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

PREFERRED SECURITIES OF BBVA

This section describes the general terms that will apply to any preferred securities that may be offered pursuant to this prospectus by BBVA. The specific terms of the offered preferred securities, and the extent to which the general terms described in this section apply to preferred securities, will be described in one or more related prospectus supplements at the time of the offer.

General

BBVA may issue preferred securities from time to time in one or more series. The preferred securities may be denominated and payable in U.S. dollars or other currencies. BBVA may also issue preferred securities from time to time with the principal amount or distributions payable on any relevant payment date to be determined by reference to one or more currency exchange rates, market interest rates, securities or baskets of securities, commodity prices or indices. Holders of these types of preferred securities will receive payments of liquidation preference or distributions that depend upon the value of the applicable currency, interest rate, security or basket of securities, commodity or index on the relevant payment dates or otherwise as specified in the applicable prospectus supplement.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain the terms of and other information relating to any offered preferred securities of BBVA, including, where applicable, some or all of the following:

•	the status and ranking of the preferred securities in the event of any liquidation, dissolution or winding up of BBVA;

•	the specific designation of the preferred securities;

•	the public offering price of the preferred securities;

•	the number and liquidation preference of the preferred securities;

•	the rate or rates at which BBVA will pay distributions (which may also be referred to as capital payments), or method of calculation of such rate or rates, the payment date or dates for any distributions, the record date for any distributions and any limitations on distributions;

•	the amount or amounts that BBVA will pay out of its assets to the holders of the preferred securities upon the company’s liquidation;

•	the obligation or option, if any, of BBVA to purchase or redeem the preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which, BBVA will or may purchase or redeem the preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the preferred securities, including any vote required to amend BBVA’s charter and the constitution of any syndicate of holders of preferred securities;

•	the criteria for determining whether and to what extent BBVA will be authorized or required to pay distributions on the preferred securities;

•	whether the preferred securities may be converted into or exercised or exchanged for debt or equity securities of BBVA or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at BBVA’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	whether and under what circumstances BBVA will be required to pay any additional amounts on the preferred securities in the event of certain developments with respect to withholding tax or information reporting laws;

•	any additional information to be provided regarding beneficial owners of the preferred securities and any withholding tax consequences related to any failure to provide such information;

•	any restrictions applicable to the sale and delivery of the preferred securities;

•	any other relative rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with applicable law; and

•	a discussion of material U.S. federal and Spanish income tax considerations applicable to holders of preferred securities.

The applicable prospectus supplement may also include, if applicable, a discussion of certain ERISA considerations.

Form

Unless otherwise provided in the applicable prospectus supplement, the preferred securities will be issued in registered form, whether in global or definitive form.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the preferred securities will be governed by Spanish law.

Agreement with Respect to the Taking of a Regulatory Bail-in Action

In accordance with Law 9/2012, if BBVA became the subject of a “restructuring” (reestructuración) or a “resolution” (resolución) (each as defined in Law 9/2012), the relevant Spanish authorities (including the FROB and the Bank of Spain) could take or order BBVA to take a Regulatory Bail-in Action with respect to any series of preferred securities offered hereunder, which could result in holders of such securities losing some or all of their investment. See “Risk Factors—The preferred securities, the subordinated notes and any guarantees thereof may be subject to a Regulatory Bail-in Action which may result in such securities being written-down to zero or converted into other securities, including equity securities, among other actions, and upon such event, you may lose some or all of the value of your investment in the preferred securities or the subordinated notes.”

By purchasing any preferred securities offered hereunder, each holder (including each beneficial holder) thereof acknowledges, agrees to be bound by and consents to the execution of any Regulatory Bail-in Action with respect to such securities, including the cancellation of all, or a portion of, the liquidation preference of, or distributions on, such securities, the conversion of all or a portion of, the liquidation preference, or distributions on, such securities into shares or other securities or other obligations of BBVA or another person, and the amendment of other terms and conditions of such securities. The terms of any preferred securities offered hereunder and the rights of the holders under such securities are subject to, and will be varied, if necessary, solely to give effect to, any such Regulatory Bail-in Action. See “Risk Factors—You have agreed to be bound by the taking of any Regulatory Bail-in Action with respect to any preferred securities or subordinated notes offered hereunder.”

Holders of any preferred securities offered hereunder that acquire such preferred securities in the secondary market or otherwise shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of any preferred securities offered hereunder that acquire such preferred securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the preferred securities related to Regulatory Bail-in Actions.

PREFERRED SECURITIES OF BBVA INTERNATIONAL PREFERRED

This section describes the general terms that will apply to any preferred securities that may be offered pursuant to this prospectus by BBVA International Preferred. The specific terms of the offered preferred securities, and the extent to which the general terms described in this section apply to preferred securities, will be described in one or more related prospectus supplements at the time of the offer.

General

BBVA International Preferred may issue preferred securities from time to time in one or more series. The preferred securities may be denominated and payable in U.S. dollars or other currencies. BBVA International Preferred may also issue preferred securities from time to time with the principal amount or distributions payable on any relevant payment date to be determined by reference to one or more currency exchange rates, market interest rates, securities or baskets of securities, commodity prices or indices. Holders of these types of preferred securities will receive payments of liquidation preference or distributions that depend upon the value of the applicable currency, interest rate, security or basket of securities, commodity or index on the relevant payment dates or otherwise as specified in the applicable prospectus supplement.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain the terms of and other information relating to any offered preferred securities of BBVA International Preferred, including, where applicable, some or all of the following:

•	the status and ranking of the preferred securities in the event of any liquidation, dissolution or winding up of BBVA International Preferred;

•	the specific designation of the preferred securities;

•	the public offering price of the preferred securities;

•	the number and liquidation preference of the preferred securities;

•	the rate or rates at which BBVA International Preferred will pay distributions (which may also be referred to as capital payments), or method of calculation of such rate or rates, the payment date or dates for any distributions, the record date for any distributions and any limitations on distributions;

•	the amount or amounts that BBVA International Preferred will pay out of its assets to the holders of the preferred securities upon the company’s liquidation;

•	the obligation or option, if any, of BBVA International Preferred to purchase or redeem the preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which, BBVA International Preferred will or may purchase or redeem the preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the preferred securities, including any vote required to amend BBVA International Preferred’s charter and the constitution of any syndicate of holders of preferred securities;

•	the criteria for determining whether and to what extent BBVA International Preferred will be authorized or required to pay distributions on the preferred securities;

•	whether the preferred securities may be converted into or exercised or exchanged for debt or equity securities of BBVA International Preferred or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at BBVA International Preferred’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	whether and under what circumstances BBVA International Preferred will be required to pay any additional amounts on the preferred securities in the event of certain developments with respect to withholding tax or information reporting laws;

•	any additional information to be provided regarding beneficial owners of the preferred securities and any withholding tax consequences related to any failure to provide such information;

•	any restrictions applicable to the sale and delivery of the preferred securities;

•	any other relative rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with applicable law; and

•	a discussion of material U.S. federal and Spanish income tax considerations applicable to holders of preferred securities.

The applicable prospectus supplement may also include, if applicable, a discussion of certain ERISA considerations.

Form

Unless otherwise provided in the applicable prospectus supplement, the preferred securities will be issued in registered form, whether in global or definitive form.

Guarantee

The applicable prospectus supplement will contain a summary of the terms of the relevant preferred security guarantee.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the preferred securities and any preferred security guarantee will be governed by Spanish law.

Agreement with Respect to the Taking of a Regulatory Bail-in Action

In accordance with Law 9/2012, if BBVA became the subject of a “restructuring” (reestructuración) or a “resolution” (resolución) (each as defined in Law 9/2012), the relevant Spanish authorities (including the FROB and the Bank of Spain) could take or order BBVA or any of its affiliates (including BBVA International Preferred) to take a Regulatory Bail-in Action with respect to any series of preferred securities offered hereunder or any preferred security guarantee thereof, which could result in holders of such securities losing some or all of their investment. See “Risk Factors—The preferred securities, the subordinated notes and any guarantees thereof may be subject to a Regulatory Bail-in Action which may result in such securities being written-down to zero or converted into other securities, including equity securities, among other actions, and upon such event, you may lose some or all of the value of your investment in the preferred securities or the subordinated notes.”

By purchasing any preferred securities offered hereunder, each holder (including each beneficial holder) thereof acknowledges, agrees to be bound by and consents to the execution of any Regulatory Bail-in Action with respect to such securities and any preferred security guarantee thereof, including the cancellation of all, or a portion of, the liquidation preference of, or distributions on, such securities or the write-down of any preferred security guarantee thereof, the conversion of all or a portion of, the liquidation preference, or distributions on, such securities into shares or other securities or other obligations of BBVA International Preferred or another person, and the amendment of other terms and conditions of such securities or any preferred security guarantee thereof. The terms of any preferred securities offered hereunder and any preferred security guarantee thereof and the rights of the holders under such securities are subject to, and will be varied, if necessary, solely to give effect to, any such Regulatory Bail-in Action. See “Risk Factors—You have agreed to be bound by the taking of any Regulatory Bail-in Action with respect to any preferred securities or subordinated notes offered hereunder.”

Holders of any preferred securities offered hereunder that acquire such preferred securities in the secondary market or otherwise shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of any preferred securities offered hereunder that acquire such preferred securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the preferred securities and any preferred security guarantee thereof related to Regulatory Bail-in Actions.

DESCRIPTION OF THE NOTES OF BBVA

This section describes the general terms and provisions of the indenture dated as of July 25, 2013 (the “senior indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the senior notes that may be offered by BBVA, and the indenture dated as of July 25, 2013 (the “subordinated indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the subordinated notes that may be offered by BBVA. In this section “Description of the Notes of BBVA”, we will refer to the senior notes and the subordinated notes as the “notes” and the senior indenture and the subordinated indenture as the “indentures”. A prospectus supplement will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the indentures or the supplemental indenture or Board resolution creating a particular series of notes.

All material information about the notes and indentures is summarized below and in the applicable prospectus supplement. Because this is only a summary, however, it does not contain all the details found in the full text of the indentures and the notes. If you would like additional information, you should read the indentures and the notes as well as the supplemental indenture or Board resolution creating a particular series of notes or the officer’s certificate for such series. Whenever we refer to specific provisions of or terms defined in the indentures in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.

BBVA may issue future notes under other indentures or documentation which contain provisions different from those included in the indentures described here. BBVA is not prohibited under the notes or indentures from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the notes or indentures.

The senior notes will be issued under the senior indenture and the subordinated notes will be issued under the subordinated indenture. Both such indentures have been filed with the SEC as exhibits to the registration statement that includes this prospectus. Each of the senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and under the subordinated indenture, upon a default in any series of notes issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

General

The indentures do not limit the aggregate principal amount of notes that BBVA may issue under them.

Neither the indentures nor the notes will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue. BBVA can issue notes from time to time in one or more series, up to any aggregate principal amount that BBVA may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA.

The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.

BBVA or any of its subsidiaries may at any time purchase senior notes or subordinated notes at any price in the open market or otherwise. Such notes purchased may be held, reissued, resold or surrendered to the relevant paying agent and/or the relevant registrar for cancellation, except that notes purchased by BBVA must be surrendered to the relevant paying agent and/or the relevant registrar for cancellation in accordance with prevailing Spanish law and the Bank of Spain’s requirements.

Terms of the Notes Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered notes, including, where applicable, some or all of the following:

•	the title of the notes and series in which these notes will be included;

•	any limit on the aggregate principal amount of the notes;

•	whether the notes may be converted into or exercised or exchanged for debt or equity securities of BBVA or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at BBVA’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which the notes will be issued;

•	if any of the notes are to be issuable in global form, then when they are to be issuable in global form and (i) whether beneficial owners of interests in the notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

•	the date or dates on which the principal of the offered notes is payable, or the method, if any, by which such date or dates will be determined and, if other than the full principal amount, the portion payable or the method by which the portion of the principal amount of the notes payable on that date is determined;

•	the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method by which such rate or rates will be determined and the manner upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the date or dates from which interest on the notes, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the notes must be payable;

•	the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice;

•	the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which BBVA or the holders of the notes may, pursuant to any optional redemption provisions in addition to those set forth in the prospectus, redeem the notes, and the other terms and provisions of such optional redemption;

•	if certificates representing the notes will be issued in temporary or permanent global form, the identity of the depository for the global notes, and the manner in which any principal, premium, if any, or interest payable on those global notes will be paid if other than as provided in the indentures;

•	each office or agency where, subject to the terms of the indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to BBVA in respect of the notes or the indenture may be served;

•	whether any of the notes are to be redeemable at the option of BBVA or of the holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of BBVA or the holder and the terms and provisions of such optional redemption;

•	whether BBVA is obligated to redeem or purchase any of the notes pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes must be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such notes;

•	the denomination and currency in which the notes will be issuable;

•	whether any of the notes will be issued as original issue discount notes;

•	if other than the principal amount thereof, the portion of the principal amount of any such notes that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currencies or currency units in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•	whether the notes are senior notes issued pursuant to the senior indenture or subordinated notes issued pursuant to the subordinated indenture or whether the relevant prospectus supplement includes both types of notes;

•	whether BBVA or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, and the period or periods and terms and conditions on which the election may be made, as well as the time and manner of determining the exchange rate;

•	whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the notes may be determined with reference to an index, formula or other method which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and the terms and conditions upon which and the manner in which these amounts will be determined;

•	whether the person in whose name a note is registered at the close of business on the regular record date for payment of interest will be entitled to designate another person as the recipient of the interest payment;

•	any deletions, modifications or additions to the events of default or covenants of BBVA with respect to the notes set forth in the relevant indenture;

•	the applicability of the defeasance provisions of the indenture applicable to such notes and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

•	if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act;

•	any material U.S. federal or Spanish income tax considerations applicable to the notes;

•	any other terms of the notes, which shall not be inconsistent with the provisions of the indentures; and

•	the deed of issuance, in Spanish, related to the notes, and the Regulations (as defined below in “—Syndicate of Holders, Meetings, Modifications and Waivers”), in Spanish with a non-official English translation of such Regulations, related to the notes.

BBVA may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe any additional material U.S. federal income tax consequences, the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.

Payments of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, any amounts to be paid with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA will pay to the relevant holder such additional amounts as may be necessary in order that the net amounts received by the note holders, or their trustees or any paying agent, after such withholding or deduction equals the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, which would otherwise have been receivable in respect of the notes in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any note:

(a)	to, or to a third party on behalf of, a note holder who is liable for such taxes or duties by reason of such holder (or the beneficial owner for whose benefit such holder holds such note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s account; or

(b)	presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the note holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c)	in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the holder or beneficial owner of that note to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of that note, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge; or

(d)	where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(e)	presented for payment (where presentation is required) by or on behalf of a note holder who would be able to avoid such withholding or deduction by presenting the relevant note to another paying agent; or

(f)	in the event that such note is redeemed pursuant to a Redemption for Failure to List (as such term is defined below under “—Early Redemption for Taxation or Listing Reasons”).

Additional amounts will also not be paid with respect to any payment to a note holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the note holder.

For the avoidance of doubt, no additional amounts will be paid by BBVA or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the notes where such deduction or withholding is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

As used above, “Relevant Date” means the date on which any payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to the note holders, notice to that effect is duly given to the note holders in accordance with the provisions set forth under “—Notices” below.

Any reference to principal, interest or premium shall be deemed to include additional amounts to the extent payable in respect thereof.

Early Redemption for Taxation or Listing Reasons

BBVA may, in compliance with the applicable capital adequacy regulations of the Bank of Spain from time to time in force, redeem the notes of any series it has issued, subject to the restrictions described in this section and, in the case of subordinated notes, to the Bank of Spain’s prior approval, which under current Spanish bank regulations may not be sought prior to the fifth anniversary of the issuance of the series of subordinated notes.

Subject to such restrictions, BBVA may, at its option, redeem a series of notes it has issued in whole, but not in part, at any time with not less than 30 days nor more than 60 days notice given in the manner described under “—Notices” below and in the applicable prospectus supplement and indenture.

The redemption price will be equal to 100% of the principal amount (or such other early tax redemption amount as may be specified in the applicable prospectus supplement) plus interest accrued to the date fixed for redemption.

A redemption will be permitted if, as a result of any change in or amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, it is determined by BBVA that in making any payment under the notes, BBVA would become obligated to pay additional amounts, as described in the section entitled “—Payments of Additional Amounts” above, with respect to such payment and BBVA cannot avoid this obligation without unreasonable cost or expense.

BBVA is not permitted to give notice to the trustee of the redemption earlier than 60 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay additional amounts were a payment on the notes then due.

In the case of any merger, consolidation, sale or conveyance not considered an event of default, the acquiring or resulting corporation will also be entitled to redeem the notes in the circumstances described above for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such corporation’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of the merger, consolidation, sale, conveyance or lease if the acquiring or resulting corporation is not incorporated or tax resident in Spain.

In addition, if any series of notes is not listed on an organized market in an Organization for Economic Co-operation and Development (“OECD”) country by the date that is 45 days prior to the initial interest payment date on such series of notes, BBVA, may, at its election and having given no less than 15 days’ notice to the holders of such series of notes in accordance with the terms described below under “—Notices” and in the applicable prospectus supplement and indenture, redeem all of the outstanding notes of such series at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date (any such redemption, a “Redemption for Failure to List”); provided that from and including the issue date of the notes of such series to and including such interest payment date, BBVA will use its reasonable efforts to obtain or maintain such listing, as applicable.

In the event of a Redemption for Failure to List, BBVA will be required to withhold tax and will pay interest in respect of the principal amount of the notes redeemed net of the Spanish withholding tax applicable to such payments (currently 21%).

Form, Transfer, Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to BBVA, but BBVA may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon, as paying agent and securities registrar under the applicable indenture. However, BBVA may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.

Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.

Global Certificates

BBVA may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, BBVA will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.

As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the applicable indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes (as defined below) and will not be considered the holders of such notes under the applicable indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the applicable indenture.

Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if:

•	DTC notifies BBVA that it is unwilling or unable to continue to act as depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by BBVA within 60 days after the date of such written notice from DTC;

•	BBVA notifies the trustee in writing that it has elected to cause the issuance of definitive registered notes of such series; or

•	there shall have occurred and be continuing an Event of Default (as defined below) with respect to the notes of such series.

Outstanding Notes

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the notes or the indentures or are present at a meeting of the Syndicate (as defined below) for quorum purposes, any note owned by BBVA or any other obligor upon the notes or any affiliate of BBVA or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount note that will be outstanding will be the amount that would be declared due and payable as of the date of determination and, unless the applicable prospectus supplement provides otherwise, the principal amount of an indexed note that will be outstanding will be the principal face amount determined on the date of its original issuance.

Syndicate of Holders, Meetings, Modifications and Waivers

Syndicate of Holders

The Spanish Companies Act requires that a syndicate (sindicato) of holders of notes be established in relation to each series of notes constituting all holders of notes of such series at any particular time (the “Syndicate”).

Each Syndicate of each particular series is governed by its own regulations (the “Regulations”). The Regulations contain the rules governing the functioning of the Syndicate and the rules governing its relationship to BBVA and are attached to the relevant Spanish public deed of issuance with respect to such series of notes. A form of the applicable Regulations is attached to each indenture.

As provided in the Regulations, each Syndicate will be represented by the commissioner (comisario) of the Syndicate (the “Commissioner”), who will be the chairman and the legal representative of the Syndicate and shall protect the common interest of the holders of the notes. The Bank of New York Mellon shall serve as Commissioner of the Syndicate of each series of notes until it resigns or is removed as trustee and a person shall have become successor trustee with respect to such series of notes under the applicable indenture. Thereafter, the Commissioner shall be such successor trustee.

Subject to the provisions of the applicable Regulations, the Commissioner of the Syndicate of holders of the notes of a series is under no obligation to exercise any of the powers vested in it by the Regulations at the request of any holder of notes or the Syndicate, unless offered reasonable security or indemnity by the holder or Syndicate against the costs, expenses and liabilities which might be incurred thereby. With respect to the subordinated notes, the obligation to indemnify the Commissioner in accordance with the relevant Regulations shall survive the taking of a Regulatory Bail-in Action with respect to any such series of subordinated notes.

By purchasing a note, the holder of that note is also deemed to have agreed to membership in the Syndicate in respect of notes of such series and, if such holder purchased such note prior to the record date for the first meeting of the Syndicate, to have granted full power and authority to The Bank of New York Mellon with respect to notes of such series to act as its proxy to vote at the first meeting of the Syndicate of holders of notes of such series in favor of the ratification of the Regulations in respect of such Syndicate, the ratification of the designation and appointment of The Bank of New York Mellon as Commissioner of such Syndicate and the ratification of the actions of the Commissioner performed prior to such first meeting of the Syndicate. The Commissioner is the chairperson and the legal representative of the Syndicate.

Meetings

Holders of notes of each series shall meet in accordance with the applicable Regulations. Except as otherwise provided under the relevant indenture, the Regulations governing the Syndicate of holders of notes of a series or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the relevant indenture to be given or taken by holders of notes of the relevant series shall be given or taken only by resolution duly adopted in accordance with the relevant indenture and the Regulations governing the Syndicate of holders of notes of the relevant series at a meeting of such Syndicate duly called and held in accordance with such Regulations, which resolution as so adopted is referred to as the “Act” of the holders. Any such meeting is expected to be held in the city where the Commissioner has its principal executive offices, which is currently New York, New York.

Convening Meetings

The indentures and the Regulations contain provisions for convening meetings of holders of each series of notes to consider matters affecting their interests. A meeting of holders of notes of a series may be called at the request of:

•	the Commissioner on the Commissioner’s own initiative or at the request of the applicable trustee or BBVA; or

•	the Commissioner upon the request of holders of notes representing at least 5% of the outstanding aggregate principal amount of the notes of such series.

Quorums

Two-thirds in principal amount of the outstanding notes of the relevant series shall constitute a quorum for a meeting of the Syndicate of the holders of notes of that series, and if such a quorum is present or duly represented, all matters set forth in the relevant notice shall be voted on at such meeting. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 30 days. A majority in principal amount of the outstanding notes of the relevant series shall constitute a quorum for any such reconvened meeting of the Syndicate of the holders of notes of that series, and if such a quorum is present, all matters set forth in the relevant notice shall be voted on at such meeting.

Voting

Voting at a meeting of the Syndicate shall be by written ballot and may be conducted by proxy. Resolutions may be adopted and decisions may be taken at a meeting of the Syndicate only by the affirmative vote of holders present or duly represented at such meeting of outstanding notes of the relevant series representing a majority of principal amount of the notes of such series outstanding on the applicable record date. Any resolution duly adopted or decision duly taken in accordance with the applicable Regulations at any meeting of the Syndicate of holders of notes of a series duly held in accordance with such Regulations shall be binding on all holders of outstanding notes of such series, whether or not such holders were present or represented at such meeting.

Notwithstanding the above, any resolution of a Syndicate of holders of notes of a series with respect to any request, demand, authorization, direction, notice, consent or waiver which the relevant indenture or the Trust Indenture Act expressly provides must be made, given or taken by the holders of a specified percentage in principal amount of outstanding notes of a series, or by each holder of outstanding notes of the relevant series, as the case may be, may be adopted only by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding notes of the relevant series, or each holder of notes of the relevant series, as the case may be.

Furthermore, notwithstanding any other provision of the Regulations applicable to notes of a series, nothing in the Regulations shall limit the rights of any holder of outstanding notes of such series to make any request, demand, authorization, direction, notice, consent or waiver individually or collectively outside the Syndicate of holders of notes of such series where the relevant indenture or the Trust Indenture Act expressly provides that such request, demand, authorization, direction, notice, consent or waiver may be made, given or taken individually or collectively outside such Syndicate, as the case may be, by holders of outstanding notes of the relevant series.

Modification of the Indenture With Consent of Holders

BBVA and the applicable trustee may amend or modify the applicable indenture and may waive any future compliance with such indenture by BBVA with the consent, as evidenced in an Act or Acts (as defined in relevant indenture), of the holders of not less than a majority in principal amount of the outstanding notes of each series affected thereby voting as a class. However, the modification, amendment or waiver may not, without the consent or the affirmative vote of the holder of each note affected:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, any note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of outstanding notes of a series may consent by Act, on behalf of the holders of all of the outstanding notes of such series, to the postponement of the stated maturity of any installment of interest for a period not exceeding three years from the original stated maturity of such installment (which original stated maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment));

•	reduce the principal amount of, the rate of interest on, any additional amounts with respect to or any premium payable upon the redemption of such notes or otherwise;

•	change the obligation of BBVA to pay additional amounts;

•	reduce the amount of the principal of an original issue discount note that would be due and payable upon a declaration of acceleration of the maturity of the note or the amount thereof provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of the holder;

•	change the place or currency of payment of principal, premium, interest or any additional amounts, except as described under “—Form, Transfer, Payment and Paying Agents”;

•	impair the right to take legal action to enforce the payment when due of principal of, premium, if any, or interest on or any additional amounts with respect to the notes;

•	reduce the percentage in principal amount of notes outstanding necessary to modify or amend the indenture or the terms and conditions of the notes or to waive a default under or compliance with any note or reduce the requirement for a quorum or voting;

•	modify the provisions governing modification of such indenture with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes necessary to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

•	change in any manner adverse to the interests of the holders of outstanding notes of any series the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest or sinking fund payments, including any additional amounts;

except in each case with respect to any modification or amendment of the subordinated indenture which is entered into as a result of, and to the extent required by, a Regulatory Bail-in Action (in which case the consent or the affirmative vote of the holder of each note affected will not be required).

The holders of a majority in aggregate principal amount of the outstanding notes of any series on behalf of the holders of all the notes of such series may, by Act, waive any past default under the indenture with respect to that series, except a default in payment of principal, premium, interest, or additional amounts or in the performance of certain covenants specified in the relevant indenture or a default with respect to a provision which cannot be modified or amended without the consent of each affected holder of outstanding notes of a particular series.

Modification of the Indenture without Consent of Holders

BBVA and the applicable trustee may modify and amend the applicable indenture without the consent of the holders to:

•	evidence the succession of another entity to BBVA, and the assumption by any such successor of the covenants of BBVA in such indenture and in the notes;

•	add to covenants of BBVA for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon BBVA;

•	establish the form or terms of notes of any series;

•	provide for the appointment of a successor trustee;

•	cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, or make any other provisions with respect to matters or questions arising under the relevant indenture which do not adversely affect the interests of the holders of notes of any series in any material respect;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of notes;

•	supplement any of the provisions of such indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes, provided such action does not adversely affect the interests of any holders of notes of such series or any other series in any material respect;

•	add any additional events of default for the benefit of the holders of all or any series of notes;

•	secure any notes;

•	delete, amend or supplement any provision of such indenture or any indenture supplement thereto, provided such actions will not materially adversely affect the interests of the holders of notes then outstanding; or

•	delete, amend or supplement any provision of the subordinated indenture or any indenture supplement thereto as a result of, and to the extent required by, a Regulatory Bail-in Action.

Discharge, Defeasance and Covenant Defeasance

BBVA may discharge certain obligations to holders of any series of notes that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of BBVA, are to be called for redemption within one year, by depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, interest, premium and any additional amounts to the date of such deposit (if such notes have become due and payable) or to the maturity date of such notes, as the case may be.

BBVA may also elect to have its obligations under the indenture discharged with respect to the outstanding notes of any series (“legal defeasance”). Legal defeasance means that BBVA will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series under the relevant indenture, except for:

•	the rights of holders of the outstanding notes to receive principal, interest, any premium and any additional amounts when due from the trust described below;

•	the obligations of BBVA to issue temporary notes, register the transfer of notes, replace temporary or mutilated, destroyed, lost or stolen notes, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.

In addition, BBVA may elect to have its obligations released with respect to certain covenants in the indentures (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an event of default with respect to the notes of any series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of or within any series:

•	BBVA must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which such notes are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to such notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge when due all of the principal, interest and any premium of such notes and any mandatory sinking fund or analogous payments thereon;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which BBVA is a party or by which it is bound;

•	no event of default or event which, with notice or lapse of time, or both, would become an event of default with respect to the outstanding notes of that series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•	BBVA must have delivered to the applicable trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of such notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by BBVA, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture;

•	the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant notes are in default within the meaning of such Act);

•	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•	in the case of the subordinated notes, BBVA shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of Issuer Senior Indebtedness (as defined below under “—Subordinated Notes”), including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of BBVA, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.

Unless otherwise provided in the applicable prospectus supplement, if, after BBVA has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to notes of any series,

•	the holder of a note of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by such note shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal or interest, premium, and any additional amounts on such note as it becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which such note becomes payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.

In the event BBVA effects covenant defeasance with respect to any notes and such notes are declared due and payable because of the occurrence of any event of default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on such notes at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. In this case, BBVA will remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the notes of a particular series.

Upon the taking of a Regulatory Bail-in Action with respect to a series of subordinated notes which results in the cancellation, or the conversion into other securities, of all the principal amount of, and interest on such subordinated notes or such subordinated notes otherwise ceasing to be outstanding, the subordinated indenture shall be satisfied and discharged as to such series.

Notices

All notices to holders of registered notes shall be validly given if mailed to them at their respective addresses in the register maintained by the applicable trustee. In addition, notice of any meeting of a Syndicate of holders of notes of a particular series shall be validly given if done in accordance with the applicable Regulations of the Syndicate of holders of notes of such series.

The Trustee

The Bank of New York Mellon, the trustee currently appointed pursuant to the indentures, is organized and exists under the laws of the State of New York and has its corporate trust office located at 101 Barclay Street, New York, NY 10286 acting through its London Branch located at The Bank of New York Mellon London Branch, One Canada Square, London E14 5AL. Any trustee appointed pursuant to the senior indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

BBVA’s obligation to indemnify the trustee and the Commissioner in accordance with the indentures shall survive the taking of a Regulatory Bail-in Action with respect to any series of notes.

By its acquisition of any subordinated notes of any series issued hereunder, each holder thereof acknowledges and agrees that, upon the taking of any Regulatory Bail-in Action with respect to such series of subordinated notes, (a) the trustee shall not be required to take any further directions from holders of the subordinated notes of such series under Section 5.12 (Control by Holders of Securities) of the subordinated indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the subordinated notes of a series to direct certain actions relating to the subordinated notes of such series, and (b) the subordinated indenture shall not impose any duties upon the trustee whatsoever with respect to the taking of any Regulatory Bail-in Action with respect to such series of subordinated notes. Notwithstanding the foregoing, if, following the completion of a Regulatory Bail-in Action, the subordinated notes of such series remain outstanding (for example, if the Regulatory Bail-in Action results in only a partial write-down of the principal of the subordinated notes of such series), then the trustee’s duties under the subordinated indenture shall remain applicable with respect to the subordinated notes of such series following such completion to the extent that BBVA and the trustee shall agree pursuant to a supplemental indenture or an amendment to the subordinated indenture.

Subject to the provisions of the Trust Indenture Act, a trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby.

BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.

Successor Trustees

Any trustee in respect of the notes of a series may resign or be removed by holders of a majority in principal amount of notes of such series at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor trustee with respect to the notes of a series unless at the time of such acceptance such successor trustee shall be qualified and eligible under the relevant article of the relevant indenture and agree to thereby become Commissioner of the Syndicate of holders of the notes of such series.

Repayment of Funds

All monies paid by BBVA to the applicable trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has been made will be repaid to BBVA on BBVA’s request and all liability of the applicable trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to BBVA for payment as its general unsecured creditor.

Prescription

All claims against BBVA for payment of principal or interest, including additional amounts, on or for the notes will become void unless made within ten years, in the case of principal, and five years, in the case of interest, including additional amounts, from the later of the date on which that payment first became due and the date on which the full amount was received by the trustee.

Governing Law

The notes and the indentures will be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the indentures and the notes, certain provisions of the notes and the indentures related to the establishment of a Syndicate and the appointment of a Commissioner and certain provisions of the subordinated notes and the subordinated indenture related to the subordination of the subordinated notes shall be governed by and construed in accordance with Spanish law. The Regulations of each Syndicate and the duties of and all matters relating to the Commissioner shall be governed by and construed in accordance with Spanish law.

Senior Notes

The senior notes will be direct, unconditional and unsecured indebtedness of BBVA and will rank pari passu with all other unsubordinated and unsecured indebtedness of BBVA, but in the case of insolvency, only to the extent permitted by creditor’s rights.

Events of Default

“Event of Default”, wherever used below with respect to senior notes of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating a particular series of senior notes or in the officer’s certificate for such series:

•	default by BBVA in the payment of the principal of any senior note of such series when due and payable at its maturity and such default is not remedied within 14 days;

•	default by BBVA in the payment of any interest on or any additional amounts payable in respect of any senior note of such series when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 21 days;

•	default by BBVA in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a senior note of such series and such default is not remedied in 30 days;

•	default in the performance or breach of certain covenants or warranties of BBVA in the senior indenture or the senior notes, and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to BBVA by the trustee or to BBVA and the trustee by any holder or the holders of any outstanding senior notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the senior indenture;

•	any capital markets indebtedness (as defined in the senior indenture) of BBVA, or any guarantee by BBVA of any capital markets indebtedness of any other person, in each case where the principal amount of such capital markets indebtedness is in any case in excess of $50,000,000 (or its equivalent in another currency or other currencies), is not (i) in the case of capital markets indebtedness of BBVA, paid when due (after the longer of 30 days after the due date and any applicable grace period therefor) or becomes prematurely due and payable following a default on the part of BBVA or otherwise in respect of such capital markets indebtedness, or (ii) in the case of any guarantee by BBVA of any capital markets indebtedness of any other person, honored when due (after the longer of 30 days after the due date and any applicable grace period therefor);

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against BBVA or an order of any competent court or administrative agency is made or a resolution is passed by BBVA for the dissolution or winding up of BBVA, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated June 28, 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such reconstruction or merger or amalgamation;

•	BBVA is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by BBVA to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings (procedimientos concursales) in relation to BBVA or of a substantial part of its assets (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days);

•	BBVA stops payment of its debts generally;

•	BBVA (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series, or where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to carry on the whole or substantially the whole of its business; or

•	a holder of a security interest takes possession of the whole or any substantial part of the assets or business of BBVA or an order of any competent court or administrative agency is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to BBVA or in relation to the whole or any substantial part of the business or assets of BBVA (in each case, other than in connection with a “resolution” (resolución), as defined in Law 9/2012, with respect to BBVA), or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of BBVA and is not discharged within 30 days.

For the purpose of the above definition, a report by the external auditors from time to time of BBVA as to whether any part of the business or assets of BBVA is “substantial” shall, in the absence of manifest error, be conclusive.

Notwithstanding the above, the determination or announcement by any relevant Spanish authority (including the FROB and the Bank of Spain) that BBVA has or shall become the subject of a “resolution” (resolución) (as defined in Law 9/2012) will not, in and of itself and without regard to any other fact or circumstance, constitute an Event of Default under the sixth and ninth bullet points set forth above with respect to the senior notes of any series.

If an Event of Default with respect to the senior notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the senior notes of the relevant series, with respect to all outstanding senior notes of such series, or the holder of any outstanding senior note of the relevant series, with respect to such senior note held by such holder, may declare the principal, or such lesser amount as may be provided for in the senior notes of such series, of such senior notes or senior note, as the case may be, to be due and payable immediately in accordance with the terms of the senior indenture.

At any time after such a declaration of acceleration with respect to the senior notes or a senior note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the senior indenture, the holders of not less than a majority in principal amount of the outstanding senior notes of such series may, by Act rescind and annul such declaration and its consequences if:

1.	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all senior notes of such series;

(B)	the principal of and any premium on any senior notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such senior notes;

(C)	to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such senior notes; and

(D)	all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the senior indenture; and

2.	all Events of Default with respect to senior notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to senior notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the senior indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding senior notes of any series on behalf of the holders of all the senior notes of such series may, by Act waive any past Event of Default under the senior indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any senior note of such series or in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each holder of outstanding senior notes of such series.

No holder of any of the senior notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the senior indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing Event of Default with respect to the senior notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding senior notes of such series have made written request to the applicable trustee to institute proceedings in respect of such Event of Default as trustee under the senior indenture with respect to such series of senior notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding senior notes of such series.

Such limitations described above do not, however, apply to the right of each holder, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the senior indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her senior note or notes on or after the respective maturity or maturities therefor specified in such senior notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the applicable senior indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding senior notes of a series may consent by Act on behalf of the holders of all outstanding senior notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

Within 90 days after the occurrence of any default under the senior indenture known to the applicable trustee with respect to the senior notes of any series, such trustee shall transmit by mail to all holders of senior notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any senior note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to senior notes of such series.

Subordinated Notes

As used in this section:

“Issuer Senior Indebtedness” means Senior Indebtedness of BBVA.

“Senior Indebtedness” means, with respect to any person, all rights and claims, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of indebtedness or obligations represented by such rights and claims, (i) of privileged creditors (acreedores privilegiados), unsecured and unsubordinated creditors (acreedores comunes) and insolvency estate creditors (acreedores contra la masa) of such person, as determined in accordance with the Insolvency Law (as defined below); or (ii) if such Insolvency Law is no longer in effect, all of such rights and claims of all creditors of such person, unless in any such case the instrument by which the indebtedness or obligations represented by such rights and claims are created, incurred, assumed or guaranteed by such person, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the subordinated notes.

Subordination of Subordinated Notes

BBVA’s obligations under the subordinated notes, whether on account of principal, interest or otherwise, will constitute direct, unconditional and subordinated obligations. If and to the extent that there is a deficiency in any payment in respect of the subordinated notes, the claims of the holders in respect of such deficiency will, in the event of insolvency (concurso) of BBVA (under Spanish Law 22/2003 of June 9, as amended from time to time (the “Insolvency Law”)) or any voluntary or mandatory liquidation of BBVA or similar procedure, fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Issuer Senior Indebtedness (as defined above) and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the subordinated notes. Accordingly, no amount shall be payable by BBVA to the holders of subordinated notes in respect of such deficiency until the claims with respect to all Issuer Senior Indebtedness (other than as aforesaid) admitted in the insolvency (concurso) of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure have been satisfied pursuant to the laws of Spain and any amounts in respect of such deficiency thereafter paid to the applicable trustee will be pari passu with the amounts payable with respect to subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA in the insolvency (concurso) of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure and shall be held by the applicable trustee in trust to apply the same:

(i)	first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the applicable trustee in or about the execution of the trusts of these presents and any unpaid remuneration of such trustee;

(ii)	second, in payment or satisfaction of claims related to Issuer Senior Indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator;

(iii)	third, in payment or satisfaction of contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA (including any payments in respect of principal of the subordinated notes) and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA other than payments set forth in paragraph (iv) below;

(iv)	fourth, in payment or satisfaction of payments of interest, including additional amounts, if any, and interest, if any, on such interest due on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA (including any payments in respect of interest and additional amounts, if any, on the subordinated notes) (excluding interest on secured indebtedness to the extent secured);

(v)	fifth, in payment or satisfaction of fines or any other monetary penalties or sanctions;

(vi)	sixth, in payment or satisfaction of claims of creditors which are related to BBVA as set forth in article 93 of the Insolvency Law;

(vii)	seventh, in payment or satisfaction of indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith; and

(viii)	eighth, in payment of claims arising from contracts with reciprocal obligations as referred to in articles 61, 62, 68 and 69 of the Insolvency Law, wherever the court rules, prior to the administrators’ report of insolvency (administración concursal) that the creditor repeatedly impedes the fulfillment of the contract against the interest of the insolvency.

Prior to any insolvency (concurso) of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may become the subject of a “restructuring” (reestructuración) or a “resolution” (resolución) (each as defined in Law 9/2012) and the subordinated notes of any series may be subjected to a Regulatory Bail-in Action, in which case no holder of any subordinated note of such series shall have any claim against BBVA in connection with or arising out of any such Regulatory Bail-in Action. See “Risk Factors—You have agreed to be bound by the taking of any Regulatory Bail-in Action with respect to any preferred securities or subordinated notes offered hereunder” and “—Agreement with Respect to the Taking of a Regulatory Bail-in Action.” According to the provisions of Law 9/2012, the relevant Spanish authorities are required to exercise their Regulatory Bail-in Power in respect of the subordinated notes having regard to the hierarchy of creditor claims and the holders of the subordinated notes shall be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the Regulatory Bail-in Power.

The consolidation of BBVA with, or the merger of BBVA into, or the conveyance, transfer or lease by BBVA of its properties and assets substantially as an entirety to, another person upon the terms and conditions set forth in the subordinated indenture, or the liquidation or dissolution of BBVA following any such conveyance or transfer, shall not be deemed an event of insolvency (concurso) (under the Insolvency Law) or the voluntary or mandatory liquidation or similar procedure of BBVA for the purposes of the description above if the person formed by such consolidation or into which BBVA is merged or the person that acquires by conveyance, transfer or lease of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in the subordinated indenture.

Except as provided above, nothing contained in the subordinated indenture or in any of the subordinated notes will affect the obligation of BBVA to make, or prevent BBVA from making, at any time, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the applicable trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless such trustee shall have received written notice of any event prohibiting the making of such payment.

Any renewal or extension of the time of payment of any Issuer Senior Indebtedness or the exercise by the holders of Issuer Senior Indebtedness of any of their rights under any instrument creating or evidencing Issuer Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Issuer Senior Indebtedness is outstanding or of such Issuer Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.

Each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated notes as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.

The applicable trustee’s claims under the subordinated indenture are not subordinated.

Agreement with Respect to the Taking of a Regulatory Bail-in Action

By purchasing any subordinated notes offered hereunder, each holder (including each beneficial holder) thereof acknowledges, agrees to be bound by and consents to the execution of any Regulatory Bail-in Action with respect to such securities, including the cancellation of all, or a portion of, the principal amount of, or interest on, such securities (including interest and/or principal amounts that have become due and payable (including principal that has become due and payable at the maturity date) but which have not been paid prior to the execution of the Regulatory Bail-in Action), the conversion of all or a portion of, the principal amount of, or interest on, such securities (including interest and/or principal amounts that have become due and payable (including principal that has become due and payable at the maturity date) but which have not been paid prior to the execution of the Regulatory Bail-in Action) into shares or other securities or other obligations of BBVA or another person, and the amendment of other terms and conditions of such securities. The terms of any subordinated notes offered hereunder and the rights of the holders under such securities are subject to, and will be varied, if necessary, solely to give effect to, any such Regulatory Bail-in Action.

By purchasing any subordinated notes offered hereunder, each holder (including each beneficial holder) thereof: (i) acknowledges and agrees that the taking of any Regulatory Bail-in Action with respect to any such subordinated notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the execution of any Regulatory Bail-in Action with respect to any such securities.

By its purchase of any subordinated notes offered hereunder, each holder (including each beneficial holder) thereof shall be deemed to have (i) consented to the execution of any Regulatory Bail-in Action as it may be ordered with respect to any such securities without any prior notice by the relevant Spanish or European authorities, BBVA or the trustee to the holders of such securities, and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such securities to take any and all necessary action, if required, to implement the execution of any Regulatory Bail-in Action as it may be ordered with respect to such securities, without any further action or direction on the part of such holder.

Upon the taking of any Regulatory Bail-in Action with respect to any series of subordinated notes, BBVA shall provide a written notice to DTC as soon as practicable regarding the taking of a Regulatory Bail-in Action for purposes of notifying holders of such occurrence. BBVA shall also deliver a copy of such notice to the trustee for information purposes.

Subsequent Holders’ Agreement

Holders of any subordinated notes offered hereunder that acquire such subordinated notes in the secondary market or otherwise shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of any subordinated notes offered hereunder that acquire such subordinated notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the subordinated notes related to Regulatory Bail-in Actions.

Events of Default

“Event of Default”, wherever used below with respect to subordinated notes of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating a particular series of subordinated notes or in the officer’s certificate for such series:

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against BBVA or an order of any competent court or administrative agency is made or a resolution is passed by BBVA for the dissolution or winding up of BBVA, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated June 28, 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such reconstruction or merger or amalgamation; or

•	any other Event of Default that may be specified pursuant to the subordinated indenture.

Notwithstanding the above, the determination or announcement by any relevant Spanish authority (including the FROB and the Bank of Spain) that BBVA has or shall become the subject of a “resolution” (resolución) (as defined in Law 9/2012) will not, in and of itself and without regard to any other fact or circumstance, constitute an Event of Default under the first bullet point set forth above or under any other provision of the subordinated indenture with respect to the subordinated notes of any series.

If an Event of Default with respect to the subordinated notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the subordinated notes of the relevant series, with respect to all outstanding subordinated notes of such series, or the holder of any outstanding subordinated note of the relevant series, with respect to such subordinated note held by such holder, may declare the principal, or such lesser amount as may be provided for in the subordinated notes of such series, of such subordinated notes or subordinated notes, as the case may be, to be due and payable immediately in accordance with the terms of the subordinated indenture.

At any time after such a declaration of acceleration with respect to the subordinated notes or a subordinated note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the subordinated indenture, the holders of not less than a majority in principal amount of the outstanding subordinated notes of such series may, by Act, rescind and annul such declaration and its consequences if:

1.	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all subordinated notes of such series;

(B)	the principal of and any premium on any subordinated notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such subordinated notes;

(C)	to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such subordinated notes; and

(D)	all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the subordinated indenture; and

2.	all Events of Default with respect to subordinated notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to subordinated notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the subordinated indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding subordinated notes of any series on behalf of the holders of all the subordinated notes of such series may, by Act, waive any past Event of Default under the subordinated indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any subordinated note of such series or in respect of a covenant or provision of the subordinated indenture that cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.

No holder of any of the subordinated notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing Event of Default with respect to the subordinated notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding subordinated notes of such series have made written request to the applicable trustee to institute proceedings in respect of such Event of Default as trustee under the subordinated indenture with respect to such series of subordinated notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

Such limitations described above do not, however, apply to the right of each holder, which, except as set forth in the immediately following paragraph, is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the subordinated indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her subordinated note or notes on or after the respective maturity or maturities therefor specified in such subordinated notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the applicable subordinated indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding subordinated notes of a series may consent by Act, on behalf of the holders of all outstanding subordinated notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The subordinated notes of any series may be subjected to a Regulatory Bail-in Action, in which case no holder of any subordinated note of such series shall have any claim against BBVA in connection with or arising out of any such Regulatory Bail-in Action. See “Risk Factors—You have agreed to be bound by the taking of any Regulatory Bail-in Action with respect to any preferred securities or subordinated notes offered hereunder” and “—Agreement with Respect to the Taking of a Regulatory Bail-in Action.”

Within 90 days after the occurrence of any default under the subordinated indenture known to the applicable trustee with respect to the subordinated notes of any series, such trustee shall transmit by mail to all holders of subordinated notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any subordinated note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of subordinated notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to subordinated notes of such series.

Subrogation

Holders of the subordinated notes will have no rights of subrogation in respect of any payments or distributions made to holders of any Issuer Senior Indebtedness as a result of the subordination provisions of the subordinated notes.

Perpetual Subordinated Debt

BBVA may not issue subordinated notes under the subordinated indenture that do not have a stated maturity or which may otherwise be treated as equity for U.S. federal income tax purposes.

DESCRIPTION OF THE NOTES OF BBVA U.S. SENIOR AND BBVA SUBORDINATED CAPITAL

AND THE NOTES GUARANTEES

This section describes the general terms and provisions of the indenture dated as of July 25, 2013 (the “senior indenture”) among BBVA U.S. Senior as issuer, BBVA as guarantor and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the senior notes and the senior guarantees that may be offered by BBVA U.S. Senior and BBVA, respectively, and the indenture dated as of July 25, 2013 (the “subordinated indenture”) among BBVA Subordinated Capital as issuer, BBVA as guarantor and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the subordinated notes and the subordinated guarantees that may be offered by BBVA Subordinated Capital and BBVA, respectively. In this section “Description of the Notes of BBVA U.S. Senior and BBVA Subordinated Capital and the Notes Guarantees”, we will refer to BBVA U.S. Senior and BBVA Subordinated Capital as the “issuers”, the senior notes and the subordinated notes as the “notes”, the senior indenture and the subordinated indenture as the “indentures” and the senior guarantees and the subordinated guarantees as the “notes guarantees”. A prospectus supplement of the relevant issuer will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the indentures or the supplemental indenture or Board resolution creating a particular series of notes.

All material information about the notes, notes guarantees and indentures is summarized below and in the applicable prospectus supplement. Because this is only a summary, however, it does not contain all the details found in the full text of the indentures, the notes and the notes guarantees. If you would like additional information, you should read the indentures, the notes and the notes guarantees as well as the supplemental indenture or Board resolution creating a particular series of notes or the officer’s certificate for such series. Whenever we refer to specific provisions of or terms defined in the indentures in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.

BBVA U.S. Senior or BBVA Subordinated Capital may issue future notes and BBVA may issue future guarantees of such notes under other indentures or documentation which contain provisions different from those included in the indentures described here. None of the issuers or BBVA are prohibited under the notes, indentures or notes guarantees, as the case may be, from paying any amounts due under any of their respective obligations at a time when they are in default or have failed to pay any amounts due under the notes, indentures or notes guarantees, as the case may be. See “—Subordinated Notes and Subordinated Guarantees”.

The senior notes will be issued under the senior indenture and the subordinated notes will be issued under the subordinated indenture. Both such indentures have been filed with the SEC as exhibits to the registration statement that includes this prospectus. Each of the senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and under the subordinated indenture, upon a default in any series of notes issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

General

The indentures do not limit the aggregate principal amount of notes that BBVA U.S. Senior or BBVA Subordinated Capital may issue under them. However, on June 24, 2013, the Guarantor’s Board of Directors resolved to provide an irrevocable guarantee up to an aggregate amount of €6 billion (or its equivalent in any other currency) for future issues of notes made by the issuers, and as of the date of this prospectus the Guarantor has not issued any guarantees under this authorization. The Guarantor’s Board of Directors may at any time increase or decrease the aggregate amount for such guarantees authorized for future issuances.

Neither the indentures, nor the notes, nor the notes guarantees will limit or otherwise restrict the amount of other indebtedness or other securities or guarantees which the issuers, the Guarantor or any of its subsidiaries may incur or issue. BBVA U.S. Senior or BBVA Subordinated Capital can issue notes from time to time in one or more series, up to the aggregate principal amount that BBVA U.S. Senior, BBVA Subordinated Capital and the Guarantor may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA U.S. Senior or BBVA Subordinated Capital, as the case may be. The notes guarantees will be direct, unconditional and unsecured obligations of the Guarantor.

The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.

The issuers, the Guarantor or any of their respective subsidiaries may at any time purchase senior notes or subordinated notes at any price in the open market or otherwise. Such notes purchased may be held, reissued, resold or surrendered to the relevant paying agent and/or the relevant registrar for cancellation, except that senior notes purchased by BBVA U.S. Senior and subordinated notes purchased by BBVA Subordinated Capital must be surrendered to the relevant paying agent and/or the relevant registrar for cancellation in accordance with prevailing Spanish law and the Bank of Spain’s requirements.

Terms of the Notes and the Notes Guarantees Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered notes and notes guarantees, including, where applicable, some or all of the following:

•	the title of the notes and series in which these notes will be included;

•	any limit on the aggregate principal amount of the notes and notes guarantees;

•	whether the notes may be converted into or exercised or exchanged for debt or equity securities of the relevant subsidiary issuer or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at the relevant subsidiary issuer’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which the notes will be issued;

•	if any of the notes are to be issuable in global form, then when they are to be issuable in global form and (i) whether beneficial owners of interests in the notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

•	the date or dates on which the principal of the offered notes is payable, or the method, if any, by which such date or dates will be determined and, if other than the full principal amount, the portion payable or the method by which the portion of the principal amount of the notes payable on that date is determined;

•	the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method by which such rate or rates will be determined and the manner upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the date or dates from which interest on the notes, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the notes must be payable;

•	the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice;

•	the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which the issuer or the holders of the notes may, pursuant to any optional redemption provisions in addition to those set forth in the prospectus, redeem the notes, and the other terms and provisions of such optional redemption;

•	if certificates representing the notes will be issued in temporary or permanent global form, the identity of the depository for the global notes, and the manner in which any principal, premium, if any, or interest payable on those global notes will be paid if other than as provided in the indentures;

•	each office or agency where, subject to the terms of the indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to the issuer in respect of the notes or the indenture may be served;

•	whether any of the notes are to be redeemable at the option of the issuer of the notes or of the holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of the issuer or holder and the terms and provisions of such optional redemption;

•	whether the issuer is obligated to redeem or purchase any of the notes pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes must be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such notes;

•	the denomination and currency in which the notes will be issuable;

•	whether any of the notes will be issued as original issue discount notes;

•	if other than the principal amount thereof, the portion of the principal amount of any such notes that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currencies or currency units in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•	whether the notes and notes guarantees are senior notes and senior guarantees issued pursuant to the senior indenture or subordinated notes and subordinated guarantees issued pursuant to the subordinated indenture or whether the relevant prospectus supplement includes both types of notes and notes guarantees;

•	whether BBVA U.S. Senior, BBVA Subordinated Capital or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, and the period or periods and terms and conditions on which the election may be made, as well as the time and manner of determining the exchange rate;

•	whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the notes may be determined with reference to an index, formula or other method which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and the terms and conditions upon which and the manner in which these amounts will be determined;

•	whether the person in whose name a note is registered at the close of business on the regular record date for payment of interest will be entitled to designate another person as the recipient of the interest payment;

•	any deletions, modifications or additions to the events of default or covenants of BBVA U.S. Senior, BBVA Subordinated Capital or the Guarantor with respect to the notes set forth in the relevant indenture;

•	the applicability of the defeasance provisions of the indenture applicable to such notes and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

•	if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act;

•	any material U.S. federal or Spanish income tax considerations applicable to the notes and related notes guarantees;

•	any other terms of the notes, which shall not be inconsistent with the provisions of the indentures; and

•	the deed of issuance, in Spanish, related to the notes, and the Regulations (as defined below in “—Syndicate of Holders, Meetings, Modifications and Waivers”), in Spanish with a non-official English translation of such Regulations, related to the notes.

The issuers may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe any additional material U.S. federal income tax consequences, the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.

Payments of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, any amounts to be paid with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, the issuer or, as the case may be, the Guarantor will pay to the relevant holder such additional amounts as may be necessary in order that the net amounts received by the note holders, or their trustees or any paying agent, after such withholding or deduction equals the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, which would otherwise have been receivable in respect of the notes in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any note:

(a)	to, or to a third party on behalf of, a note holder who is liable for such taxes or duties by reason of such holder (or the beneficial owner for whose benefit such holder holds such note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s account; or

(b)	presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the note holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c)	in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the holder or beneficial owner of that note to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of that note, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge; or

(d)	where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(e)	presented for payment (where presentation is required) by or on behalf of a note holder who would be able to avoid such withholding or deduction by presenting the relevant note to another paying agent; or

(f)	in the event that such note is redeemed pursuant to a Redemption for Failure to List (as such term is defined below under “—Early Redemption for Taxation or Listing Reasons”).

Additional amounts will also not be paid with respect to any payment to a note holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the note holder.

For the avoidance of doubt, no additional amounts will be paid by the issuers, the Guarantor or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the notes where such deduction or withholding is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with FATCA, any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

As used above, “Relevant Date” means the date on which any payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to the note holders, notice to that effect is duly given to the note holders in accordance with the provisions set forth under “—Notices” below.

Any reference to principal, interest or premium shall be deemed to include additional amounts to the extent payable in respect thereof.

Early Redemption for Taxation or Listing Reasons

An issuer may, in compliance with the applicable capital adequacy regulations of the Bank of Spain from time to time in force, redeem the notes of any series it has issued, subject to the restrictions described in this section and, in the case of subordinated notes, to the Bank of Spain’s prior approval, which under current Spanish bank regulations may not be sought prior to the fifth anniversary of the issuance of the series of subordinated notes. Subject to such restrictions, an issuer may, at its option, redeem a series of notes it has issued in whole, but not in part, at any time with not less than 30 days nor more than 60 days notice given in the manner described under “—Notices” below and in the applicable prospectus supplement and indenture.

The redemption price will be equal to 100% of the principal amount (or such other early tax redemption amount as may be specified in the applicable prospectus supplement) plus interest accrued to the date fixed for redemption.

A redemption will be permitted if, as a result of any change in or amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, either:

•	it is determined by the issuer or the Guarantor that in making any payment under the notes or the notes guarantees, the issuer or the Guarantor, as the case may be, would become obligated to pay additional amounts, as described in the section entitled “—Payments of Additional Amounts” above, with respect to such payment and the issuer or the Guarantor cannot avoid this obligation without unreasonable cost or expense; or

•	the Guarantor is or would be required to deduct or withhold tax on any payment to the issuer to enable it to make any payment of principal or interest in respect of the notes and the Guarantor cannot avoid this obligation without unreasonable cost or expense.

The issuers and the Guarantor are not permitted to give notice to the trustee of the redemption earlier than 60 days prior to the earliest date on which an issuer or the Guarantor would be obligated to deduct or withhold tax or pay additional amounts were a payment on the notes or the notes guarantees then due.

In the case of any merger, consolidation, sale or conveyance not considered an event of default, the acquiring or resulting corporation will also be entitled to redeem the notes in the circumstances described above for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such corporation’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of the merger, consolidation, sale, conveyance or lease if the acquiring or resulting corporation is not incorporated or tax resident in Spain.

In addition, if any series of notes is not listed on an organized market in an OECD country by the date that is 45 days prior to the initial interest payment date on such series of notes, the issuer or the Guarantor, as the case may be, may, at its election and having given no less than 15 days’ notice to the holders of such series of notes in accordance with the terms described below under “—Notices” and in the applicable prospectus supplement and indenture, redeem all of the outstanding notes of such series at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date (any such redemption, a “Redemption for Failure to List”); provided that from and including the issue date of the notes of such series to and including such interest payment date, the issuer will use its reasonable efforts to obtain or maintain such listing, as applicable.

In the event of a Redemption for Failure to List, the issuer or the Guarantor, as the case may be, will be required to withhold tax and will pay interest in respect of the principal amount of the notes redeemed net of the Spanish withholding tax applicable to such payments (currently 21%).

Form, Transfer, Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to the issuer, but the issuer may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon, as paying agent and securities registrar under the applicable indenture. However, BBVA U.S. Senior or BBVA Subordinated Capital may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.

Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.

Global Certificates

The issuers may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, issuers will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.

As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the applicable indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes (as defined below) and will not be considered the holders of such notes under the applicable indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the applicable indenture.

Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if:

•	DTC notifies the issuer that it is unwilling or unable to continue to act as depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the issuer within 60 days after the date of such written notice from DTC;

•	the issuer notifies the trustee in writing that it has elected to cause the issuance of definitive registered notes of such series; or

•	there shall have occurred and be continuing an Event of Default (as defined below) with respect to the notes of such series.

Outstanding Notes

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the notes or the indentures or are present at a meeting of the Syndicate (as defined below) for quorum purposes, any note owned by the issuer, the Guarantor or any other obligor upon the notes or any affiliate of the issuer, the Guarantor or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount note that will be outstanding will be the amount that would be declared due and payable as of the date of determination and, unless the applicable prospectus supplement provides otherwise, the principal amount of an indexed note that will be outstanding will be the principal face amount determined on the date of its original issuance.

Syndicate of Holders, Meetings, Modifications and Waivers

Syndicate of Holders

The Spanish Companies Act requires that a syndicate (sindicato) of holders of notes be established in relation to each series of notes constituting all holders of notes of such series at any particular time (the “Syndicate”).

Each Syndicate of each particular series is governed by its own regulations (the “Regulations”). The Regulations contain the rules governing the functioning of the Syndicate and the rules governing its relationship to the relevant issuer and are attached to the relevant Spanish public deed of issuance with respect to such series of notes. A form of the applicable Regulations is attached to each indenture.

As provided in the Regulations, each Syndicate will be represented by the commissioner (comisario) of the Syndicate (the “Commissioner”), who will be the chairman and the legal representative of the Syndicate and shall protect the common interest of the holders of the notes. The Bank of New York Mellon shall serve as Commissioner of the Syndicate of each series of notes until it resigns or is removed as trustee and a person shall have become successor trustee with respect to such series of notes under the applicable indenture. Thereafter, the Commissioner shall be such successor trustee.

Subject to the provisions of the applicable Regulations, the Commissioner of the Syndicate of holders of the notes of a series is under no obligation to exercise any of the powers vested in it by the Regulations at the request of any holder of notes or the Syndicate, unless offered reasonable security or indemnity by the holder or Syndicate against the costs, expenses and liabilities which might be incurred thereby. With respect to the subordinated notes, the obligation to indemnify the Commissioner in accordance with the relevant Regulations shall survive the taking of a Regulatory Bail-in Action with respect to any such series of subordinated notes.

By purchasing a note, the holder of that note is also deemed to have agreed to membership in the Syndicate in respect of notes of such series and, if such holder purchased such note prior to the record date for the first meeting of the Syndicate, to have granted full power and authority to The Bank of New York Mellon with respect to notes of such series to act as its proxy to vote at the first meeting of the Syndicate of holders of notes of such series in favor of the ratification of the Regulations in respect of such Syndicate, the ratification of the designation and appointment of The Bank of New York Mellon as Commissioner of such Syndicate and the ratification of the actions of the Commissioner performed prior to such first meeting of the Syndicate. The Commissioner is the chairperson and the legal representative of the Syndicate.

Meetings

Holders of notes of each series shall meet in accordance with the applicable Regulations. Except as otherwise provided under the relevant indenture, the Regulations governing the Syndicate of holders of notes of a series or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the relevant indenture to be given or taken by holders of notes of the relevant series shall be given or taken only by resolution duly adopted in accordance with the relevant indenture and the Regulations governing the Syndicate of holders of notes of the relevant series at a meeting of such Syndicate duly called and held in accordance with such Regulations, which resolution as so adopted is referred to as the “Act” of the holders. Any such meeting is expected to be held in the city where the Commissioner has its principal executive offices, which is currently New York, New York.

Convening Meetings

The indentures and the Regulations contain provisions for convening meetings of holders of each series of notes to consider matters affecting their interests. A meeting of holders of notes of a series may be called at the request of:

•	the Commissioner on the Commissioner’s own initiative or at the request of the applicable trustee or issuer; or

•	the Commissioner upon the request of holders of notes representing at least 5% of the outstanding aggregate principal amount of the notes of such series.

Quorums

Two-thirds in principal amount of the outstanding notes of the relevant series shall constitute a quorum for a meeting of the Syndicate of the holders of notes of that series, and if such a quorum is present or duly represented, all matters set forth in the relevant notice shall be voted on at such meeting. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 30 days. A majority in principal amount of the outstanding notes of the relevant series shall constitute a quorum for any such reconvened meeting of the Syndicate of the holders of notes of that series, and if such a quorum is present, all matters set forth in the relevant notice shall be voted on at such meeting.

Voting

Voting at a meeting of the Syndicate shall be by written ballot and may be conducted by proxy. Resolutions may be adopted and decisions may be taken at a meeting of the Syndicate only by the affirmative vote of holders present or duly represented at such meeting of outstanding notes of the relevant series representing a majority of principal amount of the notes of such series outstanding on the applicable record date. Any resolution duly adopted or decision duly taken in accordance with the applicable Regulations at any meeting of the Syndicate of holders of notes of a series duly held in accordance with such Regulations shall be binding on all holders of outstanding notes of such series, whether or not such holders were present or represented at such meeting.

Notwithstanding the above, any resolution of a Syndicate of holders of notes of a series with respect to any request, demand, authorization, direction, notice, consent or waiver which the relevant indenture or the Trust Indenture Act expressly provides must be made, given or taken by the holders of a specified percentage in principal amount of outstanding notes of a series, or by each holder of outstanding notes of the relevant series, as the case may be, may be adopted only by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding notes of the relevant series, or each holder of notes of the relevant series, as the case may be.

Furthermore, notwithstanding any other provision of the Regulations applicable to notes of a series, nothing in the Regulations shall limit the rights of any holder of outstanding notes of such series to make any request, demand, authorization, direction, notice, consent or waiver individually or collectively outside the Syndicate of holders of notes of such series where the relevant indenture or the Trust Indenture Act expressly provides that such request, demand, authorization, direction, notice, consent or waiver may be made, given or taken individually or collectively outside such Syndicate, as the case may be, by holders of outstanding notes of the relevant series.

Modification of the Indenture With Consent of Holders

An issuer, the Guarantor and the applicable trustee may amend or modify the applicable indenture and may waive any future compliance with such indenture by the issuer or the Guarantor with the consent, as evidenced in an Act or Acts (as defined in the relevant indenture), of the holders of not less than a majority in principal amount of the outstanding notes of each series affected thereby voting as a class. However, the modification, amendment or waiver may not, without the consent or the affirmative vote of the holder of each note affected:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, any note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of outstanding notes of a series may consent by Act, on behalf of the holders of all of the outstanding notes of such series, to the postponement of the stated maturity of any installment of interest for a period not exceeding three years from the original stated maturity of such installment (which original stated maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment));

•	reduce the principal amount of, the rate of interest on, any additional amounts with respect to or any premium payable upon the redemption of such notes or otherwise;

•	change the obligation of the issuer or the Guarantor to pay additional amounts;

•	reduce the amount of the principal of an original issue discount note that would be due and payable upon a declaration of acceleration of the maturity of the note or the amount thereof provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of the holder;

•	change the place or currency of payment of principal, premium, interest or any additional amounts, except as described under “—Form, Transfer, Payment and Paying Agents”;

•	impair the right to take legal action to enforce the payment when due of principal of, premium, if any, or interest on or any additional amounts with respect to the notes;

•	reduce the percentage in principal amount of notes outstanding necessary to modify or amend the indenture or the terms and conditions of the notes or to waive a default under or compliance with any note or reduce the requirement for a quorum or voting;

•	modify the provisions governing modification of such indenture with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes necessary to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

•	change in any manner adverse to the interests of the holders of outstanding notes of any series the terms and conditions of the obligations of the issuers or the Guarantor in respect of the due and punctual payment of principal, premium or interest or sinking fund payments, including any additional amounts;

except in each case with respect to any modification or amendment of the subordinated indenture which is entered into as a result of, and to the extent required by, a Regulatory Bail-in Action (in which case the consent or the affirmative vote of the holder of each note affected will not be required).

The holders of a majority in aggregate principal amount of the outstanding notes of any series on behalf of the holders of all the notes of such series may, by Act, waive any past default under the indenture with respect to that series, except a default in payment of principal, premium, interest, or additional amounts or in the performance of certain covenants specified in the relevant indenture or a default with respect to a provision which cannot be modified or amended without the consent of each affected holder of outstanding notes of a particular series.

Modification of the Indenture without Consent of Holders

An issuer, the Guarantor and the applicable trustee may modify and amend the applicable indenture without the consent of the holders to:

•	evidence the succession of another entity to the issuer or the Guarantor, and the assumption by any such successor of the covenants of the issuer or the Guarantor in such indenture and in the notes or the notes guarantees;

•	add to covenants of the issuer or the Guarantor for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon the issuer or the Guarantor;

•	establish the form or terms of notes of any series;

•	provide for the appointment of a successor trustee;

•	cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, or make any other provisions with respect to matters or questions arising under the relevant indenture which do not adversely affect the interests of the holders of notes of any series in any material respect;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of notes;

•	supplement any of the provisions of such indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes, provided such action does not adversely affect the interests of any holders of notes of such series or any other series in any material respect;

•	add any additional events of default for the benefit of the holders of all or any series of notes;

•	secure any notes;

•	delete, amend or supplement any provision of such indenture or any indenture supplement thereto, provided such actions will not materially adversely affect the interests of the holders of notes then outstanding; or

•	delete, amend or supplement any provision of the subordinated indenture or any indenture supplement thereto as a result of, and to the extent required by, a Regulatory Bail-in Action.

Substitution of the Issuer

The Guarantor or any controlled subsidiary of the Guarantor may assume the obligations of an issuer under the notes, subject to the prior consent of the Bank of Spain with respect to the subordinated notes, without the consent of the holders of the notes. Any notes so assumed, except if assumed by the Guarantor, will have the benefit of the related notes guarantees. In the event of an assumption of the obligations of an issuer by the Guarantor, the subordination provisions of the subordinated guarantees will apply to the subordinated notes so assumed and the subordination provisions of the subordinated notes will no longer apply. In the event of any assumption, additional amounts under the notes will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

Additional amounts for payments of interest or principal due prior to the date of the assumption will be payable only for taxes imposed by Spain. The Guarantor or the controlled subsidiary of the Guarantor that assumes the obligations of an issuer will also be entitled to redeem the notes in the circumstances described above under the section entitled “—Early Redemption for Taxation or Listing Reasons” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of the assuming entity’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of such assumption if the assuming entity is not incorporated or tax resident in Spain. Upon such assumption, the applicable issuer will be released from all its obligations under the applicable notes and indentures.

An assumption of the obligations of an issuer under the notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the notes for new notes, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Discharge, Defeasance and Covenant Defeasance

An issuer or the Guarantor may discharge certain obligations to holders of any series of notes and related notes guarantees that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of the issuer, are to be called for redemption within one year, by depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, interest, premium and any additional amounts to the date of such deposit (if such notes have become due and payable) or to the maturity date of such notes, as the case may be.

An issuer or the Guarantor may also elect to have its obligations under the indenture discharged with respect to the outstanding notes of any series and related notes guarantees (“legal defeasance”). Legal defeasance means that the issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series under the relevant indenture and that the Guarantor will be deemed to have satisfied all of its obligations under the relevant indenture and with respect to the notes guarantees related to such notes, except for:

•	the rights of holders of the outstanding notes to receive principal, interest, any premium and any additional amounts when due from the trust described below;

•	the obligations of the issuer or the Guarantor to issue temporary notes, register the transfer of notes, replace temporary or mutilated, destroyed, lost or stolen notes, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.

In addition, an issuer or the Guarantor may elect to have its obligations released with respect to certain covenants in the indentures (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an event of default with respect to the notes of any series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of or within any series and the related notes guarantees:

•	the issuer or the Guarantor must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which such notes are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to such notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge when due all of the principal, interest and any premium of such notes and any mandatory sinking fund or analogous payments thereon;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which the issuer or the Guarantor is a party or by which it is bound;

•	no event of default or event which, with notice or lapse of time, or both, would become an event of default with respect to the outstanding notes of that series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•	the issuer or the Guarantor must have delivered to the applicable trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of such notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture;

•	the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant notes are in default within the meaning of such Act);

•	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•	in the case of the subordinated notes, BBVA Subordinated Capital or the Guarantor shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of Issuer Senior Indebtedness or Guarantor Senior Indebtedness (each as defined below under “—Subordinated Notes and Subordinated Guarantees”), including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of BBVA Subordinated Capital or the Guarantor, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.

Unless otherwise provided in the applicable prospectus supplement, if, after an issuer or the Guarantor has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to notes of any series,

•	the holder of a note of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by such note and the related notes guarantee shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal or interest, premium, and any additional amounts on such note as it becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which such note becomes payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.

In the event the issuer or the Guarantor effects covenant defeasance with respect to any notes and such notes are declared due and payable because of the occurrence of any event of default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on such notes at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. In this case, the issuer and the Guarantor will remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the notes of a particular series.

Upon the taking of a Regulatory Bail-in Action with respect to a series of subordinated notes which results in the cancellation, or the conversion into other securities, of all the principal amount of, and interest on such subordinated notes or such subordinated notes otherwise ceasing to be outstanding, the subordinated indenture shall be satisfied and discharged as to such series.

Notices

All notices to holders of registered notes shall be validly given if mailed to them at their respective addresses in the register maintained by the applicable trustee. In addition, notice of any meeting of a Syndicate of holders of notes of a particular series shall be validly given if done in accordance with the applicable Regulations of the Syndicate of holders of notes of such series.

The Trustee

The Bank of New York Mellon, the trustee currently appointed pursuant to the indentures, is organized and exists under the laws of the State of New York and has its corporate trust office located at 101 Barclay Street, New York, NY 10286 acting through its London Branch located at The Bank of New York Mellon London Branch, One Canada Square, London E14 5AL. Any trustee appointed pursuant to the senior indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

The subsidiary issuers’ obligations to indemnify the trustee and the Commissioner in accordance with the indentures shall survive the taking of a Regulatory Bail-in Action with respect to any series of notes.

By its acquisition of any subordinated notes of any series issued hereunder, each holder thereof acknowledges and agrees that, upon the taking of any Regulatory Bail-in Action with respect to such series of subordinated notes or the subordinated guarantees thereof, (a) the trustee shall not be required to take any further directions from holders of the subordinated notes of such series under Section 5.12 (Control by Holders of Securities) of the subordinated indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the subordinated notes of a series to direct certain actions relating to the subordinated notes of such series, and (b) the subordinated indenture shall not impose any duties upon the trustee whatsoever with respect to the taking of any Regulatory Bail-in Action with respect to such series of subordinated notes. Notwithstanding the foregoing, if, following the completion of a Regulatory Bail-in Action, the subordinated notes of such series remain outstanding (for example, if the Regulatory Bail-in Action results in only a partial write-down of the principal of the subordinated notes of such series), then the trustee’s duties under the subordinated indenture shall remain applicable with respect to the subordinated notes of such series following such completion to the extent that the issuer and the trustee shall agree pursuant to a supplemental indenture or an amendment to the subordinated indenture.

Subject to the provisions of the Trust Indenture Act, a trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby.

The Guarantor and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.

Successor Trustees

Any trustee in respect of the notes of a series may resign or be removed by holders of a majority in principal amount of notes of such series at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor trustee with respect to the notes of a series unless at the time of such acceptance such successor trustee shall be qualified and eligible under the relevant article of the relevant indenture and agree to thereby become Commissioner of the Syndicate of holders of the notes of such series.

Repayment of Funds

All monies paid by an issuer or the Guarantor to the applicable trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has been made will be repaid to the issuer or the Guarantor on the issuer’s request in proportion to their respective payments of the monies which remain unclaimed, and all liability of the applicable trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to the issuer or the Guarantor for payment as its general unsecured creditor.

Prescription

All claims against an issuer or the Guarantor for payment of principal or interest, including additional amounts, on or for the notes will become void unless made within ten years, in the case of principal, and five years, in the case of interest, including additional amounts, from the later of the date on which that payment first became due and the date on which the full amount was received by the trustee.

Governing Law

The notes and the indentures will be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the issuers and the Guarantor of the indentures and the notes, certain provisions of the notes and the indentures related to the establishment of a Syndicate and the appointment of a Commissioner, certain provisions of the indentures related to the execution and delivery of the notes guarantees and certain provisions of the subordinated notes and the subordinated indenture related to the subordination of the subordinated notes and the subordinated guarantees shall be governed by and construed in accordance with Spanish law. The notes guarantees will be governed by and construed in accordance with Spanish law. The Regulations of each Syndicate and the duties of and all matters relating to the Commissioner shall be governed by and construed in accordance with Spanish law.

Senior Notes and Senior Guarantees

The senior notes will be direct, unconditional and unsecured indebtedness of BBVA U.S. Senior and will rank pari passu with all other unsubordinated and unsecured indebtedness of BBVA U.S. Senior, but in the case of insolvency, only to the extent permitted by creditor’s rights. The senior guarantees will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and will at all times rank pari passu among themselves and pari passu with all other unsubordinated and unsecured indebtedness of the Guarantor, but in the case of insolvency, only to the extent permitted by creditor’s rights.

The Guarantor will unconditionally and irrevocably guarantee the due and punctual payment of any principal of and premium, if any, and interest on the senior notes, payments to sinking funds, if applicable, and additional amounts or any other amounts of whatever nature which may become payable under the senior notes or the senior indenture. If the Guarantor experiences bankruptcy proceedings, the rights and claims of holders under the senior guarantees will, under Spanish law, rank equally with all other unsubordinated and unsecured indebtedness.

The senior guarantees will remain in effect until the entire principal and interest on the related senior notes have been paid in full under the provisions of the senior notes, senior guarantees and senior indenture, or until the Guarantor and BBVA U.S. Senior’s obligations under the senior notes have been satisfied in accordance with the provisions of the senior notes, the senior guarantees and the senior indenture.

Holders of senior notes may proceed directly against the Guarantor in case of a default under the senior notes without first proceeding against BBVA U.S. Senior.

Events of Default

“Event of Default”, wherever used below with respect to senior notes of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating a particular series of senior notes or in the officer’s certificate for such series:

•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantee, in the payment of the principal of any senior note of such series when due and payable at its maturity and such default is not remedied within 14 days;

•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantee, in the payment of any interest on or any additional amounts payable in respect of any senior note of such series when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 21 days;

•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantee, in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a senior note of such series and such default is not remedied in 30 days;

•	default in the performance or breach of certain covenants or warranties of BBVA U.S. Senior in the senior indenture or the senior notes, or the Guarantor in the senior indenture or the related senior guarantee, and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to BBVA U.S. Senior and the Guarantor by the trustee or to BBVA U.S. Senior, the Guarantor and the trustee by any holder or the holders of any outstanding senior notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the senior indenture;

•	any capital markets indebtedness (as defined in the senior indenture) of either BBVA U.S. Senior or the Guarantor individually, or any guarantee by either BBVA U.S. Senior or the Guarantor of any capital markets indebtedness of any other person, in each case where the principal amount of such capital markets indebtedness is in any case in excess of $50,000,000 (or its equivalent in another currency or other currencies), is not (i) in the case of capital markets indebtedness of either BBVA U.S. Senior or the Guarantor individually, paid when due (after the longer of 30 days after the due date and any applicable grace period therefor) or becomes prematurely due and payable following a default on the part of BBVA U.S. Senior or the Guarantor or otherwise in respect of such capital markets indebtedness, or (ii) in the case of any guarantee by either BBVA U.S. Senior or the Guarantor of any capital markets indebtedness of any other person, honored when due (after the longer of 30 days after the due date and any applicable grace period therefor);

•	an order of any competent court or administrative agency is made or any resolution is passed by BBVA U.S. Senior for the winding-up or dissolution of BBVA U.S. Senior (other than for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series);

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order of any competent court or administrative agency is made or a resolution is passed by the Guarantor for the dissolution or winding up of the Guarantor, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated June 28, 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such reconstruction or merger or amalgamation;

•	BBVA U.S. Senior or the Guarantor is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by BBVA U.S. Senior or the Guarantor to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings (procedimientos concursales) in relation to BBVA U.S. Senior or the Guarantor or of a substantial part of the assets of either of them (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days);

•	BBVA U.S. Senior or the Guarantor stops payment of its debts generally;

•	BBVA U.S. Senior (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series) or the Guarantor (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series, or where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to carry on the whole or substantially the whole of its business;

•	a holder of a security interest takes possession of the whole or any substantial part of the assets or business of BBVA U.S. Senior or the Guarantor or an order of any competent court or administrative agency is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to BBVA U.S. Senior or the Guarantor or in relation to the whole or any substantial part of the business or assets of BBVA U.S. Senior or the Guarantor (in each case, other than in connection with a “resolution” (resolución), as defined in Law 9/2012, with respect to BBVA U.S. Senior or the Guarantor, as the case may be), or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of BBVA U.S. Senior or the Guarantor and is not discharged within 30 days; or

•	the senior guarantees with respect to senior notes of such series cease to be, or are claimed by the Guarantor not to be, in full force and effect.

For the purpose of the above definition, a report by the external auditors from time to time of the issuer or the Guarantor, as the case may be, as to whether any part of the business or assets of the issuer or the Guarantor is “substantial” shall, in the absence of manifest error, be conclusive.

Notwithstanding the above, the determination or announcement by any relevant Spanish authority (including the FROB and the Bank of Spain) that BBVA U.S. Senior or the Guarantor has or shall become the subject of a “resolution” (resolución) (as defined in Law 9/2012), as the case may be, will not, in and of itself and without regard to any other fact or circumstance, constitute an Event of Default under the sixth, seventh and tenth bullet points set forth above with respect to the senior notes of any series.

If an Event of Default with respect to the senior notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the senior notes of the relevant series, with respect to all outstanding senior notes of such series, or the holder of any outstanding senior note of the relevant series, with respect to such senior note held by such holder, may declare the principal, or such lesser amount as may be provided for in the senior notes of such series, of such senior notes or senior note, as the case may be, to be due and payable immediately in accordance with the terms of the senior indenture.

At any time after such a declaration of acceleration with respect to the senior notes or a senior note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the senior indenture, the holders of not less than a majority in principal amount of the outstanding senior notes of such series may, by Act rescind and annul such declaration and its consequences if:

1.	BBVA U.S. Senior or the Guarantor has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all senior notes of such series;

(B)	the principal of and any premium on any senior notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such senior notes;

(C)	to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such senior notes; and

(D)	all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the senior indenture; and

2.	all Events of Default with respect to senior notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to senior notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the senior indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding senior notes of any series on behalf of the holders of all the senior notes of such series may, by Act waive any past Event of Default under the senior indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any senior note of such series or in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each holder of outstanding senior notes of such series.

No holder of any of the senior notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the senior indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing Event of Default with respect to the senior notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding senior notes of such series have made written request to the applicable trustee to institute proceedings in respect of such Event of Default as trustee under the senior indenture with respect to such series of senior notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding senior notes of such series.

Such limitations described above do not, however, apply to the right of each holder, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the senior indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her senior note or notes on or after the respective maturity or maturities therefor specified in such senior notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the applicable senior indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding senior notes of a series may consent by Act on behalf of the holders of all outstanding senior notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

Within 90 days after the occurrence of any default under the senior indenture known to the applicable trustee with respect to the senior notes of any series, such trustee shall transmit by mail to all holders of senior notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any senior note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to senior notes of such series.

Subordinated Notes and Subordinated Guarantees

As used in this section:

“Issuer Senior Indebtedness” means Senior Indebtedness of BBVA Subordinated Capital.

“Guarantor Senior Indebtedness” means Senior Indebtedness of the Guarantor.

“Senior Indebtedness” means, with respect to any person, all rights and claims, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of indebtedness or obligations represented by such rights and claims, (i) of privileged creditors (acreedores privilegiados), unsecured and unsubordinated creditors (acreedores comunes) and insolvency estate creditors (acreedores contra la masa) of such person, as determined in accordance with the Insolvency Law (as defined below); or (ii) if such Insolvency Law is no longer in effect, all of such rights and claims of all creditors of such person, unless in any such case the instrument by which the indebtedness or obligations represented by such rights and claims are created, incurred, assumed or guaranteed by such person, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the subordinated notes.

Subordination of Subordinated Notes

BBVA Subordinated Capital’s obligations under the subordinated notes, whether on account of principal, interest or otherwise, will constitute direct, unconditional and subordinated obligations. If and to the extent that there is a deficiency in any payment in respect of the subordinated notes and such deficiency is not remedied as a result of a demand for payment under the subordinated guarantee (but without prejudice to the subordinated status of the subordinated guarantee pursuant to the subordinated guarantee) the claims of the holders in respect of such deficiency will, in the event of insolvency (concurso) of BBVA Subordinated Capital (under Spanish Law 22/2003 of June 9, as amended from time to time (the “Insolvency Law”)) or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure, fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Issuer Senior Indebtedness (as defined above) and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the subordinated notes. Accordingly, no amount shall be payable by BBVA Subordinated Capital to the holders of subordinated notes in respect of such deficiency until the claims with respect to all Issuer Senior Indebtedness (other than as aforesaid) admitted in the insolvency (concurso) of BBVA Subordinated Capital under the Insolvency Law or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure have been satisfied pursuant to the laws of Spain and any amounts in respect of such deficiency thereafter paid to the applicable trustee will be pari passu with the amounts payable with respect to subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital in the insolvency (concurso) of BBVA Subordinated Capital under the Insolvency Law or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure and shall be held by the applicable trustee in trust to apply the same:

(i)	first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the applicable trustee in or about the execution of the trusts of these presents and any unpaid remuneration of such trustee;

(ii)	second, in payment or satisfaction of claims related to Issuer Senior Indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator;

(iii)	third, in payment or satisfaction of contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital (including any payments in respect of principal of the subordinated notes) and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital other than payments set forth in paragraph (iv) below;

(iv)	fourth, in payment or satisfaction of payments of interest, including additional amounts, if any, and interest, if any, on such interest due on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital (including any payments in respect of interest and additional amounts, if any, on the subordinated notes) (excluding interest on secured indebtedness to the extent secured);

(v)	fifth, in payment or satisfaction of fines or any other monetary penalties or sanctions;

(vi)	sixth, in payment or satisfaction of claims of creditors which are related to BBVA Subordinated Capital as set forth in article 93 of the Insolvency Law;

(vii)	seventh, in payment or satisfaction of indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith; and

(viii)	eighth, in payment of claims arising from contracts with reciprocal obligations as referred to in articles 61, 62, 68 and 69 of the Insolvency Law, wherever the court rules, prior to the administrators’ report of insolvency (administración concursal) that the creditor repeatedly impedes the fulfillment of the contract against the interest of the insolvency.

Prior to any insolvency (concurso) of BBVA Subordinated Capital under the Insolvency Law or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure, BBVA may become the subject of a “restructuring” (reestructuración) or a “resolution” (resolución) (each as defined in Law 9/2012) and the subordinated notes of any series or the subordinated guarantees thereof may be subjected to a Regulatory Bail-in Action, in which case no holder of any subordinated note of such series shall have any claim against BBVA or BBVA Subordinated Capital in connection with or arising out of any such Regulatory Bail-in Action. See “Risk Factors—You have agreed to be bound by the taking of any Regulatory Bail-in Action with respect to any preferred securities or subordinated notes offered hereunder” and “—Agreement with Respect to the Taking of a Regulatory Bail-in Action.” According to the provisions of Law 9/2012, the relevant Spanish authorities are required to exercise their Regulatory Bail-in Power in respect of the subordinated notes and the related subordinated guarantees having regard to the hierarchy of creditor claims and the holders of the subordinated notes shall be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the Regulatory Bail-in Power.

The consolidation of BBVA Subordinated Capital with, or the merger of BBVA Subordinated Capital into, or the conveyance, transfer or lease by BBVA Subordinated Capital of its properties and assets substantially as an entirety to, another person upon the terms and conditions set forth in the subordinated indenture, or the liquidation or dissolution of BBVA Subordinated Capital following any such conveyance or transfer, shall not be deemed an event of insolvency (concurso) (under the Insolvency Law) or the voluntary or mandatory liquidation or similar procedure of BBVA Subordinated Capital for the purposes of the description above if the person formed by such consolidation or into which BBVA Subordinated Capital is merged or the person that acquires by conveyance, transfer or lease of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in the subordinated indenture.

Except as provided above, nothing contained in the subordinated indenture or in any of the subordinated notes will affect the obligation of BBVA Subordinated Capital to make, or prevent BBVA Subordinated Capital from making, at any time, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the applicable trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless such trustee shall have received written notice of any event prohibiting the making of such payment.

Any renewal or extension of the time of payment of any Issuer Senior Indebtedness or the exercise by the holders of Issuer Senior Indebtedness of any of their rights under any instrument creating or evidencing Issuer Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Issuer Senior Indebtedness is outstanding or of such Issuer Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.

Each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated notes as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.

The applicable trustee’s claims under the subordinated indenture are not subordinated.

Subordination of Subordinated Guarantees

The payment of principal and interest or any other amounts as specified in the applicable prospectus supplement and in the subordinated indenture in respect of the subordinated notes has been fully, irrevocably and unconditionally guaranteed, on a subordinated basis, by the Guarantor pursuant to the subordinated guarantees. If the subordinated notes are subjected to a Regulatory Bail-in Action, the guarantee by the Guarantor pursuant to the subordinated guarantees of the payment of principal and interest or any other amounts as specified in the applicable prospectus supplement and in the subordinated indenture in respect of the subordinated notes shall thereafter be only to the extent of principal, interest or other amounts as written-down or otherwise modified pursuant to such Regulatory Bail-in Action. The obligations of the Guarantor under the subordinated guarantees constitute direct, unsecured and subordinated obligations of the Guarantor. In the event of insolvency (concurso) of the Guarantor under the Insolvency Law or any voluntary or mandatory Guarantor liquidation or similar procedure, claims by holders of subordinated guarantees against the Guarantor will fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Guarantor Senior Indebtedness and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the subordinated guarantees. Accordingly, no amount shall be payable by the Guarantor to the holders in respect of the subordinated guarantees until the claims with respect to all Guarantor Senior Indebtedness admitted in the insolvency (concurso) of the Guarantor under the Insolvency Law or any voluntary or mandatory Guarantor liquidation or similar procedure have been satisfied pursuant to the laws of Spain.

Prior to any insolvency (concurso) of the Guarantor under the Insolvency Law or any voluntary or mandatory liquidation of the Guarantor or similar procedure, the Guarantor may become the subject of a “restructuring” (reestructuración) or a “resolution” (resolución) (each as defined in Law 9/2012) and the subordinated notes of any series or the subordinated guarantees thereof may be subjected to a Regulatory Bail-in Acton, in which case no holder of any subordinated note of such series shall have any claim against the Guarantor in connection with or arising out of any such Regulatory Bail-in Action. See “Risk Factors—You have agreed to be bound by the taking of any Regulatory Bail-in Action with respect to any preferred securities or subordinated notes offered hereunder” and “—Agreement with Respect to the Taking of a Regulatory Bail-in Action.” According to the provisions of Law 9/2012, the relevant Spanish authorities are required to exercise their Regulatory Bail-in Power in respect of the subordinated notes having regard to the hierarchy of creditor claims and the holders of the subordinated notes shall be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the Regulatory Bail-in Power.

After payment in full of all Guarantor Senior Indebtedness but before distributions to shareholders, under article 92 of the Insolvency Law, the Guarantor will pay or satisfy subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor in the following order and pro rata within each class: (i) claims related to Guarantor Senior Indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator; (ii) contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor (including any payments in respect of principal of the subordinated notes due under the subordinated guarantees) and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor other than payments set forth in subparagraph (iii) of this paragraph; (iii) payments of interest, including additional amounts, if any, and interest, if any, on such interest due on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor (including any payments in respect of interest and Additional Amounts, if any, on the subordinated notes due under the subordinated guarantees) (excluding interest on secured indebtedness to the extent secured); (iv) fines or any other monetary penalties or sanctions; (v) claims of creditors which are related to the Guarantor as set forth in article 93 of the Insolvency Law; and (vi) indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith.

The Guarantor in the subordinated guarantees agrees and each holder of subordinated notes, by his or her acceptance of a subordinated notes guarantee will be deemed to have agreed to the above described subordination of the subordinated guarantee. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the subordinated guarantee. In addition, each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated guarantees as provided in subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.

Any renewal or extension of the time of payment of any Guarantor Senior Indebtedness or the exercise by the holders of Guarantor Senior Indebtedness of any of their rights under any instrument creating or evidencing Guarantor Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Guarantor Senior Indebtedness is outstanding or of such Guarantor Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.

Agreement with Respect to the Taking of a Regulatory Bail-in Action

By purchasing any subordinated notes offered hereunder, each holder (including each beneficial holder) thereof acknowledges, agrees to be bound by and consents to the execution of any Regulatory Bail-in Action with respect to such securities or any subordinated guarantee thereof, including the cancellation of all, or a portion of, the principal amount of, or interest on, such securities (including interest and/or principal amounts that have become due and payable (including principal that has become due and payable at the maturity date) but which have not been paid prior to the execution of the Regulatory Bail-in Action) or the write-down of any subordinated guarantees thereof, the conversion of all or a portion of, the principal amount of, or interest on, such securities (including interest and/or principal amounts that have become due and payable (including principal that has become due and payable at the maturity date) but which have not been paid prior to the execution of the Regulatory Bail-in Action) into shares or other securities or other obligations of BBVA Subordinated Capital or another person, and the amendment of other terms and conditions of such securities or any guarantees thereof. The terms of any subordinated notes offered hereunder and any subordinated guarantee thereof and the rights of the holders under such securities are subject to, and will be varied, if necessary, solely to give effect to, any such Regulatory Bail-in Action.

By purchasing any subordinated notes offered hereunder, each holder (including each beneficial holder) thereof: (i) acknowledges and agrees that the taking of any Regulatory Bail-in Action with respect to any such subordinated notes or any subordinated guarantee thereof shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the execution of any Regulatory Bail-in Action with respect to any such securities.

By its purchase of any subordinated notes offered hereunder, each holder (including each beneficial holder) thereof shall be deemed to have (i) consented to the execution of any Regulatory Bail-in Action as it may be ordered with respect to any such securities or any subordinated guarantee thereof without any prior notice by the relevant Spanish or European authorities, BBVA Subordinated Capital, the Guarantor or the trustee to the holders of such securities, and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such securities to take any and all necessary action, if required, to implement the execution of any Regulatory Bail-in Action as it may be ordered with respect to such securities or any subordinated guarantee thereof, without any further action or direction on the part of such holder.

Upon the taking of any Regulatory Bail-in Action with respect to any series of subordinated notes or any subordinated guarantee thereof, BBVA or BBVA Subordinated Capital, as the case may be, shall provide a written notice to DTC as soon as practicable regarding the taking of a Regulatory Bail-in Action for purposes of notifying holders of such occurrence. BBVA or BBVA Subordinated Capital, as the case may be, shall also deliver a copy of such notice to the trustee for information purposes.

Subsequent Holders’ Agreement

Holders of any subordinated notes offered hereunder that acquire such subordinated notes in the secondary market or otherwise shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of any subordinated notes offered hereunder that acquire such subordinated notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the subordinated notes and any subordinated guarantee thereof related to Regulatory Bail-in Actions.

Events of Default

“Event of Default”, wherever used below with respect to subordinated notes of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating a particular series of subordinated notes or in the officer’s certificate for such series:

•	an order of any competent court or administrative agency is made or any resolution is passed by BBVA Subordinated Capital for the winding-up or dissolution of BBVA Subordinated Capital (other than for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series);

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order of any competent court or administrative agency is made or a resolution is passed by the Guarantor for the dissolution or winding up of the Guarantor, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated June 28, 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such reconstruction or merger or amalgamation; or

•	any other Event of Default that may be specified pursuant to the subordinated indenture.

Notwithstanding the above, the determination or announcement by any relevant Spanish authority (including the FROB and the Bank of Spain) that BBVA Subordinated Capital or the Guarantor has or shall become the subject of a “resolution” (resolución) (as defined in Law 9/2012), as the case may be, will not, in and of itself and without regard to any other fact or circumstance, constitute an Event of Default under the first and second bullet points set forth above or under any other provision of the subordinated indenture with respect to the subordinated notes of any series.

If an Event of Default with respect to the subordinated notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the subordinated notes of the relevant series, with respect to all outstanding subordinated notes of such series, or the holder of any outstanding subordinated note of the relevant series, with respect to such subordinated note held by such holder, may declare the principal, or such lesser amount as may be provided for in the subordinated notes of such series, of such subordinated notes or subordinated notes, as the case may be, to be due and payable immediately in accordance with the terms of the subordinated indenture.

At any time after such a declaration of acceleration with respect to the subordinated notes or a subordinated note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the subordinated indenture, the holders of not less than a majority in principal amount of the outstanding subordinated notes of such series may, by Act, rescind and annul such declaration and its consequences if:

1.	BBVA Subordinated Capital or the Guarantor has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all subordinated notes of such series;

(B)	the principal of and any premium on any subordinated notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such subordinated notes;

(C)	to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such subordinated notes; and

(D)	all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the subordinated indenture; and

2.	all Events of Default with respect to subordinated notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to subordinated notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the subordinated indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding subordinated notes of any series on behalf of the holders of all the subordinated notes of such series may, by Act, waive any past Event of Default under the subordinated indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any subordinated note of such series or in respect of a covenant or provision of the subordinated indenture that cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.

No holder of any of the subordinated notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing Event of Default with respect to the subordinated notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding subordinated notes of such series have made written request to the applicable trustee to institute proceedings in respect of such Event of Default as trustee under the subordinated indenture with respect to such series of subordinated notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

Such limitations described above do not, however, apply to the right of each holder, which, except as set forth in the immediately following paragraph, is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the subordinated indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her subordinated note or notes on or after the respective maturity or maturities therefor specified in such subordinated notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the applicable subordinated indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding subordinated notes of a series may consent by Act, on behalf of the holders of all outstanding subordinated notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The subordinated notes of any series and the subordinated guarantees thereof may be subjected to a Regulatory Bail-in Action, in which case no holder of any subordinated note of such series shall have any claim against BBVA Subordinated Capital or the Guarantor in connection with or arising out of any such Regulatory Bail-in Action. See “Risk Factors—You have agreed to be bound by the taking of any Regulatory Bail-in Action with respect to any preferred securities or subordinated notes offered hereunder” and “—Agreement with Respect to the Taking of a Regulatory Bail-in Action.”

Within 90 days after the occurrence of any default under the subordinated indenture known to the applicable trustee with respect to the subordinated notes of any series, such trustee shall transmit by mail to all holders of subordinated notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any subordinated note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of subordinated notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to subordinated notes of such series.

Subrogation

Holders of the subordinated notes will have no rights of subrogation in respect of any payments or distributions made to holders of any Issuer Senior Indebtedness as a result of the subordination provisions of the subordinated notes.

Perpetual Subordinated Debt

Neither BBVA U.S. Senior nor BBVA Subordinated Capital may issue subordinated notes under the indentures that do not have a stated maturity or which may otherwise be treated as equity for U.S. federal income tax purposes.

SPANISH TAX CONSIDERATIONS

The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares, ADSs, BBVA U.S. Senior notes and BBVA Subordinated Capital subordinated notes by U.S. Residents (as defined below). This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law or the tax treatment of the preferred securities or subordinated notes following any taking of a Regulatory Bail-in Action with respect to such securities or any guarantees thereof.

Accordingly, prospective investors should consult their own tax advisors as to the tax consequences of their purchase, ownership and disposition of ordinary shares or ADSs, BBVA U.S. Senior senior notes and BBVA Subordinated Capital subordinated notes including the effect of tax laws of any other jurisdiction, based on their particular circumstances.

As used herein, the following terms have the following meanings:

(i)	The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol, both signed February 22, 1990.

(ii)	A “U.S. Resident” means a U.S. Holder (as defined below under “U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.

For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the ordinary shares underlying the ADSs. Holders of ordinary shares, or ADSs, BBVA senior or subordinated notes, BBVA U.S. Senior senior notes or BBVA Subordinated Capital subordinated notes who are not U.S. Residents should consult their own tax advisors, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT”.

The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.

Ordinary Shares or ADSs

1. Taxation of Dividends

Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of ordinary shares or ADSs are subject to the Spanish Non-Resident Income Tax, referred to as the “NRIT”, approved by Royal Decree Legislative 5/2004 of March 5, (“NRIT Law”), and therefore a 21% withholding tax is currently applied on the gross amount of dividends.

However, under the Treaty, a U.S. Resident is entitled to the Treaty-reduced rate of 15%, as a general rule, or 10% if the U.S. Resident is a corporation which owns more than 25% of the voting rights of the ordinary shares of BBVA.

In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 21% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to BBVA or to the Spanish resident depositary, if any, through which its ordinary shares are held, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.

The Bank of New York Mellon, unless otherwise indicated in the applicable prospectus supplement, has arranged a procedure by which a holder of BBVA ADSs may receive both the dividend payment (net of the withholding of 21% of the gross amount of dividends) and the tax relief of 6% under the Treaty on the same dividend payment date by following the procedures specified by The Bank of New York Mellon. Holders of BBVA ADSs who do not receive their refund through The Bank of New York Mellon may use the “Quick Refund” process described below to receive the refund the next month after the dividend record date. See “—Quick Refund Process”.

Notwithstanding the above, according to the NRIT Law, individuals with tax residency in an EU country or in other countries with which there is an actual exchange of tax information, pursuant to Additional Provision no. 1 of Law 36/2006, of November 29, 2006 (including the US) may benefit from a NRIT exemption up to an annual amount of €1,500 on their Spanish sourced dividend income. For the purposes of applying this exemption, BBVA has to deduct withholding taxes on the gross amount of dividends paid and the holders entitled to this exemption will have to seek a refund of such withholding taxes from the Spanish Tax Authorities.

Quick Refund Process

Under the standard procedure agreed to between The Bank of New York Mellon and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the record date for receipt of the relevant dividend occurs.

The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, directly from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “—Spanish Refund Procedure” below.

Spanish Refund Procedure

According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004, a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:

•	The relevant Spanish tax form (currently, Form 210);

•	The IRS certificate of residence referred to above under “—Taxation of Dividends;” and

•	A certificate evidencing Spanish Non-Resident Income Tax withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.

2. Taxation of Capital Gains

Capital gains realized by U.S. Residents from the disposition of ordinary shares or ADSs will not be taxed in Spain, if (i) the seller has not maintained a direct or indirect holding of at least 25% of the ordinary shares outstanding during the twelve months preceding the disposition of the shares, and (ii) the gain is not obtained through a country or territory defined as a tax haven under applicable Spanish regulations.

Additionally, capital gains derived from the transfer of ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a DTT with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a tax haven under applicable Spanish regulations.

Where the abovementioned exemption applies, the seller will be obliged to file with the Spanish tax authorities the relevant Spanish tax form (currently, Form 210) together with the certificate of tax residence issued by the tax authorities of the country of residence, within the meaning of a DTT, evidencing its entitlement to the exemption. In the case of U.S. Residents, it will be necessary to provide to the Spanish tax authorities an IRS certificate of United States residence on IRS Form 6166.

3. Spanish Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the ordinary shares or ADSs which they hold as at the end of the relevant fiscal year.

Legal entities are not subject to Wealth Tax.

4. Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Unless otherwise provided under an applicable DTT (and the United States and Spain have not entered into such a DTT), transfers of ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, the Spanish tax authorities may argue that all ordinary shares and all ADSs are located in Spain for Spanish tax purposes. If such a view were to prevail, non-resident holders in Spain who inherit or receive a gift of ordinary shares or ADSs would be subject to tax at an effective tax rate that depends on all relevant factors and that ranges between 0% and 81.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “—Taxation of Capital Gains”.

5. Spanish Transfer Tax

Transfers of ordinary shares or ADSs will be exempt from Spanish transfer tax or value-added tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of ordinary shares or ADSs.

Preferred Securities and BBVA Rights to Subscribe for Ordinary Shares

The material Spanish tax consequences of the acquisition, ownership and disposition of Preferred Securities or rights to subscribe for BBVA shares will be described in the applicable prospectus supplement.

Senior Notes and Subordinated Notes

References in this section to holders of senior notes or subordinated notes, as the case may be (hereinafter, the relevant securities) include the owners of a beneficial interest in the relevant securities, or beneficial owners, of the relevant securities. The statements regarding Spanish law and practice set forth below assume that the relevant securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

Introduction

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:

(a)	of general application, Second Additional Provision of Law 13/1985, of May 25 on investment ratios, own funds and information obligations of financial intermediaries (“Law 13/1985”). Consideration has also been given to Royal Decree 1065/2007, of July 27 (“RD 1065/2007);

(b)	for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 promulgating the IIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax;

(c)	for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004, of March 5 promulgating the Consolidated Text of the CIT Law, and Royal Decree 1777/2004, of July 30 promulgating the CIT Regulations; and

(d)	for individuals and entities who are not resident for tax purposes in Spain which are subject to (“NRIT”), and Royal Decree 1776/2004, of July 30 promulgating the NRIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax.

Whatever the nature and residence of the holders of relevant securities, the acquisition and transfer of the relevant securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.

1. Tax Rules for Senior Notes and Subordinated Notes Listed on an Organized Market in an OECD Country

The following summary assumes that the relevant securities will be listed on an organized market in an OECD country.

1(a). Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the relevant securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 21% to 27%).

The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 21%). Under Royal Decree 1065/2007, as amended by Royal Decree 1145/2011, income obtained in respect of the notes will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides the relevant issuer or, if applicable, the Guarantor, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Nevertheless, withholding tax at the applicable rate (currently 21%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 2.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

1(b). Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the relevant securities are subject to CIT (at the current general tax rate of 30%) in accordance with the rules for this tax.

Income derived from the transfer, redemption or repayment of the relevant securities will be subject to withholding tax as provided by the CIT Regulations, to the extent that the relevant securities do not satisfy the requirements laid down by the Directorate General for Taxation’s (Dirección General de Tributos) response to a consultation on July 27, 2004, indicating that in the case of issuances made by entities with tax residency in Spain, application of the exemption requires that the relevant securities be placed outside Spain in another OECD country and traded on organized markets in OECD countries.

For withholding on income derived from payment of interest of the relevant securities see “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

1(c). Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the relevant securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the senior notes or subordinated notes by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides the relevant issuer or, if applicable, the Guarantor, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to inheritance or gift taxes.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Reporting and Withholding Obligations of the Issuer

In accordance with Section 44 of Royal Decree 1065/2007 (“Section 44”), as amended by Royal Decree 1145/2011 of July 29, income obtained from debt securities or preferred securities which are originally listed on an organized market in an OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides the relevant issuer with a statement containing the following information:

(i)	identification of the securities; and

(ii)	total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44, the relevant paying agent should provide the relevant issuer with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver such statement on a timely basis, the related payment will be subject to Spanish withholding tax (currently at the general rate of 21%). In such an event, the relevant issuer or the Guarantor, as the case may be, will pay the relevant holder such additional amounts as may be necessary in order that the net amount received by such holder after such withholding equals the sum of the respective amounts of principal, premium, if any, and interest, if any, which would otherwise have been receivable in respect of the relevant securities in the absence of such withholding, except as otherwise indicated in this prospectus or the relevant prospectus supplement.

2. Tax Rules for Senior Notes and Subordinated Notes not Listed on an Organized Market in an OECD Country

2(a). Withholding on Account of IIT, CIT and NRIT

If the senior notes or subordinated notes are not listed on an organized market in an OECD country on any payment date, interest payments to beneficial owners in respect of such securities not listed on an organized market in an OECD country will be subject to withholding tax, currently at a rate of 21%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. The treaty generally provides for a withholding rate of 10% for U.S. Residents.

2(b). Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 2.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

2(c). Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

3. Tax Rules for Payments Made by the Guarantor

Payments made by the Bank acting as guarantor to security holders will be treated as interest for Spanish tax purposes and subject to the same tax rules previously set out for payments made by BBVA U.S. Senior and BBVA Subordinated Capital.

U.S. TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of BBVA ADSs, ordinary shares, BBVA senior and subordinated notes, BBVA U.S. Senior senior notes and BBVA Subordinated Capital subordinated notes but it does not purport to be a comprehensive description of all of the tax considerations, including the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare Contribution tax, that may be relevant to a particular person’s decision to acquire such securities. The material U.S. federal income tax consequences of the acquisition, ownership and disposition of rights to acquire ordinary shares, of convertible notes and of preferred securities issued by BBVA or BBVA International Preferred will be described in the applicable prospectus supplement. With the exception of the discussion under “—Legislation Affecting Taxation of Notes Held by or Through Foreign Entities” which applies to all prospective investors, the summary applies only to U.S. Holders described below that hold ordinary shares, ADSs, senior notes or subordinated notes as capital assets for tax purposes and, in the case of senior notes or subordinated notes, acquire such notes pursuant to the offering at the “issue price”, which will equal the first price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold for money. This summary does not address all of the tax consequences that may be relevant to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or foreign currencies;

•	persons holding ADSs, ordinary shares, senior notes or subordinated notes as part of a hedge, straddle, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who own or are deemed to own 10% or more of our voting shares; and

•	persons holding ADSs, ordinary shares, senior notes or subordinated notes in connection with a trade or business conducted outside the United States; and

This summary does not address the tax treatment of the preferred securities or subordinated notes following any taking of a Regulatory Bail-in Action with respect to such securities or any guarantees thereof.

A “U.S. Holder” is a beneficial owner of ordinary shares, ADSs, BBVA senior or subordinated notes, BBVA U.S. Senior senior notes or BBVA Subordinated Capital subordinated notes, as applicable, who is eligible for benefits of the Treaty (as defined in “Spanish Tax Considerations” above) and is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds the ordinary shares, ADSs, senior notes or subordinated notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding ordinary shares, ADSs, senior notes or subordinated notes and partners in such partnerships should consult their tax advisors with regard to the U.S. federal income tax treatment of their investment in such securities.

The summary is based upon the tax laws of the United States including the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, the summary is based on the Treaty and, in the case of ADSs, is based in part on representations of the depositary and assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. Prospective purchasers of the ADSs, ordinary shares, senior notes or subordinated notes are urged to consult their tax advisors as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of such securities in their particular circumstances, including the effect of any U.S. state or local tax laws. This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

BBVA ADSs or Ordinary Shares

For United States federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs and vice-versa.

The U.S. Treasury has expressed concerns that parties to whom depositary shares are pre-released or intermediaries in the chain of ownership between U.S. holders and the issuer of the security underlying the depositary share may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of depositary shares. Such actions would also be inconsistent with the claiming of the reduced rate of tax applicable to dividends received by certain noncorporate U.S. Holders, as described below. Accordingly, the analysis of the creditability of Spanish taxes described below, and the availability of the reduced tax rate for dividends received by certain noncorporate U.S. Holders, could be affected by future actions that may be taken by the parties to whom the depositary shares are pre-released or such intermediaries.

This discussion assumes that BBVA is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes (as discussed below).

Taxation of Distributions

Distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, made with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid to noncorporate U.S. Holders may be taxable at favorable rates applicable to long-term capital gains. Noncorporate U.S. Holders should consult their tax advisors to determine the implications of the rules regarding these favorable rates in their particular circumstances.

The amount of a distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the depositary or U.S. Holder in fact converts any euro received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt. In general, any foreign currency gain or loss will be ordinary gain or loss.

Subject to applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for Spanish NRIT taxes withheld by BBVA or its paying agent not in excess of the applicable rate under the Treaty. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all foreign taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.

Sale and Other Disposition of ADSs or Shares

Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

Based upon certain proposed Treasury regulations (“Proposed Regulations”) we believe that we were not a PFIC for U.S. federal income tax purposes for our 2012 taxable year. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, less than 25% owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

In general, if we were treated as a PFIC for any taxable year during which a U.S. Holder held ADSs or ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition of an ADS or an ordinary share would be allocated ratably over the U.S. Holder’s holding period for the ADS or the ordinary share. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar tax rules would apply to any distribution in respect of ADSs or ordinary shares to the extent in excess of 125% of the average of the annual distributions on ADSs or ordinary shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available (including a mark-to-market election) to U.S. persons that may help mitigate the adverse consequences described above.

Additionally, if a U.S. Holder owns ADSs or ordinary shares during any year in which we are a PFIC, such holder would be required to make an annual return (including reporting with respect to distributions received from BBVA and any gain realized on the sale or other taxable disposition of ADSs or ordinary shares). Furthermore, if we are a PFIC in any taxable year in which we pay a dividend or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain noncorporate U.S. Holders would not apply.

BBVA U.S. Senior Notes or BBVA Subordinated Capital Subordinated Notes

Payments of Interest

Interest paid on a senior note or subordinated note (each, a “note”) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, and additional amounts paid in respect thereof, if any. Interest income earned by a U.S. Holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Spanish taxes withheld at a rate not exceeding the Treaty rate from interest income on a note which are not otherwise refundable under Spanish tax law may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, or, at the election of the U.S. Holder, for deduction in computing the U.S. Holder’s taxable income, in each case subject to generally applicable limitations and conditions. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Special rules governing the treatment of interest paid with respect to original issue discount notes and foreign currency notes are described below.

Original Issue Discount

A note that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued at an original issue discount for federal income tax purposes (and will be referred to as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a Short-Term Note (as defined below). The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate or, subject to certain conditions, certain floating rates.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.

A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, U.S. Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount, de minimis original issue discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).

In general, floating rate notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, as such terms are defined in applicable Treasury regulations, will have qualified stated interest if interest is unconditionally payable at least annually during the term of the note at a rate that is considered to be a single qualified floating rate or a single objective rate under the following rules; provided that the issue price of the note does not exceed the total noncontingent principal payments due under the note by more than an amount equal to the lesser of (x) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date or (y) 15% of the total noncontingent principal payments. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes is denominated.

If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If a floating rate note provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such note will constitute qualified stated interest and will therefore not be treated as having been issued with original issue discount unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount) in excess of the specified de minimis amount. If floating rate notes are issued with original issue discount, the U.S. federal income tax treatment of such notes will be more fully described in the applicable prospectus supplement.

A note that matures one year or less from its date of issuance (a “Short-Term Note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a Short-Term Note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so (but should include in income any stated interest upon receipt). Accrual method U.S. Holders and cash method U.S. Holders who so elect are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

Amortizable Bond Premium

If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note. Special rules may apply in the case of notes that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder’s income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce the U.S. Holder’s tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the permission of the Internal Revenue Service.

If a U.S. Holder makes a constant-yield election (as described under “—Original Issue Discount” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount included in income and decreased by any bond premium previously amortized and principal payments previously received.

Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply in the case of a Short-Term Note, to the extent of any accrued discount not previously included in the U.S. Holder’s taxable income. See “—Original Issue Discount” above. The deductibility of capital losses is subject to limitations.

Foreign Currency Notes

The rules applicable to foreign currency notes could require some or all of the gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of foreign currency notes.

A U.S. Holder who uses the cash method of accounting and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted into U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.

An accrual-method U.S. Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. Holder may recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of cash-method U.S. Holders who are required to currently accrue original issue discount.

A U.S. Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot revoke the election without the consent of the Internal Revenue Service.

Original issue discount and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as it would have been treated on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any bond premium will be taken into account in determining the overall gain or loss on the notes and any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. Holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.

A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the U.S. Holder’s tax basis (including adjustments for original issue discount included as income and any bond premium previously amortized or principal payments received), will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, (or if the note is traded on an established securities market, on the settlement date if the U.S. Holder is a cash basis U.S. Holder or an electing accrual basis U.S. Holder); and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the U.S. Holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. The foreign currency gain or loss for U.S. Holders will be U.S.-source. Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a Short-Term Note, to the extent of any discount not previously included in the U.S. Holder’s income).

A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. Provided the foreign currency notes are traded on an established securities market, a cash-method U.S. Holder who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. An accrual-method U.S. Holder may elect the same treatment for all purchases and sales of foreign currency notes, provided the foreign currency notes are traded on an established securities market. This election cannot be revoked without the consent of the Internal Revenue Service. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

A U.S. Holder may be required to file a reportable transaction disclosure statement with the U.S. Holder’s U.S. federal income tax return, if such U.S. Holder realizes a loss on the sale or other disposition of a foreign currency note and such loss is greater than applicable threshold amounts, which differ depending on the status of the U.S. Holder. A U.S. Holder that claims a deduction with respect to a foreign currency note should consult its own tax adviser regarding the need to file a reportable transaction disclosure statement.

Information Reporting and Backup Withholding

Payments of dividends on, interest and the proceeds from a sale or other disposition of, ADSs, ordinary shares, senior notes or subordinated notes that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals (and under proposed Treasury regulations, certain entities) may be required to report information relating to securities issued by a non-U.S. person, subject to certain exceptions (including an exception for securities held in accounts maintained by U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs, ordinary shares or notes.

Potential FATCA withholding after December 31, 2016

Certain provisions of the Code as well as certain intergovernmental agreements between the United States and certain other countries (including Spain), together with expected local country implementing legislation, may impose 30% withholding on certain payments made in respect of the notes, ADSs and ordinary shares (“FATCA withholding”), to the extent such payments are considered “foreign passthru payments” (which term is not yet defined). FATCA withholding would apply only if the payments are made to a recipient (including an intermediary) that is a “foreign financial institution” that has not entered into an agreement with the U.S. Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA and are made on (i) notes treated as debt for U.S. federal income tax purposes that are issued or materially modified on or after the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are filed or (ii) ADSs, ordinary shares or notes treated as equity for U.S. federal income tax purposes, in each case, only if the payment is made on or after the later of January 1, 2017 and the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are published. It is not yet clear whether or to what extent payments on the ADSs, ordinary shares or notes will be treated as foreign passthru payments.

The United States has entered into intergovernmental agreements with Spain and certain other jurisdictions and is in the process of negotiating intergovernmental agreements with many other countries. It is not yet certain how the United States and these jurisdictions will address “foreign passthru payments” or if withholding will be required at all under such agreements.

If FATCA withholding is required, none of the issuers, the Guarantor or any paying agent will pay any additional amounts with respect to any amounts so withheld. If any FATCA withholding is imposed by the United States, a beneficial owner of notes, ADSs or ordinary shares that is not a foreign financial institution may be entitled to a refund of amounts withheld by filing a U.S. federal income tax return. A beneficial owner of notes, ADSs, or ordinary shares that is a foreign financial institution will be able to obtain a refund of FATCA withholding imposed by the United States only to the extent an applicable income tax treaty with the United States entitles it to an exemption from, or reduced rate of, tax on the payment that was subject to FATCA withholding. Prospective investors and beneficial owners of notes, ADSs and ordinary shares should consult their tax advisers as to how these rules may apply to payments they receive under the notes, ADSs and ordinary shares and their ability to obtain a refund of any FATCA withholding.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities described in this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities described in this prospectus, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities described in this prospectus.

Each purchaser or holder of a security covered by this prospectus, and each fiduciary who causes any entity to purchase or hold a security covered by this prospectus, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities described in this prospectus. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security covered by this prospectus will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities described in this prospectus would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We and, in the case of the preferred securities of BBVA International Preferred, the senior debt securities of BBVA U.S. Senior and the subordinated debt securities of BBVA Subordinated Capital, the relevant subsidiary issuer, may sell the securities being offered by this prospectus: (1) through selling agents; (2) through underwriters; (3) through dealers; and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours or the subsidiary issuers. In addition, we may issue our ordinary shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders.

We and the relevant subsidiary issuer may designate selling agents from time to time to solicit offers to purchase these securities. We or the relevant subsidiary issuer, as the case may be, will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act and state any commissions we or the relevant subsidiary issuer are to pay to that agent in the applicable prospectus supplement or term sheet. That agent will be acting on a reasonable efforts basis for the period of its appointment unless otherwise indicated in the applicable prospectus supplement or term sheet.

If we or any relevant subsidiary issuer use any underwriters to offer and sell these securities, we and the relevant subsidiary issuer, if any, will enter into an underwriting agreement with those underwriters when we and the relevant subsidiary issuer, if any, and they determine the offering price of the securities, and we and the relevant subsidiary issuer, if any, will include the names of the underwriters and the terms of the transaction, including the compensation the underwriters will receive, in the applicable prospectus supplement or term sheet.

If we offer our ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If we or a subsidiary issuer use(s) a dealer to offer and sell these securities, we or the relevant subsidiary issuer will sell the securities to the dealer, as principal, and will name the dealer and include the terms of the transaction in the applicable prospectus supplement or term sheet. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

A subsidiary issuer’s or our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us or the relevant subsidiary issuer, and the sale of those securities may be made by us or the relevant subsidiary issuer directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement or term sheet.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable prospectus supplement or term sheet so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us, a subsidiary issuer or any of our other subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement or term sheet will identify any remarketing firm and the terms of its agreement, if any, with us, a subsidiary issuer or any of our other subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities they remarket.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities covered by the prospectus. As an exception to these rules, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing such securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of such securities compared to the price available under any over-allotment option. The underwriters may also sell the securities covered by this prospectus in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, such securities or any other securities in the open market to stabilize the price of such securities or of any other securities. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. Any of these activities may raise or maintain the market price of such securities above independent market levels or prevent or retard a decline in the market price of such securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us and/or a subsidiary issuer, as the case may be, to indemnification by us and/or such subsidiary issuer against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us and/or such subsidiary issuer in the ordinary course of business.

If so indicated in the applicable prospectus supplement or term sheet, we and the relevant subsidiary issuer will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us or the relevant subsidiary issuer at the public offering price stated in the applicable prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These contracts will be subject only to those conditions described in the applicable prospectus supplement or term sheet, and the applicable prospectus supplement or term sheet will state the commission payable for solicitation of these offers.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent an initial offering of the securities will be distributed by an affiliate of ours or of one of the subsidiary issuers, each such offering of securities will be conducted in compliance with the requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement or term sheet and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us, one or more subsidiary issuers and/or our, its and/or their affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

VALIDITY OF THE SECURITIES

The validity of our and the subsidiary issuers’ securities, where applicable, and certain other matters of Spanish law will be passed upon for us and the subsidiary issuers by J&A Garrigues S.L.P., our and the subsidiary issuers’ Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us and the subsidiary issuers by Davis Polk & Wardwell LLP, our and the subsidiary issuers’ U.S. counsel, and for any underwriters or agents by Sidley Austin LLP, the underwriters’ U.S. counsel.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from BBVA’s 2012 Form 20-F, and the effectiveness of the BBVA Group internal control over financial reporting have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

Each of BBVA and the subsidiary issuers is a limited liability company (sociedad anónima) organized under the laws of Spain. Substantially all of our directors and executive officers and all of the directors and officers of the subsidiary issuers, and certain of the experts named in this document, are not residents of the United States. All or a substantial portion of our assets and the assets of the subsidiary issuers and those persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. We and the subsidiary issuers are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. We and the subsidiary issuers have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the preferred securities, senior notes and subordinated notes and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as agent in New York City to accept service of process in any such action.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

$1,000,000,000 3.000% Fixed Rate Senior Notes Due 2020

PROSPECTUS SUPPLEMENT

Joint Bookrunners

BBVA	Citigroup	Deutsche Bank Securities	Morgan Stanley

October 13, 2015